Exhibit 1.1
Rocket Lab Corporation
Common Stock
($0.0001 par value)
EQUITY DISTRIBUTION AGREEMENT
May 20, 2026
As Agents and/or, if applicable, Forward Sellers
BofA Securities, Inc.
One Bryant Park
New York, NY 10036

BTIG, LLC
65 East 55th Street
New York, NY 10022

Cantor Fitzgerald & Co.
110 East 59th Street
New York, NY 10022

Citizens JMP Securities, LLC
101 California Street, Suite 1700
San Francisco, CA 94111

Craig-Hallum Capital Group LLC
323 N. Washington Ave., Suite 300
Minneapolis, MN 55401

Deutsche Bank Securities Inc.
1 Columbus Circle
New York, NY 10019

Goldman Sachs & Co. LLC
200 West Street
New York, NY 10282

KeyBanc Capital Markets Inc.
127 Public Square
Cleveland, OH 44114

Morgan Stanley & Co. LLC
1585 Broadway
New York, NY 10036

Needham & Company, LLC
250 Park Avenue
New York, NY 10177

Nomura Securities International, Inc.
309 West 49th Street
New York, NY 10019

Robert W. Baird & Co. Incorporated
777 E. Wisconsin Avenue
Milwaukee, WI 53202

Roth Capital Partners, LLC
888 San Clemente Drive, Suite 400
Newport Beach, CA 92660

Stifel, Nicolaus & Company, Incorporated
787 Seventh Avenue, 11th Floor
New York, NY 10019

TD Securities (USA) LLC
1 Vanderbilt Avenue, 11th Floor
New York, NY 10017

Wells Fargo Securities, LLC
500 West 33rd Street, 14th Floor
New York, NY 10001

As Forward Purchasers
Bank of America, N.A.
One Bryant Park
New York, NY 10036

Citizens JMP Securities, LLC
101 California Street, Suite 1700
San Francisco, CA 94111

Deutsche Bank AG, London Branch
21 Moorfields, London EC2Y 9DB
Telephone: 44 20 7545 8000

c/o Deutsche Bank Securities Inc.
1 Columbus Circle
New York, NY 10019

Goldman Sachs & Co. LLC
200 West Street
New York, NY 10282

KeyBanc Capital Markets Inc.
127 Public Square
Cleveland, OH 44114

Morgan Stanley & Co. LLC
1585 Broadway
New York, NY 10036

Nomura Global Financial Products, Inc.
309 West 49th Street
New York, NY 10019

Robert W. Baird & Co. Incorporated
777 E. Wisconsin Avenue
Milwaukee, WI 53202

Stifel, Nicolaus & Company, Incorporated
787 Seventh Avenue, 11th Floor
New York, NY 10019

The Toronto-Dominion Bank
c/o TD Securities (USA) LLC, as agent
1 Vanderbilt Avenue
New York, NY 10017

Wells Fargo Bank, National Association
500 West 33rd Street, 14th Floor
New York, NY 10001

Ladies and Gentlemen:
Rocket Lab Corporation, a Delaware corporation (the “Company”), confirms its agreement with each of BofA Securities, Inc., BTIG, LLC (“BTIG”), Cantor Fitzgerald & Co. (“Cantor”), Citizens JMP Securities, LLC (“Citizens”), Craig-Hallum Capital Group LLC (“Craig-Hallum”), Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC (“Goldman”), KeyBanc Capital Markets Inc. (“KeyBanc”), Morgan Stanley & Co. LLC (“Morgan Stanley”), Needham & Company, LLC (“Needham”), Robert W. Baird & Co. Incorporated (“Baird”), Roth Capital Partners, LLC (“Roth”), Stifel, Nicolaus & Company, Incorporated (“Stifel”), TD Securities (USA) LLC and Wells Fargo Securities, LLC, as sales agent, and, together with Nomura Securities International, Inc. (“Nomura Securities” (acting through BTIG as agent)), as forward seller (except with respect to BTIG, Cantor, Craig-Hallum, Needham and Roth) and/or as principal (in any such capacity, each, an “Agent”, and collectively, the “Agents”), and Bank of America, N.A., Citizens, Deutsche Bank AG, London Branch, Goldman, KeyBanc, Morgan Stanley, Nomura Global Financial Products, Inc. (“Nomura Global”), Baird, Stifel, The Toronto-Dominion Bank and Wells Fargo Bank, National Association each as a forward purchaser (in such capacity, each a “Forward Purchaser”, and collectively, the “Forward Purchasers”) with respect to the issuance and/or sale from time to time, in the manner and subject to the terms and conditions described below in this Equity Distribution Agreement (this “Agreement”), of shares (the “Shares”) of the Company’s common stock, $0.0001 par value (the “Common Stock”), having an aggregate gross sales price not to exceed $3,000,000,000, on the terms set forth in this Agreement. For purposes of clarity, it is understood and agreed by the parties hereto that, if Shares are offered or sold through any Agent (including Nomura Securities (acting through BTIG as agent)) acting as forward seller for a Forward Purchaser (each, a “Forward Seller” and collectively, the “Forward Sellers”), then such Forward Seller shall be acting as sales agent for such Forward Purchaser with respect to the offering and sale of such Shares. For the avoidance of doubt, BTIG is not acting as a Forward Seller. Only an Agent that is, or is affiliated with, a Forward Purchaser may act as Forward Seller for such Forward Purchaser, except that Nomura Securities may act as Forward Seller for Nomura Global.

The Company agrees that whenever it determines to sell Shares directly to an Agent or Agents as principal(s) it will enter into a separate written Terms Agreement (each, a “Terms Agreement”), in substantially the form of Annex I hereto, relating to such sale in accordance with Section 2(k) hereof (each such transaction being referred to as a “Principal Transaction”). The Company may also enter into one or more initially-priced forward stock purchase transactions with any of the Forward Purchasers (an “Initially-Priced Forward Transaction”) or one or more collared forward stock purchase transactions with Goldman or Morgan Stanley, as the Forward Purchaser (a “Collared Forward Transaction”, and each of an Initially-Priced Forward Transaction and a Collared Forward Transaction, a “Forward Transaction”), as set forth in a separate letter agreement, the forms of which are attached hereto as Annex II and Annex III respectively (an “Initially-Priced Forward Confirmation” and a “Collared Forward Confirmation”, each a “Confirmation”, and together, the “Confirmations”). Under each Confirmation, the Company will, on the terms and subject to the conditions set forth in such Confirmation and in this Agreement, deliver and sell to the applicable Forward Purchaser or an affiliate thereof (including the Forward Seller affiliated with such Forward Purchaser) up to the maximum number of shares of Common Stock as may be sold in accordance with this Agreement in connection with such Confirmation. In connection with any Confirmation entered into as contemplated by this Agreement, it is contemplated that the applicable Forward Purchaser or an affiliate thereof will attempt to borrow and then offer, through the applicable Forward Seller, as sales agent on behalf of such Forward Purchaser, the applicable Shares for sale on the terms and subject to the conditions set forth in this Agreement. Any shares of Common Stock to be issued and delivered by the Company pursuant to any Confirmation are hereby referred to herein as the “Confirmation Shares”.

References herein to “this Agreement” or to matters contained “herein” or “hereunder,” or words of similar import, mean this Equity Distribution Agreement, any applicable Terms Agreement and any applicable Confirmation. Unless the context requires otherwise, references herein to the “Company” mean (i) prior to the Holding Company Reorganization, Rocket Lab Corporation’s predecessor Rocket Lab USA, Inc. and (ii) following the Holding Company Reorganization, Rocket Lab Corporation. “Holding Company Reorganization” means the holding company reorganization in accordance with Section 251(g) of the General Corporation Law of the State of Delaware pursuant to the Agreement and Plan of Merger, dated as of May 23, 2025, by and among Rocket Lab USA, Rocket Lab Corporation and Rocket Lab Merger Sub, Inc.
The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement”, as defined under Rule 405 (“Rule 405”) under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3, covering the public offering and sale of certain securities of the Company, including the Shares, under the 1933 Act and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”). The “Registration Statement”, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”); provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of the Registration Statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B (“Rule 430B(f)(2)”), including the exhibits and schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The base prospectus filed as part of such automatic shelf registration statement, as amended in the form in which it has been filed most recently with the Commission in accordance with Section 3(b) or 3(c) hereof, including the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Base Prospectus”. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Shares in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”). Such final prospectus supplement, as amended by the prospectus supplement filed most recently with the Commission in accordance with Section 3(b), 3(c) or 3(n) hereof, as the case may be, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Prospectus Supplement”. The Base Prospectus, as amended by the Prospectus Supplement and any applicable pricing supplement thereto, in the form the Base Prospectus, the Prospectus Supplement and any such pricing supplement are first furnished to the Agents for use in connection with the offering and sale of Shares, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).
As used in this Agreement:

“Applicable Time” means, with respect to any offer and sale of Shares, the time immediately prior to the first contract of sale for such Shares, or such other time as agreed by the Company and the applicable Agent.
“General Disclosure Package” means each Issuer General Use Free Writing Prospectus, if any, issued prior to the Applicable Time, the most recent Prospectus filed with the Commission in accordance with Section 3(a), 3(b), 3(c) or 3(n) hereof that is distributed to investors prior to the Applicable Time and the number of Shares and the initial offering price per Share, all considered together.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus approved by the Agents and the Forward Purchasers or, in the case of a specific offer and sale of Shares, the applicable Agent and the applicable Forward Purchaser, as the case may be, pursuant to Section 3(l) hereof that is furnished to the Agents and the Forward Purchasers or such Agent or such Forward Purchaser, as the case may be, for general distribution to investors, as evidenced by communications between the Company, the Agents and the Forward Purchasers or such Agent or such Forward Purchaser, as the case may be.
“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “made,” “stated” or “referred to” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time relating to the particular Shares; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”) incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time relating to the particular Shares.
Section 1. Representations and Warranties. The Company represents and warrants to each of the Agents and each of the Forward Purchasers at the date of this Agreement, each Registration Statement Amendment Date (as defined in Section 3(o) hereof), each Company Periodic Report Date (as defined in Section 3(n) hereof), each Company Earnings Report Date (as defined in Section 3(o) hereof), each Request Date (as defined in Section 3(o) hereof), each Applicable Time and each Settlement Date (as defined in Section 2(h) hereof) (collectively, a “Representation Date”), and agrees with each of the Agents and each of the Forward Purchasers, as follows:
(i)Compliance of the Registration Statement, the Prospectus and Incorporated Documents. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an automatic shelf registration statement under Rule 405 and the Shares have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations (“Rule 401(g)(2)”) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.
Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and as of each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2), complied in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations. Each of any preliminary prospectus and the Prospectus and any amendment or supplement thereto, at the time it was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and is identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.
(ii)Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time or at any Settlement Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At each Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include any untrue statement of a material fact or omitted, omits or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at any Settlement Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were or hereafter are filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentences of this Section 1(ii) do not apply to statements in or omissions from any such document based upon written information furnished to the Company by the Agents, individually or collectively, in writing expressly for use therein.
(iii)Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto, including any document incorporated by reference therein, that has not been superseded or modified. Any offer that is a written communication relating to the Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.
(iv)Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying in all material respects with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption of Rule 163, (D) at the date of this Agreement and any Terms Agreement, and (E) at each Applicable Time, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405.
(v)Company Not Ineligible Issuer. (A) At the time of filing the Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares, (C) at the date of this Agreement and any Terms Agreement and (D) at each Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.
(vi)Independent Accountants. Deloitte & Touche LLP (“Deloitte”), which has certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Accounting Oversight Board.
(vii)Financial Statements; Non-GAAP Financial Measures. The financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated therein and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby. Except as included in the Registration Statement, the General Disclosure Package and the Prospectus, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, any preliminary prospectus or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission's rules and guidelines applicable thereto.
(viii)No Material Adverse Change. Neither the Company nor any of its subsidiaries has, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been (x) any change in the capital stock other than as a result of (i) the grant, vesting, exercise, or settlement (including any “net” or “cashless” exercises or settlements), if any, of stock options and restricted stock units or other equity incentives pursuant to the Company’s equity-based incentive plans that are described in the Registration Statement, the General Disclosure Package, and the Prospectus, (ii) the repurchase of shares of capital stock, if any, granted under the Company’s equity-based incentive plans that are described in the Registration Statement, the General Disclosure Package and the Prospectus, and (iii) the issuance, if any, of stock upon conversion, exercise or exchange of the Company’s securities as described in the Registration Statement, the General Disclosure Package and the Prospectus and including any dividend or distribution declared, paid, or otherwise made, or long-term debt of the Company or any of its subsidiaries, taken as a whole, or (y) any Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting the business, properties, general affairs, management, financial position, stockholders’ equity, or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.
(ix)Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and to enter into and perform its obligations under, and to consummate the transactions contemplated in, this Agreement and each Confirmation. The Company is duly qualified as a foreign corporation for the transaction of business and is in good standing (where such concept exists) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(x)Good Standing of Subsidiaries. Each significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act) of the Company (each, a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) has been duly incorporated or organized and is validly existing as a corporation or other business organization in good standing under the laws of its jurisdiction of incorporation, formation or organization, to the extent the concept of “good standing” is applicable under the laws of such jurisdiction, except where the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(xi)Capitalization; Listing of Common Stock. The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus under the heading “Description of Capital Stock” and all of the issued shares of capital stock of the Company outstanding prior to the issuance of the Shares to be sold by the Company, have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus; and all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares, except as pursuant to that certain Master Equipment Financing Agreement, dated as of December 29, 2023, between Trinity Capital Inc., Rocket Lab USA, Inc. and the other borrowers listed on Annex 1 thereto and except as otherwise set forth in the Registration Statement, the General Disclosure Package and the Prospectus) are owned directly or indirectly by the Company or a subsidiary of the Company, free and clear of all liens, encumbrances, equities, or claims. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company or any other person or entity. The Company’s Common Stock has been registered pursuant to Section 12(b) of the 1934 Act and the Shares have been submitted for listing on the Nasdaq Global Select Market (“Nasdaq”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or the listing of the Common Stock (including the Shares) on Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing.
(xii)Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
(xiii)Authorization and Description of Shares. The Shares have been duly authorized for issuance and sale by the Company pursuant to this Agreement and, when issued and delivered by the Company against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable. The Common Stock conforms in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus and such statements conform to the rights set forth in the instruments defining the same. The issuance of the Shares or any Confirmation Shares is not subject to any preemptive or similar rights of any securityholder of the Company or any other person or entity except as may have been duly waived in connection with any registration rights or participation rights. No holder of Shares or Confirmation Shares will be subject to personal liability by reason of being such a holder.
(xiv)Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and have been waived.
(xv)Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its Significant Subsidiaries is (A) in violation of its certificate of incorporation or by-laws (or other applicable organizational document), (B) in violation of any statute or any judgment, order, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries, or any of their properties or respective business, or (C) in default in the performance or observance of any obligation, agreement, covenant, or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (B) and (C), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of this Agreement and each Confirmation and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of Shares and any Confirmation Shares and the use of the proceeds from the sale thereof as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all requisite action and do not and will not, whether with or without the giving of notice or passage of time or both, (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, (ii) result in any violation of the provisions of the certificate of incorporation or by-laws (or other applicable organizational document) of the Company or any of its Significant Subsidiaries, or (iii) result in any breach or violation of any statute or any judgment, order, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties, except, in the case of clauses (i) and (iii) above for such conflicts, breaches, defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(xvi)Absence of Labor Dispute. Except as would not, individually or in the aggregate, have or reasonably be expected to have, a Material Adverse Effect, no labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened.
(xvii)Absence of Proceedings. Other than as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal, governmental, or regulatory inquiries, investigations, actions, demands, claims, suits, arbitrations, or proceedings (each, an “Action”) pending to which the Company or any of its Significant Subsidiaries or, to the Company’s knowledge, any officer or director of the Company in such capacity, is a party or to which any property or assets of the Company or any of its Significant Subsidiaries is the subject which, if determined adversely to the Company or any of its Significant Subsidiaries, or such officer or director, would individually or in the aggregate, (i) reasonably be expected to have a Material Adverse Effect or (ii) affect the ability of the Company to perform its obligations under this Agreement or any Confirmation, including the issuance and sale of the Shares and any Confirmation Shares, or to consummate the transactions contemplated in the Registration Statement, the General Disclosure Package and the Prospectus. To the Company’s knowledge, no such Actions are threatened by any government or regulatory authority or body and there has been no occurrence of any event or circumstance that would reasonably be expected to give rise or serve as the basis of any Action against the Company, any of its Significant Subsidiaries, or any officer or director in such capacity which, if determined adversely to the Company or any of its Significant Subsidiaries, or such officer or director, would individually or in the aggregate, (i) reasonably be expected to have a Material Adverse Effect or (ii) affect the ability of the Company to perform its obligations under this Agreement.
(xviii)Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, any preliminary prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.
(xix)Absence of Further Requirements. No consent, approval, waiver, authorization, order, or qualification of, or registration, declaration or filing with, or notification to or with any such court or governmental or regulatory agency or body is required for the execution, delivery and performance by the Company of each of this Agreement, any Confirmation, the issuance and sale of the Shares or Confirmation Shares or the consummation by the Company of the transactions contemplated by this Agreement or any Confirmation, except for (A) as have been previously obtained, (B) as may be required by the 1933 Act, the 1933 Act Regulations, or the rules and regulations of Nasdaq, (C) such consents, approvals, waivers, authorizations, orders, qualifications, registrations, declarations, filings or notifications as may be required by Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities or Blue Sky laws in connection with the purchase, resale and distribution of the Shares by the Agents and (D) where the failure to obtain such consent, approval, waiver, authorization, order, or qualification of, or registration, declaration or filing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(xx)Possession of Licenses and Permits. The Company and its subsidiaries possess, maintain and are in compliance with all licenses, registrations, permits, franchises, consents, approvals, certificates, orders, qualifications, designations and other authorizations from, and have made all declarations and filings with, all governmental or regulatory authorities, required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on and conduct their respective businesses as currently conducted by them and as described in the Registration Statement, the General Disclosure Package and the Prospectus to be conducted by them (collectively, “Permits”), except where the failure to obtain, possess or be in compliance with such Permits would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect. All such Permits are in full force and effect, and the Company and its subsidiaries, to the Company’s knowledge, are not in default or violation under any such Permits, except where the failure of the Permits to be in full force and effect and with respect to any default or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no event has occurred, and no condition or circumstance exists, that could reasonably be expected to (with or without notice or lapse of time) constitute or result directly or indirectly in a violation of or a failure to comply with any Permit, except where such violation of or failure to comply with such Permit would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any written notice of proceedings related to the revocation, suspension, modification, or non-renewal of any Permits that, in each case, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect. The Company has not received any written notice or other communication from any governmental or regulatory authority or body regarding any actual or possible violation of, or failure to comply with, any Permit or any actual or possible revocation, withdrawal, suspension, cancellation, non-renewal, termination or modification of any Permit, except for any possible violation of, or failure to comply with any Permit or any actual or possible revocation, withdrawal, suspension, cancellation, non-renewal, termination or modification of any Permit would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(xxi)Title to Property. The Company and its subsidiaries have valid title to all real and personal property (other than Intellectual Property (as defined below), which is addressed exclusively in subsection (xxii)), owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens other than as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, encumbrances and defects except such as are described in the Registration Statement, the General Disclosure Package and the Prospectus or such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases (subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium, or other similar laws relating to or affecting rights or remedies of creditors generally; (ii) the application of general principles of equity (including without limitation, concepts of materiality, reasonableness, good faith, and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity); and (iii) applicable laws and public policy with respect to rights to indemnity and contribution) with such exceptions as are not material and do not materially interfere with the use made of such property and buildings by the Company and its subsidiaries.
(xxii)Possession of Intellectual Property. Other than as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries own, or otherwise have the right to use, all patents, trademarks, service marks, trade names, domain names and other source indicators, copyrights, know-how, trade secrets and other proprietary or confidential information and all other intellectual property rights (collectively, “Intellectual Property”) which are necessary for or used in the conduct of their respective businesses as currently conducted or which are otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus as being owned or used by them (collectively, “Company Intellectual Property”), (ii) the Company and its subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any third party, (iii) neither the Company nor any of its subsidiaries has received any written notice or claim of any infringement, misappropriation or other violation of, or conflict with, any Intellectual Property of any person, (iv) there is no threatened action, suit, proceeding or claim by others against the Company or any of its subsidiaries: (A) challenging the Company’s or its subsidiaries’ rights in or to any Company Intellectual Property or (B) challenging the validity, enforceability or scope of any Company Intellectual Property, (v) to the Company’s knowledge, no third party is infringing, misappropriating or otherwise violating Company Intellectual Property owned by the Company or its subsidiaries, and (vi) the Company and its subsidiaries have complied with the terms of each agreement pursuant to which Company Intellectual Property has been licensed to the Company or any subsidiary, and all such agreements are in full force and effect.
(xxiii)Environmental Laws. (i) The Company and its subsidiaries (a) are, and have been in compliance with any and all applicable foreign, federal, state and local laws (including common law), rules, regulations, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health and safety, the environment and natural resources, or to hazardous or toxic substances, wastes, or materials, pollutants or contaminants (collectively, “Environmental Laws”), (b) have received all permits, licenses, or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) are in compliance with all terms and conditions of any such permit, license or approval, and (d) have not received any written notice of any actual or potential liability or obligation under or relating to any Environmental Law, or any actual or potential violation of any Environmental Law, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of each of (a) through (d) above, for any such matter that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (ii) (a) there is no Action under Environmental Laws to which a governmental entity is a party, that is pending or, to the knowledge of the Company, contemplated against the Company or any of its subsidiaries that is reasonably believed will result in the imposition of monetary sanctions of $300,000 or more; (b) to the knowledge of the Company, there are no facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, that would reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (c) none of the Company or its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.
(xxiv)ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) no Plan is subject to Section 412 of the Code or Section 302 or Title IV of ERISA; (iv) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any material liability under Title IV of ERISA in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); (v) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and (vi) to the Company’s knowledge, there is no pending audit or investigation by the U.S. Internal Revenue Service, the U.S. Department of Labor or any other governmental agency or any non-U.S. regulatory agency with respect to any Plan, except in each case with respect to the events or conditions set forth in (i) through (vi) hereof, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect, (A) there has not occurred nor is reasonably likely to occur a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year and (B) neither the Company nor any of its subsidiaries has or has had any “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) with respect to any Plan.
(xxv)Accounting Controls and Disclosure Controls. The Company maintains a system of internal control over financial reporting as such term is defined under Rule 13a-15(f) under the 1934 Act Regulations that (i) complies with the requirements of the 1934 Act applicable to the Company, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and (iii) except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission's rules and guidelines applicable thereto to the extent required. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act Regulations) that are designed to comply in all material respects with the requirements of the 1934 Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, such disclosure controls and procedures are effective.
(xxvi)Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), with which the Company is required to comply.
(xxvii)Payment of Taxes. All tax returns of the Company and the Company’s subsidiaries required by law to be filed have been timely filed, subject to permitted extensions, and all taxes (including any interest, additions to tax or penalties applicable thereto), which are required to be paid by them, have been duly and timely paid in full, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company or the Company’s subsidiaries in accordance with GAAP or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No deficiencies for taxes of the Company or any of its subsidiaries have been asserted, or could reasonably be expected to be asserted, against the Company or any of its subsidiaries or any of their respective properties or assets that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(xxviii)Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, in such amounts and insures against such losses and risks as are prudent and customary in the businesses in which they are engaged, except where this would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, except where this would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(xxix)Investment Company Act. The Company is not required, and upon the issuance and sale of the Shares or Confirmation Shares as contemplated herein and the application of the proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not be required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxx)Absence of Manipulation. Prior to the date hereof, neither the Company nor any of its affiliates has taken, nor will the Company or any such affiliate take, directly or indirectly, any action which is designed to or which has constituted or which might have been expected to cause or result in, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Shares in violation of Regulation M under the 1934 Act.
(xxxi)Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries, nor any of their directors, officers, employees, nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries (a) has (i) made, offered, promised, authorized, solicited, or received, any unlawful contribution, gift, entertainment, bribe, kickback, unlawful payment of money or anything else of value, or other unlawful expense or will take any action in furtherance of such activities; (ii) made, offered, promised, authorized, solicited or received any direct or indirect unlawful payment of money or anything else of value to or from foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or will take any action in furtherance of such activities in violation of any Anti-Bribery and Anti-Corruption Laws; or (iii) directly or indirectly violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the Bribery Act 2010 of the United Kingdom, the False Claims Act (31 U.S.C. §§ 3729-3733), or any other applicable anti-bribery or anti-corruption law (hereinafter, the “Anti-Bribery and Anti-Corruption Laws”); or (b) has been the subject of any actual, or, to the Company’s knowledge, suspected, threatened allegations, government or regulatory investigations, litigation, voluntary, mandatory, or directed disclosure to any government entity (including but not limited to the U.S. Department of Justice, U.S. Securities Exchange Commission, or U.K. Securities Fraud Office), or whistleblower reports in any way related to the Anti-Bribery and Anti-Corruption Laws. The Company and its subsidiaries have conducted and will conduct their businesses in compliance with applicable Anti-Bribery and Anti-Corruption Laws. The Company and its subsidiaries have instituted, maintained and enforced and will continue to maintain and enforce policies and procedures designed to promote and achieve compliance with Anti-Bribery and Anti-Corruption Laws.
(xxxii)Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by Title III of the Uniting and Strengthening of America by Providing Appropriate Tools to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (“USA Patriot Act”), and the rules and regulations promulgated thereunder, and the anti-money laundering laws and the rules and regulations thereunder of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, the “Anti-Money Laundering Laws”) and no Action involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened. The Company and its subsidiaries have instituted, maintained and enforced and will continue to maintain and enforce policies and procedures designed to promote and achieve compliance with the Anti-Money Laundering Laws.
(xxxiii)OFAC. Neither the Company nor any of its subsidiaries nor any director, officer, or, to the knowledge of the Company, agent or employee of the Company or any of its subsidiaries: (i) is an individual or entity (as used in this Section 1(xxxiii), a “Person”) that is the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, any Person listed in any sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, the European Union, and European Union Member State, the United Kingdom, the United Nations Security Council, or any other relevant sanctions authority (collectively, “Sanctions”), nor is any such Person located, organized or resident in a country or territory that is the subject or target of comprehensive Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Syria, and the so-called Donetsk People’s Republic and so-called Luhansk People’s Republic regions of Ukraine and any other Covered Region of Ukraine identified pursuant to Executive Order 14065) (collectively, “Sanctioned Countries”), or is 50-percent or more owned or controlled by any such Person or Persons acting for or on behalf of such Person or Persons (a

“Sanctioned Person”); (ii) subject to disbarment or any list-based designation under applicable trade, export control, import, and antiboycott laws and regulations imposed, administered, or enforced by the U.S. government, including the Arms Export Control Act (22 U.S.C. § 1778), the International Emergency Economic Powers Act (50 U.S.C. §§ 1701–1706), Section 999 of the Internal Revenue Code, the U.S. customs laws at Title 19 of the U.S. Code, the Export Control Reform Act of 2018 (50 U.S.C. §§ 4801-4861), the International Traffic in Arms Regulations (22 C.F.R. Parts 120–130), the Export Administration Regulations (15 C.F.R. Parts 730-774), the U.S. customs regulations at 19 C.F.R. Chapter 1, and the Foreign Trade Regulations (15 C.F.R. Part 30); and (b) all applicable trade, export control, import, and antiboycott laws and regulations imposed, administered or enforced by any other country, except to the extent inconsistent with U.S. law (collectively, “Trade Controls”); or (iii) will use or request to use the proceeds of the sale of the Shares or Confirmation Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity to fund or facilitate any activities of or business with or involving any Sanctioned Person, or in any Sanctioned Country, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Agent, Forward Purchaser, underwriter, advisor, investor or otherwise) of Sanctions applicable to any party hereto. Since April 24, 2019, the Company and its subsidiaries and their respective directors, officers, and to the knowledge of the Company, employees and agents have: (i) complied with applicable Sanctions and Trade Controls; (ii) not knowingly engaged in any dealings or transactions with or involving any Sanctioned Person, or in any Sanctioned Country; (iii) maintained in place and implemented controls and systems to comply with applicable Sanctions and Trade Controls; and (iv) not been the subject of or otherwise involved in investigations or enforcement actions by any governmental authority or other legal proceedings with respect to any actual or alleged violations of Sanctions or Trade Controls, and has not been notified in writing of any such pending or threatened actions. The Company and its subsidiaries will conduct their businesses in compliance with applicable Sanctions and Trade Controls and will continue to maintain and implement controls and systems to comply with applicable Sanctions and Trade Controls.
(xxxiv)Covered Foreign Person. The Company is not a “covered foreign person”, as that term is defined in 31 C.F.R. § 850.209.
(xxxv)Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus the Company (A) does not have any material lending or other relationship with the Agents, the Forward Purchasers or any bank, lending or other affiliates thereof and (B) does not intend to use any of the proceeds from the sale of the Shares or Confirmation Shares to repay any outstanding debt owed to an Agent, a Forward Purchaser or any of their respective affiliates.
(xxxvi)Statistical and Market-Related Data. Any third-party statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.
(xxxvii)No Commissions. Neither the Company nor any of its subsidiaries are a party to any contract, agreement or understanding with any person (other than as contemplated by this Agreement or any Confirmation) that would give rise to a valid claim against the Company or any of its subsidiaries or the Agents or the Forward Purchasers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of any Shares or the sale of any Confirmation Shares.
(xxxviii)Actively-Traded Security. The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the 1934 Act by subsection (c)(1) of such rule.
(xxxix)Government Contracts. With respect to each contract (including any purchase, delivery or task order, basic ordering agreement, pricing agreement, letter contract, grant, cooperative agreement, or change order) between the Company or any of its subsidiaries, on one hand, and any governmental authority or any prime contractor or subcontractor (at any tier) of any governmental authority, on the other hand (“Government Contract”) and any proposals or bids submitted for any Government Contract, during the three years prior to the date hereof: (i) neither the Company nor any of its subsidiaries nor any of their respective directors, officers, principals, or, to the knowledge of the Company, any current employee is or has been suspended or debarred, proposed for debarment or suspension, declared ineligible or determined non-responsive from holding, performing or bidding on any Government Contract, and no such proceeding regarding suspension, debarment, ineligibility or non-responsibility has been commenced or, to the Company’s knowledge, threatened in writing; (ii) the Company and each of its subsidiaries have complied, in all material respects, with all laws applicable to Government Contracts and the terms and conditions of (including all representations and certifications relating to) each Government Contract; (iii) neither the Company nor any of its subsidiaries has received any written notice of termination for default or cause, cure notice, or show cause notice; (iv) neither the Company nor any of its subsidiaries has received any written notice of any audits by any governmental or regulatory authority; and (v) neither the Company nor any of its subsidiaries has made any voluntary or mandatory disclosure to any governmental authority with respect to any irregularity, misstatement, significant overpayment, or actual, alleged, or potential violation of law, except, in the case of the foregoing clauses (ii), (iii) and (v), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(xl)Cybersecurity. The Company and its subsidiaries have implemented and maintained industry standard controls, policies, procedures, and safeguards to maintain and protect their confidential information and Personal Data (as defined below) and the integrity, continuous operation, redundancy and security of all IT Systems (as defined below) and data (including all Personal Data) used in connection with their businesses and have required Data Partners (as defined below), to have implemented the same, and except as described in the Registration Statement, the General Disclosure Package and the Prospectus, (i) the information technology assets and equipment, computers, systems networks, hardware, software, websites, applications, and databases used in connection with their businesses (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and are free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; (ii) there have been no breaches, violations, outages or accidental or unlawful destruction, loss, alteration or unauthorized uses of or accesses to, or disclosures of or other compromises of the IT Systems, confidential information and/or Personal Data (each, a “Security Incident”), except for those that have been remediated without material cost or liability or the duty to notify any other person or for any such breaches, violations, outages or unauthorized uses or accesses to the same; (iii) the Company and its subsidiaries are presently and have been since January 1, 2021 and, to the Company’s knowledge, all affiliates, vendors, processors, or other third parties processing or otherwise accessing, or sharing material Personal Data by, for, with or on behalf of the Company and its subsidiaries (“Data Partners”) are, in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, binding industry guidelines and standards, internal policies and contractual obligations relating to the IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, disclosure, misappropriation or modification, including, without limitation, the Federal Trade Commission Act (“FTC Act”), the California Consumer Protection Act, and all other applicable laws and regulations with respect to Personal Data, wiretapping, the interception of electronic communications, the tracking or monitoring of online activity, and email, text message, or telephone communications (“Privacy Laws”); and (iv) the Company and its subsidiaries have not received notice of or been required to notify any Person or Governmental Entity of any actual or potential Security Incident and/or violation of any Privacy Laws and there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the Company’s knowledge, threatened in writing against the Company or its subsidiaries alleging non-compliance with Privacy Laws and/or in relation to any Security Incident; except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Personal Data” shall mean all data relating to an identified or identifiable, is capable of being associated with, or could be linked, directly or indirectly, or used to contact or locate a natural person, and/or is “personally identifiable information,” “personal information,” “personal data” or similar term under all applicable laws and regulations.

(xli)No Downgrade. There are no securities or preferred stock of or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined under Section 15E under the Exchange Act.
(xlii)Confirmations. On the date of each Confirmation, such Confirmation will have been duly authorized, executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability and except that rights to indemnity thereunder may be limited by applicable law and public policy; and the description of each Confirmation set forth in the General Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus, if any, is and will be true, correct and complete in all material respects.
(xliii)Confirmation Shares. All Confirmation Shares have been duly authorized for issuance and sale by the Company to the applicable Forward Purchasers or any of their respective affiliates pursuant to such Confirmations and, when issued and delivered by the Company in accordance with such Confirmation upon payment of any consideration required by such Confirmation, will be validly issued, fully paid and non-assessable. The issuance, sale and delivery by the Company of Confirmation Shares to a Forward Purchaser pursuant to any Confirmation in accordance with the terms thereof and the delivery by such Forward Purchaser or any of its affiliates of such Confirmation Shares, during the term of and at any settlement of such Confirmation, to close out open borrowings of Common Stock created in the course of the hedging activities by such Forward Purchaser or any of its affiliates relating to such Forward Purchaser’s exposure under such Confirmation, do not and will not require registration under the 1933 Act. For the avoidance of doubt, references to “Confirmation Shares” shall include any shares of Common Stock pledged by the Company pursuant to a Collared Forward Transaction and references to the issuance, sale or delivery thereof shall include a pledge thereof. Prior to the first date on which the Company shall enter into a Confirmation with any Forward Purchaser, the Confirmation Shares will have been approved for listing on Nasdaq, subject only to official notice of issuance. The Company has reserved and has available, and will reserve and keep available at all times, free of preemptive rights, the maximum number of authorized and unissued shares of Common Stock necessary to satisfy the Company’s obligations to issue Shares pursuant to this Agreement and Confirmation Shares pursuant to any Confirmation.
Any certificate signed by any officer or other authorized signatory of the Company and delivered to the Agents and the Forward Purchasers or to counsel for the Agents and the Forward Purchasers shall be deemed a representation and warranty by the Company to the Agents and the Forward Purchasers as to the matters covered thereby.
Section 2. Sale and Delivery of Shares.
a.Subject to the terms and conditions set forth herein, (i) in connection with any offer or sale of Shares through the applicable Agent acting as sales agent for the Company or directly to the applicable Agent acting as principal, the Company agrees to issue and sell Shares through the applicable Agent acting as sales agent for the Company or directly to the applicable Agent acting as principal from time to time and (ii) if the Company enters into a Confirmation with any Forward Purchaser, then, in consultation with such Forward Purchaser and the applicable Forward Seller (which shall be either the same entity as such Forward Purchaser or an affiliate or agent of such Forward Purchaser), instruct such Forward Seller, acting as sales agent for such Forward Purchaser, to offer and sell the Shares borrowed by such Forward Purchaser or an affiliate thereof from third parties as contemplated by such Confirmation, on the terms and subject to the conditions set forth in this Agreement and such Confirmation. Sales of the Shares, if any, through an Agent acting as sales agent for the Company or directly to an Agent acting as principal or through an Agent acting as Forward Seller, will be made by any method permitted by law, including without limitation by means of ordinary brokers’ transactions on Nasdaq or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Company acknowledges and agrees that sales of Shares under this Agreement may be made through affiliates of the Agents, and that the

Agents may otherwise fulfill their respective obligations pursuant to this Agreement to or through an affiliated broker-dealer.
b.The Shares are to be sold through an Agent or Agents on any day (other than a day on which Nasdaq is scheduled to close prior to its regular weekday closing time) (each, a “Trading Day”) on which (i) the Company has instructed such Agent to make such sales and (ii) the Company has satisfied its covenants and conditions specified in Sections 4 and 5 hereof. Such instructions shall specify whether the applicable Shares will be borrowed by a Forward Purchaser or an affiliate thereof and sold through the applicable Agent acting as Forward Seller in connection with hedging a Forward Transaction pursuant to a Confirmation as contemplated by clause (ii) of Section 2(a) above. On any Trading Day, the Company may instruct any one of the Agents to offer and/or sell Shares and, if it determines to do so, shall instruct the applicable Agent by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by such Agent) as to the maximum number of Shares to be sold on such Trading Day and the minimum price per Share at which such Shares may be sold (such instruction, a “Sales Notice”). Subject to the terms and conditions specified herein (including, without limitation, the accuracy of the representations and warranties of the Company and the performance by the Company of its covenants and other obligations, contained herein and the satisfaction of the additional conditions specified in Section 5 hereof) and, in the case of such Sales Notice relating to a Forward Transaction, the acceptance of such Sales Notice by the applicable Forward Purchaser, (i) such Agent shall use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell all of the Shares so designated by the Company as sales agent for the Company or as Forward Seller for the applicable Forward Purchaser, as the case may be, in accordance with such instruction and (ii) in the case of a Forward Transaction, such Forward Purchaser will use its commercially reasonable efforts, consistent with its normal trading and sales practices, to borrow such Shares from third-party stock lenders. For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or security holders of the Company or its subsidiaries or to a trustee or other person acquiring Shares for the accounts of such persons in which any of the Agents is acting for the Company in a capacity other than as Agent under this Agreement. The Company, the Agents and the Forward Purchasers each acknowledge and agree that (A) there can be no assurance that any Agent will be successful in selling any Shares or that any Forward Purchaser will be successful in borrowing any Shares and (B) none of the Agents and the Forward Purchasers will incur any liability or obligation to the Company if they fail to sell or borrow Shares for any reason other than a failure to use their respective commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell or borrow such Shares as required by this Agreement. Notwithstanding anything to the contrary in this Agreement, any Agent or Forward Purchaser may decline, for any reason in its sole discretion, to act as sales agent for the Company, or as Forward Seller of the applicable Forward Purchaser, with respect to one or more sets of Company instructions for the sale of the Shares. In addition to the foregoing, any Sales Notice to Nomura Securities, as Forward Seller, is also subject to acceptance by BTIG, and such Sales Notice shall not be effective against Nomura Securities until accepted by both Nomura Securities and BTIG. Such Sales Instruction, for the avoidance of doubt, may be accepted or rejected by Nomura Securities or BTIG, in its sole discretion.
c.The Company or the Agent through whom the sale of Shares are to be made as sales agent for the Company or as Forward Seller for the applicable Forward Purchaser, as the case may be, on any Trading Day may, upon notice to the other party and if applicable, to the Forward Purchaser by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by the receiving party), suspend the offering of Shares with respect to which such Agent is so acting as sales agent for the Company or Forward Seller for any reason and at any time; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Shares sold, or with respect to Shares that an investor has agreed to purchase, hereunder prior to the giving of such notice.
d.The gross sales price of any Shares sold pursuant to this Agreement by the applicable Agent acting as sales agent of the Company or as Forward Seller of the applicable Forward Purchaser, as the case may be, shall be equal to, in the discretion of such Agent but subject to the specific instructions of the Company and, if applicable, such Forward Purchaser, the market price prevailing at the time of sale for the Shares sold by such Agent on Nasdaq or otherwise, at prices related to prevailing market prices or at negotiated prices. The compensation payable to an Agent for sales of Shares with respect to which such Agent acts as sales agent of the Company shall be equal to up to 2.0% of the gross sales price for such Shares. In connection with each Forward Transaction, the compensation payable to a Forward Seller shall be, in the case of an Initially-Priced Forward Transaction, in the form of a reduced initial forward sale price, and in the case of a Collared Forward Transaction, in the form of a deduction from the proceeds the Company receives on any component prepayment date or settlement date thereunder, as applicable, in each case equal to up to 2.0% of the volume weighted average of the gross sales price for such Shares. The remaining proceeds, after further deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any Governmental Entity or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company or such Forward Purchaser, as the case may be, for such sales (the “Net Proceeds”). The applicable Agent and the applicable Forward Purchaser, as the case may be, shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be made. Notwithstanding the foregoing, in the event the Company engages an Agent as sales agent of the Company or as Forward Seller of the applicable Forward Purchaser, as the case may be, for the sale of Shares that would constitute a “distribution” within the meaning of Rule 100 of Regulation M under the 1934 Act, the Company and such Agent will agree to compensation for such Agent that is customary for such sales.
e. If acting as sales agent of the Company or as Forward Seller of the applicable Forward Purchaser with respect to an Initially-Priced Forward Transaction, as the case may be, the applicable Agent shall provide written confirmation to the Company following the close of trading on Nasdaq on each Trading Day on which Shares are sold under this Agreement setting forth the number of Shares sold on such day, the aggregate gross sales proceeds of the Shares, the aggregate Net Proceeds to the Company or the applicable Forward Purchaser, as the case may be, and the aggregate compensation payable by the Company to such Agent with respect to such sales. For the avoidance of doubt, the Forward Seller under a Collared Forward Transaction shall not be required to provide such written confirmation.
f.Under no circumstances shall the aggregate gross sales price or number, as the case may be, of Shares offered or sold pursuant to this Agreement, or which are the subject of instructions to an Agent as sales agent of the Company or as Forward Seller of the applicable Forward Purchaser, as the case may be, pursuant to Section 2(b) hereof, exceed the aggregate gross sales price or number, as the case may be, of Shares (i) referred to in the preamble paragraph of this Agreement, as reduced by prior sales of Shares under this Agreement, (ii) available for sale under the Registration Statement or (iii) duly authorized from time to time to be issued and sold under this Agreement by the Company or approved for listing on Nasdaq, and, in each case referred to in clause (ii) and (iii), notified to the Agents and the Forward Purchasers in writing. In addition, under no circumstances shall any Shares with respect to which the Agent acts as sales agent be offered or sold, or be the subject of instructions to an Agent as sales agent pursuant to Section 2(b) hereof, at a price lower than the minimum price therefor duly authorized from time to time by the Company and notified to the Agents and the Forward Purchasers in writing, and the Company shall not enter into any Confirmation with respect to a number of Confirmation Shares in excess of the number of Confirmation Shares duly authorized, reserved and available from time to time for issuance and sale under such Confirmation or listed or approved for listing on Nasdaq. None of the Agents or the Forward Purchasers shall have any responsibility for maintaining records with respect to Shares available for sale under the Registration Statement or for determining the aggregate gross sales price, number or minimum price of Shares duly authorized by the Company, the number of Confirmation Shares available for issuance and sale under any Confirmation or for compliance with any of the other restrictions set forth above in this paragraph (f).
g.If the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act are not satisfied with respect to the Company or the Shares, the Company shall promptly notify the Agents and the Forward Purchasers and future offers and sales of Shares through the Agents on an agented basis for the Company or for the applicable Forward Purchaser, as the case may be, under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. If the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act become satisfied with respect to the Company or the Shares, the Company shall promptly notify the Agents and the Forward Purchasers.
h.Settlement for sales of Shares will occur on the first business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to in writing by the Company or the applicable Forward Purchaser and the applicable Agent (each such day, a “Settlement Date”). On each Settlement Date for the sale of Shares through an Agent as sales agent of the Company or as Forward Seller of the applicable Forward Purchaser, as the case may be, such Shares shall be delivered by the Company to such Agent in book-entry form to such Agent’s account at The Depository Trust Company against payment by such Agent of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Company or the applicable Forward Purchaser, as the case may be. If the Company shall default on its obligation to deliver Shares through an Agent as sales agent for the Company on any Settlement Date, the Company shall (i) indemnify and hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay such Agent any commission to which it would otherwise be entitled absent such default.
i.Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or instruct an Agent to offer or sell, any Shares through an Agent as sales agent of the Company or as Forward Seller of the applicable Forward Purchaser, as the case may be (and, by notice to the Agents and the Forward Purchasers given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for any such offer or sale of any Shares prior to the commencement of the periods referenced below), and the Agents shall not be obligated to make any such offer or sale of Shares, and the Company shall not enter into any Confirmation, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 2(j) hereof, at any time during the period commencing on the 10th business day prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.
j.Notwithstanding clause (ii) of Section 2(i) hereof, if the Company wishes to offer or sell Shares to an Agent as sales agent of the Company or as Forward Seller of the applicable Forward Purchaser, as the case may be, or enter into any Confirmation at any time during the period from and including an Earnings Announcement through and including the corresponding Filing Time, the Company shall first (i) prepare and deliver to such Agent and such Forward Purchaser (with a copy to counsel for the Agents and the Forward Purchasers) a Current Report on Form 8-K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Agent and such Forward Purchaser, and, prior to its filing, obtain the written consent of such Agent and such Forward Purchaser to such filing (which consent shall not be unreasonably withheld), (ii) provide such Agent and such Forward Purchaser with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 3(o), (p) and (q), respectively, hereof, (iii) afford such Agent and such Forward Purchaser the opportunity to conduct a due diligence review in accordance with Section 3(t) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 2(j) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 3(o), (p) and (q), respectively, hereof, and (B) this Section 2(j) shall in no way affect or limit the operation of clause (i) of Section 2(i) hereof, which shall have independent application.
k.The Agents shall not have any obligation to purchase Shares as principal, whether from the Company or otherwise, unless the Company and the applicable Agent agree as set forth below. Shares purchased from the Company by the applicable Agent, individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between such Agent and the Company as evidenced by a Terms Agreement. The applicable Agent’s commitment to purchase Shares from the Company as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Company, and performance by the Company of its covenants and other obligations, herein contained and shall be subject to the terms and conditions herein set forth. At the time of each Terms Agreement, the applicable Agent shall specify the requirements, if any, for the officers’ certificate, opinions and letters of counsel and accountants’ letter pursuant to Section 3(o), (p) and (q), respectively, hereof. In the event of a conflict between the terms of this Agreement and a Terms Agreement, the terms of such Terms Agreement shall control.
l.If the Company enters into a Confirmation with a Forward Purchaser, then, as set forth in such Confirmation and notwithstanding anything herein to the contrary, in the event that such Forward Purchaser or an affiliate thereof is unable to borrow and deliver any Shares for sale under this Agreement pursuant to the terms of such Confirmation or such Forward Purchaser or an affiliate thereof would incur a stock loan cost that is equal to or greater than the rate set forth in the applicable Confirmation to do so, then the applicable Forward Seller shall be obligated to use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell only the aggregate number of Shares that such Forward Purchaser or an affiliate thereof is able to, and that in the commercially reasonable judgment of such Forward Purchaser it is practicable to, so borrow below such cost. For the avoidance of doubt, the obligations of any Forward Seller, any Forward Purchaser or affiliate thereof hereunder with respect to the borrowing of or offer or sale of any Shares in connection with a Forward Transaction shall be subject to the related Confirmation being effective and not having been terminated. Additionally, to the extent a Confirmation provides for a reduction of Confirmation Shares relating to the period in which the applicable Forward Seller is selling Shares pursuant to this Agreement, such Forward Seller shall be obligated to use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell only the aggregate number of Shares equal to such reduced number of Confirmation Shares. In the event of a conflict between the terms of this Agreement and a Confirmation, the terms of such Confirmation shall control.
Section 3. Covenants. The Company agrees with the Agents and the Forward Purchasers:
a.Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b) and 3(c) hereof, will use its commercially reasonable efforts to comply with the requirements of Rule 430B, and will promptly notify the Agents and the Forward Purchasers, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Shares shall become effective or any amendment or supplement to the Prospectus shall have been filed (other than an amendment or supplement providing solely for the determination of the terms of an offering of securities unless related to an offering of Shares, as to which the Company will only be obligated to notify the applicable Agent and the applicable Forward Purchaser), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) or of the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of any Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with any offering of Shares. In connection with a Terms Agreement, the Company will prepare and file with the Commission, subject to Section 3(c) hereof, a pricing supplement with respect to the offer and sale of Shares covered by such Terms Agreement. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. In the event of any issuance of a notice of objection, by the Commission, the Company shall take all necessary action to permit offers and sales of Shares by or through the Agents, including, without limitation, amending the Registration Statement or filing a new shelf registration statement relating thereto. The Company shall pay the required Commission filing fees relating to the Shares prior to the time the initial Prospectus Supplement is filed with the Commission or the time any subsequent Prospectus Supplement that increases the gross offering price or number of Shares that may offered and sold under this Agreement from that referenced in the immediately preceding Prospectus Supplement filed with the Commission.
b.Continued Compliance with Securities Laws. The Company will use its commercially reasonable efforts to comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of sales of Shares and Confirmation Shares as contemplated in this Agreement, the Confirmations and in the Registration Statement, the General Disclosure Package and the Prospectus. If any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agents and the Forward Purchasers or counsel to the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, including, without limitation, the filing of any document incorporated by reference therein, in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly (A) give the Agents and the Forward Purchasers or, in the case of an offer and sale of Shares to the applicable Agent as principal, such Agent written notice of such event or condition, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Agents and the Forward Purchasers or such Agent, as the case may be, with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement and use its commercially reasonable efforts to have any amendment to the Registration Statement declared effective by the Commission as soon as possible if the Company is no longer eligible to file an automatic shelf registration statement; provided, however, that the Company shall not file or use any such amendment or supplement to which the Agents, the Forward Purchasers or such Agent, as the case may be, or counsel for the Agents and the Forward Purchasers shall reasonably object.
c.Filing or Use of Amendments and Supplements. The Company will give the Agents and the Forward Purchasers or, in the case of an offer and sale of Shares to the applicable Agent as principal, such Agent written notice of its intention to file or use (i) any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus (other than an amendment or supplement thereto relating solely to the offering of securities unless related to an offering of Shares), whether pursuant to the 1933 Act, the 1934 Act or otherwise, (ii) any new Prospectus Supplement that includes information in addition to the information referred to in Section 3(n) hereof or (iii) a pricing supplement disclosing the offer and sale of Shares covered by a Terms Agreement, will furnish the Agents and the Forward Purchasers or such Agent, as the case may be, with copies of any such document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Agents or the Forward Purchasers or such Agent, as the case may be, or counsel for the Agents and the Forward Purchasers shall reasonably object.
d.Delivery of Registration Statements. The Company has furnished or will deliver to the Agents and the Forward Purchasers and counsel for the Agents and the Forward Purchasers, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts; provided, however, that the Company shall not be required to furnish any document to any Agent, any Forward Purchaser or their counsel to the extent such document is available on EDGAR.
e.Delivery of Prospectuses. The Company will furnish to the Agents and the Forward Purchasers or, in the case of an offer and sale of Shares to the applicable Agent as principal, such Agent, without charge, upon execution of this Agreement and thereafter during the period in which a prospectus is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with any offer or sale of Shares, such number of copies of the Prospectus (as amended or supplemented) as the Agents, the Forward Purchasers or such Agent, as the case may be, may reasonably request.

The Company will also furnish, upon request of the Agents, the Forward Purchasers or such Agent, as the case may be, copies of the Prospectus (as amended or supplemented) to each exchange or market on which sales of Shares were made as may be required by the rules and regulations of such exchange or market. The Prospectus and any amendments or supplements thereto furnished in accordance with this Section will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
f.Reporting Requirements. The Company, during the period in which a prospectus is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with any offer or sale of Shares, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods prescribed by, and meeting the requirements of, the 1934 Act and the 1934 Act Regulations. Additionally, the Company shall report the use of the net proceeds from the sale of any Shares and any Confirmation Shares as may be required under the 1933 Act and the 1933 Act Regulations, including, if applicable, Rule 463 of the 1933 Act Regulations.
g.Blue Sky Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Agents and the Forward Purchasers or, in the case of an offer and sale of Shares to the applicable Agent as principal, such Agent to qualify the Shares and Confirmation Shares for offering and sale under the applicable securities laws of such states and non-U.S. jurisdictions as the Agents, the Forward Purchasers or such Agent, as the case may be, may, from time to time, designate and to maintain such qualifications in effect so long as required to complete the sale of the Shares contemplated by this Agreement or the sale and delivery of any Confirmation Shares pursuant to any Confirmation; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
h.Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agents and the Forward Purchasers the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act, which requirement may be satisfied by publicly filing the required information on EDGAR.
i.Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Shares pursuant to this Agreement and the sale of any Confirmation Shares pursuant to any Confirmation in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”
j.Listing. The Company will use its commercially reasonable efforts to effect and maintain the listing of the Shares and Confirmation Shares on, and satisfy the requirements of, Nasdaq.
k.Notice of Certain Actions. During the period beginning on the commencement of an offering of Shares under this Agreement and ending on the applicable Settlement Date, the Company will not, without the prior written consent of the Agents and the Forward Purchasers, unless it gives the Agents and the Forward Purchasers at least three business days’ prior written notice, (i) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap, agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder or any Confirmation Shares sold or delivered pursuant to any Confirmation, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion or exchange of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus,

(C) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant, vesting or settlement of a restricted stock unit (including any “net” or “cashless” exercises or settlements), or the exercise, conversion or exchange of a security outstanding on the date hereof, (D) any shares of Common Stock or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (E) the filing of any registration statement on Form S-8 or a successor form thereto relating to securities granted or to be granted pursuant to the Company’s equity incentive plans, (F) facilitating the establishment or amendment of a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the 1934 Act, for the transfer of shares of Common Stock (G) any shares of Common Stock, or securities convertible into or exercisable for Common Stock, offered and sold in privately negotiated transactions to vendors, customers, strategic partners or potential strategic partners or other investors conducted in a manner so as not to be integrated with the offering of Shares hereby; provided, that the aggregate number of shares of Common Stock issued under this clause (G) shall not exceed five percent (5%) of the number of shares of Common Stock outstanding immediately prior to giving effect to such issuance, or (H) any issuance of shares of Common Stock in connection with mergers or acquisitions of business, entities, property or other assets, joint ventures or strategic alliances, provided that the aggregate number of shares of Common Stock issuance under this clause (H) pursuant to any such arrangement shall not exceed five percent (5%) of the number of shares of Common Stock outstanding immediately prior to giving effect to such issuance. Upon receipt of any written notice contemplated above, an Agent may suspend its activity under this Agreement for such period of time as deemed appropriate by such Agent.
l.Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the applicable Agent and the applicable Forward Purchaser, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433. The Company represents that it has treated and agrees that it will treat each such free writing prospectus consented to by the applicable Agent and the applicable Forward Purchaser as an “issuer free writing prospectus,” as defined in Rule 433, and that it will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus any event shall occur or condition shall exist as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the applicable Agent and the applicable Forward Purchaser and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
m.No Stabilization or Manipulation. The Company agrees that neither it nor any affiliate of the Company will take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Shares or to result in a violation of Regulation M under the 1934 Act.
n.Update of Activity under this Agreement. The Company shall disclose (i) in each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any fiscal quarterly period (which, in the case of an Annual Report on Form 10-K, would mean the last quarterly period of the fiscal year) in which sales of Shares were made by or through an Agent under this Agreement or any sales or deliveries of Confirmation Shares were made pursuant to a Confirmation (each date on which any such document or amendment thereto is filed, a “Company Periodic Report Date”), or (ii) to the extent required by applicable law and/or interpretations of the Commission, in Prospectus Supplements for each such fiscal quarterly period, the number of Shares sold by or through the Agents under this Agreement, the number of Confirmation Shares sold or delivered, if any, pursuant to any Confirmations during such fiscal quarterly period and the net proceeds received by the Company and the total number of remaining Confirmation Shares issuable by the Company under any outstanding Confirmations as of the last day of such fiscal quarterly period.

o.Delivery of Future Officers’ Certificates. Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agent as principal on a Settlement Date, (B) promptly after each (i) date on which the Registration Statement shall be amended or a new registration statement relating to the Shares shall become effective or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of securities, including the Shares, (2) in connection with the filing of a Prospectus Supplement that contains solely the information referred to in Section 3(n) hereof, or (3) in connection with the filing of any Current Report on Form 8-K (other than an Earnings 8-K and any other Current Report on Form 8-K which contains financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K under Item 2.02 of such form that is considered “filed” under the 1934 Act) (each such date, a “Registration Statement Amendment Date”), (ii) date on which an Earnings 8-K shall be filed with the Commission as contemplated by Section 2(j) hereof (a “Company Earnings Report Date”) and (iii) Company Periodic Report Date, and (C) promptly after each reasonable request by the Agents and the Forward Purchasers (each date of any such request by the Agents and the Forward Purchasers, a “Request Date”), the Company will, unless the applicable Agent or applicable Forward Purchaser agrees otherwise, furnish or cause to be furnished to the Agents and the Forward Purchasers or, in the case of clause (A) above, the applicable Agent an officers’ certificate, dated such Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers, or, in the case of clause (A) above, such Agent, as the case may be, to the effect that the statements contained in the officers’ certificate referred to in Section 5(f) hereof that was last furnished to the Agents and the Forward Purchasers or, in the case of clause (A) above, such Agent, as the case may be, are true and correct as of the date of such certificate as though made at and as of the date of such certificate (except that such statements shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(f) hereof that, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate. The requirement to provide a certificate pursuant to this Section 3(o) shall be waived for any Registration Statement Amendment Date, Company Periodic Report Date or Request Date occurring at a time when no Sales Notice is pending. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any such date when the Company relied on such waiver and did not provide the applicable Agent and the applicable Forward Purchaser a certificate pursuant to this Section 3(o), then before the Company delivers the Sales Notice to the applicable Agent and the applicable Forward Purchaser, the Company shall promptly provide the applicable Agent and the applicable Forward Purchaser such certificate. As used in this Section 3(o), to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.
p.Delivery of Future Opinions and Letters of Counsel. Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agent as principal on a Settlement Date and (B) promptly after each Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, the Company will, unless the Agents and the Forward Purchasers agree otherwise, furnish or cause to be furnished to the Agents and the Forward Purchasers or, in the case of clause (A) above, the applicable Agent the written opinions and letters of each of counsel to the Company (who shall be reasonably acceptable to the Agents and the Forward Purchasers or, in the case of clause (A) above, such Agent, as the case may be) and counsel to the Agents and the Forward Purchasers, dated such Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers, or, in the case of clause (A) above, such Agent, as the case may be, of the same tenor as the respective opinions and letters referred to in Section 5(b) and 5(c), as applicable, hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such opinion and letter or, in lieu of any such opinion and letter, counsel last furnishing such opinion and letter to the Agents and the Forward Purchasers or, in the case of clause (A) above, such Agent, as the case may be, shall furnish the Agents and the Forward Purchasers or, in the case of clause (A) above, such Agent, as the case may be, with a letter substantially to the effect that the Agents and the Forward Purchasers or, in the case of clause (A) above, such Agent, as the case may be, may rely on such counsel’s last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter authorizing reliance). The requirement to provide any opinion or letter pursuant to this Section 3(p) shall be waived for any Registration Statement Amendment Date, Company Periodic Report Date or Request Date occurring at a time when no Sales Notice is pending. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any such date when the Company relied on such waiver and did not provide the applicable Agent and the applicable Forward Purchaser a certificate pursuant to this Section 3(p), then before the Company delivers the Sales Notice to the applicable Agent and the applicable Forward Purchaser, the Company shall promptly provide the applicable Agent and the applicable Forward Purchaser such opinion or letter. As used in this Section 3(p), to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.
q.Delivery of Future Accountants’ Letters. Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agent as principal on a Settlement Date and (B) promptly after each Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, the Company will, unless the Agents and the Forward Purchasers agree otherwise, cause its independent accountants to furnish to the Agents or, in the case of clause (A) above, the applicable Agent a letter, dated such Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers, or, in the case of clause (A) above, such Agent, as the case may be, of the same tenor as the letter referred to in Section 5(d) hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter. The requirement to provide such letters pursuant to this Section 3(q) shall be waived for any Registration Statement Amendment Date, Company Periodic Report Date or Request Date occurring at a time when no Sales Notice is pending. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any such date when the Company relied on such waiver and did not provide the applicable Agent and the applicable Forward Purchaser a certificate pursuant to this Section 3(q), then before the Company delivers the Sales Notice to the Agent, the Company shall promptly provide the applicable Agent and the applicable Forward Purchaser such letter. As used in this paragraph, to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.
r.Trading in the Common Stock. The Company consents to the Agents, the Forward Purchasers and their respective affiliates trading in the Company’s Common Stock for their own account and for the account of their clients at the same time as sales of Shares or Confirmation Shares occur pursuant to this Agreement and any Confirmation.
s.Non-Consummation Offer. If, to the knowledge of the Company, any filing required by Rule 424 in connection with an offering of Shares shall not have been made or the representations and warranties of the Company contained in this Agreement shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from or through an Agent the right to refuse to purchase and pay for such Shares.
t.Due Diligence Review. The Company will cooperate with any due diligence review reasonably requested by the Agents and the Forward Purchasers or counsel for the Agents and the Forward Purchasers, fully and in a timely manner, in connections with offers and sales of Shares from time to time, including, without limitation, and upon reasonable notice, providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices.
u.Renewal Deadline. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), this Agreement is still in effect or any Shares purchased by an Agent as principal remain unsold, the Company will, at its sole discretion, prior to the Renewal Deadline, (i)

promptly notify the Agents and the Forward Purchasers and (ii) promptly file, if it is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form and substance satisfactory to the Agents and the Forward Purchasers. If, at the time the Company intends to file such a new automatic shelf registration statement, it is not eligible to do so, the Company will, prior to the Renewal Deadline, (i) promptly notify the Agents and the Forward Purchasers, (ii) promptly file a new shelf registration statement on the proper form relating to the Shares, in a form and substance satisfactory to the Agents and the Forward Purchasers, (iii) use its commercially reasonable efforts to cause such new shelf registration statement to be declared effective within 60 days after the Renewal Deadline and (iv) promptly notify the Agents and the Forward Purchasers of such effectiveness. The Company will take all other action necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the expired Registration Statement. References herein to the “Registration Statement” shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.
v.Ceasing Eligibility For Use of Automatic Shelf Registration Statement Form. If, at any time, during the term of this Agreement or otherwise when Shares purchased by an Agent as principal remain unsold, the Company receives a notice from the Commission pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Agents and the Forward Purchasers, (ii) promptly file a new shelf registration statement or post-effective amendment on the proper form relating to such Shares, in form and substance satisfactory to the Agents and the Forward Purchasers, (iii) use its commercially reasonable efforts to cause such new shelf registration statement or post-effective amendment to be declared effective as soon as practicable and (iv) promptly notify the Agents and the Forward Purchasers of such effectiveness. The Company will take all other action necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the Registration Statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the “Registration Statement” shall include such new shelf registration statement or post-effective amendment, as the case may be.
Section 4. Payment of Expenses.
a.Expenses. The Company will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement and any Confirmation, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Agents and the Forward Purchasers of copies of any preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Agents to investors, (iii) the preparation, issuance and delivery of the certificates for the Shares and Confirmation Shares, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Agents and Confirmation Shares to the Forward Purchasers, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Shares and Confirmation Shares under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents and the Forward Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto (such fees and disbursements of counsel for the Agents and the Forward Purchasers not to exceed $10,000 in the aggregate), (vi) the fees and expenses of any transfer agent or registrar for the Shares and Confirmation Shares, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Agents and the Forward Purchasers in connection with, the review by FINRA of the terms of sales of Shares (such fees and disbursements of counsel for the Agents and the Forward Purchasers not to exceed $10,000 in the aggregate), (ix) the fees and expenses incurred in connection with the listing of the Shares and Confirmation Shares on Nasdaq, (x) the reasonable documented out-of-pocket expenses of the Agents and the Forward Purchasers, including the reasonable fees, disbursements and expenses of counsel for the Agents and the Forward Purchasers in connection with this Agreement and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder, which amount shall not exceed (A) $175,000 in connection with the establishment of the program contemplated hereby and (B) $25,000 in connection with each Settlement Date, Registration Statement Amendment Date, or Company Periodic Report Date on which counsel for the Agents and the Forward Purchasers is required to deliver to the Agents and the Forward Purchasers an opinion and letter pursuant to this Agreement; and

(xi) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for the sale of Shares caused by a breach of the representation contained in the second sentence of Section 1(ii) hereof.
Section 5. Conditions of Agents’ and Forward Purchasers’ Obligations. The obligations of the Agents and the Forward Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof at each Representation Date, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:
a.Effectiveness of Registration Statement and Filing of Prospectus. The Company shall have filed the Registration Statement with the Commission not earlier than three years prior to the date hereof and the Registration Statement became effective upon filing in accordance with Rule 462(e). The Company shall have filed with the Commission the Prospectus on or prior to the date of this Agreement and any subsequent Base Prospectus or Prospectus Supplement prior to any Applicable Time and related Settlement Date, as applicable, in each case in the manner and within the time period required by Rule 424(b), and each Issuer Free Writing Prospectus, if any, in the manner and within the time period required by Rule 433. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company shall have complied with any and all requests for additional information on the part of the Commission to the reasonable satisfaction of the Agents and the Forward Purchasers. The Company shall have paid the required Commission filing fees relating to the Shares as specified in Section 3(a) hereof.
b.Opinion of Counsel for the Agents and the Forward Purchasers. On the date of this Agreement, the Agents and the Forward Purchasers shall have received the favorable written opinion or opinions of Latham & Watkins LLP, counsel for the Agents and the Forward Purchasers, dated such date, with respect to such matters as the Agents and the Forward Purchasers may reasonably request. In giving such opinion or opinions, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Agents and the Forward Purchasers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.
c.Opinion of Counsel to the Company. On the date of this Agreement, the Agents and the Forward Purchasers shall have received the favorable written opinion or opinions of Goodwin Procter LLP, counsel to the Company, dated such date, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers.
d.Accountants’ Letter. On the date of this Agreement, the Agents shall have received a letter from Deloitte & Touche LLP, dated such date, in form and substance satisfactory to the Agents, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and other financial information included in the Registration Statement, the General Disclosure Package and the Prospectus or any amendment or supplement thereto.
e.Officer’s Certificate or Email on Size of ATM Program. On the date of this Agreement, the Company shall have furnished to the Agents and the Forward Purchasers a certificate of an executive officer of the Company or an email, dated such date, in a form satisfactory to the Agents and the Forward Purchasers, stating the minimum gross sales price per share for sales of Shares pursuant to this Agreement and the maximum number of Shares that may be issued and sold pursuant to this Agreement or, alternatively, the maximum gross proceeds from such sales, as duly authorized by the Company’s board of directors or a duly authorized committee thereof.

f.Officers’ Certificate for the Company. On the date of this Agreement, there shall not have been, since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any material adverse change, and the Agents and the Forward Purchasers shall have received a certificate of the Chief Executive Officer or President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company, dated such date, to the effect that (A) there has been no such material adverse change, (B) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made on and as of such date, (C) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to such date and (iv) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.
g.Listing. The Shares and Confirmation Shares shall have been approved for listing, subject to official notice of issuance, on Nasdaq.
h.Additional Documents. On the date of this Agreement, counsel for the Agents and the Forward Purchasers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to render the opinions or make the statements requested by the Agents and the Forward Purchasers, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the covenants, obligations or conditions, contained herein; and all proceedings taken by the Company in connection with the issuance and sale of the Shares and Confirmation Shares as contemplated herein and in any Confirmation shall be satisfactory in form and substance to the Agents and the Forward Purchasers and counsel for the Agents and the Forward Purchasers.
i.Termination of this Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the applicable Agent and the applicable Forward Purchaser by notice to the Company at any time, and any such termination shall be without liability of any party to any other party except the provisions of Sections 1, 3(h), 4, 6, 7, 8, 13, 14, 15 and 16 hereof shall remain in full force and effect notwithstanding such termination.
Section 6. Indemnification.
a.Indemnification of the Agents and the Forward Purchasers. The Company agrees to indemnify and hold harmless the Agents and the Forward Purchasers, their respective affiliates (as such term is defined in Rule 501(b) of the 1933 Act Regulations (each, an “Affiliate”)), selling agents, officers and directors and each person, if any, who controls an Agent or a Forward Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
(i)against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of any offering of Shares (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or in any

Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(ii)against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;
(iii)against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agents and the Forward Purchasers), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Company by the Agents and the Forward Purchasers in writing expressly for use therein. The Company acknowledges that with respect to each Agent and Forward Purchaser, the name of such Agent or Forward Purchaser constitutes the only information furnished in writing by or on behalf of the several Agents and Forward Purchasers for inclusion in the Registration Statement (or any amendment thereto) or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto).
b.Indemnification of Company, Directors and Officers. Each Agent and each Forward Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the information furnished to the Company by such Agent or such Forward Purchaser, as the case may be, in writing expressly for use therein.
c.Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) hereof, counsel to the indemnified parties shall be selected by the Agents and the Forward Purchasers, and, in the case of parties indemnified pursuant to Section 6(b) hereof, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the prior written consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
d.Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
Section 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the applicable Agent and the applicable Forward Purchaser, on the other hand, from the applicable offering of Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the applicable Agent and the applicable Forward Purchaser, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
The relative benefits received by the Company, on the one hand, and the applicable Agent and the applicable Forward Purchaser, on the other hand, in connection with the applicable offering of Shares shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company, on the one hand (and, for purposes of the foregoing, the Company shall be deemed to have received net proceeds from the sale of Shares sold through such Agent acting as Forward Seller in connection with a Confirmation entered into by such Forward Purchaser in an amount equal to the proceeds that would have been received by the Company upon full physical settlement of the Confirmation Shares under such Confirmation, assuming that the aggregate amount payable by such Forward Purchaser to the Company for such Confirmation Shares is equal to the aggregate amount of net proceeds received by such Forward Purchaser from the sale of such Shares through such Forward Seller), bear to the total commissions or underwriting discounts received by the applicable Agent and the aggregate net spread (net of any related hedging and other costs) received by the applicable Forward Purchaser (if any) in connection therewith, on the other hand.
The relative fault of the Company, on the one hand, and the applicable Agent and the applicable Forward Purchaser, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the applicable Agent and the applicable Forward Purchaser, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company, the Agents and the Forward Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the applicable Agents and the applicable Forward Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any

Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
Notwithstanding the provisions of this Section 7, no Agent and no Forward Purchaser shall be required to contribute any amount in excess of the total commissions or underwriting discounts received by such Agent or such Forward Purchaser in connection with Shares placed or underwritten by it for sale to the public and in the case of such Forward Purchaser, the aggregate net spread (net of any related hedging and other costs) received by such Forward Purchaser (if any) in connection therewith.
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
For purposes of this Section 7, each person, if any, who controls an Agent or a Forward Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and an Agent’s or a Forward Purchaser’s Affiliates, selling agents, officers and directors shall have the same rights to contribution as such Agent or such Forward Purchaser, as applicable, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Agents’ and the Forward Purchasers’ respective obligations to contribute pursuant to this Section 7 are several in proportion to, in the case of the Agents, the number of Shares placed or underwritten by it in the applicable offering, and in the case of the Forward Purchasers, the aggregate net spread (net of any related hedging and other costs) received by such Forward Purchaser (if any) in connection therewith.
Section 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of an Agent, a Forward Purchaser or their Affiliates, selling agents, officers or directors or any person controlling such Agent or such Forward Purchaser, or the Company or its officers or directors, or any person controlling the Company and (ii) delivery of and payment for the Shares or any Confirmation Shares.
Section 9. Termination.
a.This Agreement may be terminated for any reason, at any time, by either the Company or an Agent, as to itself, or a Forward Purchaser, as to itself, upon the giving of two (2) days prior written notice to the other parties hereto.
a.The applicable Agent may terminate a Terms Agreement to which it is a party, at any time at or prior to the Settlement Date, (i) if there has been, in such judgment of such Agent, since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent, impracticable or inadvisable to proceed with the completion of the offering of Shares contemplated by such Terms Agreement or to enforce contracts for the sale of such Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or Nasdaq, or (iv) if trading generally on the NYSE, the NYSE American or Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other Governmental Entity, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to the systems of Clearstream Banking, société anonyme, or Euroclear Bank, S.A./N.V., in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

b.If the Company and two or more Agents enter into a Terms Agreement pursuant to which such Agents agree to purchase Shares from the Company as principal and one or more of such Agents shall fail at the Settlement Date to purchase the Shares which it or they are obligated to purchase (the “Defaulted Shares”), then the nondefaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:
(i)if the number of Defaulted Shares does not exceed 15% of the number of Shares to be so purchased by all of such Agents on the Settlement Date, the nondefaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial purchase obligation bears to the purchase obligations of all nondefaulting Agents; or
(ii)if the number of Defaulted Shares exceeds 15% of the number of Shares to be so purchased by all of such Agents on the Settlement Date, such Terms Agreement shall terminate without liability on the part of any nondefaulting Agent.
No action taken pursuant to this Section 9(c) shall relieve any defaulting Agent from liability in respect of its default. In the event of any such default which does not result in a termination of such Terms Agreement, either the nondefaulting Agents or the Company shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.
b.In the event of any termination under this Section 9, none of the parties hereto will have any liability to the other parties hereto, except that (i) the Agents shall be entitled to any commissions earned in accordance with Section 2(b) hereof, (ii) if at the time of termination (a) an Agent shall own any Shares purchased by it as principal or (b) an offer to purchase any Shares has been accepted by the Company or an Agent, as applicable, but the Settlement Date has not occurred, the covenants set forth in Section 3 hereof shall remain in effect until such Shares are resold or so delivered, as the case may be, and (iii) the covenant set forth in Section 3(h) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 6 and 7 hereof, and the provisions of Sections 8, 13, 14, 15 and 16 hereof shall remain in effect.
Section 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents and/or the Forward Sellers shall be directed to BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: ATM Execution Group (email: dg.atm_execution@bofa.com), with a copy to ECM Legal (email: dg.ecm_legal@bofa.com); BTIG, LLC, 65 East 55th Street, New York, New York 10022, Attention: Equity Capital Markets (email: BTIGUSATMTrading@btig.com), with a copy to BTIG, LLC, 350 Bush Street, 9th Floor, San Francisco, California 94104, Attention: General Counsel and Chief Compliance Officer (email: BTIGcompliance@btig.com and IBLegal@btig.com); Cantor Fitzgerald & Co., 110 East 59th Street, New York, New York 10022, Attention: Equity Capital Markets, with a copy to Cantor Fitzgerald & Co., 110 East 59th Street, New York, New York 10022, Attention: General Counsel; Citizens JMP Securities, LLC, 101 California Street, Suite 1700, San Francisco, California 94111, Facsimile: (415) 835-8920, Attention: Equity Securities; Craig-Hallum Capital Group LLC, 323 N. Washington Ave., Suite 300, Minneapolis, Minnesota 55401, Attention: Equity Capital Markets, Email: CapMkts@craig-hallum.com; Deutsche Bank Securities Inc., 1 Columbus Circle, New York, New York 10019, Attention: Equity Capital Markets – Syndicate Desk, with a copy to Deutsche Bank Securities Inc., 1 Columbus Circle, 19th Floor, New York, New York 10019, Attention: General Counsel (email: dbcapitalmarkets.gcnotices@list.db.com); Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; KeyBanc Capital Markets Inc., 127 Public Square, 7th Floor, Cleveland, OH 44114; Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; Needham & Company, LLC, 250 Park Avenue, New York, NY 10177, Attention: Corporate Finance Department; Nomura Securities International, Inc. 309 West 49th Street New York, New York 10019, Attention: Structured Equity Solutions, Email: cedamericas@nomura.com, with a copy (which shall not constitute notice) to: Nomura Securities International, Inc., 309 West 49th Street, New York, New York

10019, Attention: Equities Legal, Email: nyequitieslegal@nomura.com and to: BTIG, LLC, as agent of Nomura Securities International, Inc., at the address provided above for BTIG, LLC; Robert W. Baird & Co. Incorporated, 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Syndicate Department, with a copy to the Legal Department (facsimile: (414) 298-7474), Tel: (414) 298-7474, Email: syndicate@rwbaird.com; Roth Capital Partners, LLC, 888 San Clemente, Newport Beach, CA 92660, Email: rothecm@roth.com, Attention: Managing Director; Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate Department, 1201 Wills St., Suite 600, Baltimore, MD 21231, by telephone at (855) 300-7136 or by email at SyndProspectus@stifel.com; TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, New York 10017, Attention: Equity Capital Markets, Email: TDS_ATM@tdsecurities.com with a copy to CIBLegal@tdsecurities.com; and Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Special Equities Group, Email: Wells-FargoSpecialEquitiesTrading@wellsfargo.com and CorporateDerivativeNotifications@wellsfargo.com; and notices to the Forward Purchasers shall be directed to Bank of America, N.A., One Bryant Park, New York, New York 10036, Attention: Strategic Equity Solutions Group, Telephone: (646) 855-6770, Email: dg.issuer_derivatives_notices@bofa.com; Citizens JMP Securities, LLC, 101 California Street, Suite 1700, San Francisco, California 94111, Facsimile: (415) 835-8920, Attention: Equity Securities, Deutsche Bank AG, London Branch c/o Deutsche Bank Securities Inc. 1 Columbus Circle New York, New York 10019 Attention: Equity Capital Markets – Syndicate Desk with a copy to: Deutsche Bank Securities Inc. 1 Columbus Circle, 19th Floor New York, New York 10019 Attention: General Counsel Email: dbcapmarkets.gcnotices@listdb.com; Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Jonathan Armstrong, Equity Capital Markets, Email: jonathan.armstrong@gs.com, with a copy to: Attention: Cory Oringer, Equity Capital Markets, Email: Cory.Oringer@gs.com and Henry Liu, Equity Capital Markets, Email: hengrui.liu@gs.com and mandatory email notification to the following address: Eq-derivs-notifications@am.ibd.gs.com; KeyBanc Capital Markets Inc., 127 Public Square, 7th Floor, Cleveland, Ohio 44114, Email: mbarath@key.com, michael.c.jones@key.com, john.salisbury@key.com and nathan.flowers@key.com; Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Solutions Desk, Tim O’Connor and Mitzi Madrid Diaz, Email: equitysolutions_notices@morganstanley.com, Tim.J.Oconnor@morganstanley.com and Mitzi.Madrid.Diaz@morganstanley.com; Nomura Global Financial Products, Inc., 309 West 49th Street, New York, New York 10019, Attention: Structured Equity Solutions, Email: cedamericas@nomura.com, with a copy (which shall not constitute notice) to: Nomura Global Financial Products, Inc. 309 West 49th Street New York, New York 10019, Attention: Equities Legal, Email: nyequitieslegal@nomura.com and to: BTIG, LLC, at the address provided above for BTIG, LLC; Robert W. Baird & Co. Incorporated, 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Syndicate Department, with a copy to the Legal Department (facsimile: (414) 298-7474), Tel: (414) 298-7474, Email: syndicate@rwbaird.com; Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate Department, 1201 Wills St., Suite 600, Baltimore, MD 21231, by telephone at (855) 300-7136 or by email at SyndProspectus@stifel.com; The Toronto-Dominion Bank c/o TD Securities (USA) LLC, as agent, 1 Vanderbilt Avenue, New York, New York 10017, Attention: Global Equity Derivatives, Tel: (212) 827-7182, Email: TDUSA-GEDUSInvestorSolutionsSales@tdsecurities.com and ATM-Team@tdsecurities.com; and Wells Fargo Bank, National Association, 500 West 33rd Street, New York, New York 10001, Attention: Special Equities Group and Corporate Equity Derivatives, Email: Wells-FargoSpecialEquitiesTrading@wellsfargo.com and CorporateDerivativeNotifications@wellsfargo.com; and notices to the Company shall be directed to it at c/o Rocket Lab Corporation, 3881 McGowen Street, Long Beach, California 90808, Attention: Arjun Kampani.
Section 11. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) each purchase and sale of Shares pursuant to this Agreement and the issuance and sale of Confirmation Shares pursuant to any Confirmation, including the determination of the respective initial public offering prices of Shares, if any, and any related discounts and commissions and the price to be paid for any Confirmation Shares, is an arm’s-length commercial transaction between the Company, on the one hand, and the applicable Agent and the applicable Forward Purchaser, on the other hand, (b) none of the Agents and the Forward Purchasers have assumed nor will assume any advisory or fiduciary responsibility in favor of the Company or any of its subsidiaries or other affiliates with respect to any offering of Shares or the transactions contemplated by any Confirmation or the process leading thereto (irrespective of whether the applicable Agent or the applicable Forward Purchaser has advised or is currently advising the Company or any of its subsidiaries or other affiliates on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement or such Confirmation, as applicable, (c) the Agents, the Forward Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (d) none of the Agents and the Forward Purchasers have provided any legal, accounting, financial, regulatory or tax advice to the Company or any other person or entity with respect to any offering of Shares or the transactions contemplated by any Confirmation and the Company has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate.
Section 12. Recognition of the U.S. Special Resolution Regimes.
a.In the event that any Agent or any Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent or such Forward Purchaser, as the case may be, of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
b.In the event that any Agent or any Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Section 12, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
Section 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Agents, the Forward Purchasers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents, the Forward Purchasers, their respective Affiliates and selling agents, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents, the Forward Purchasers, their respective Affiliates and selling agents, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares shall be deemed to be a successor by reason merely of such purchase. Notwithstanding the foregoing, any Forward Purchaser (the “Predecessor”) may assign all of its rights and obligations under this Agreement to an affiliate of such Predecessor, which affiliate shall thereafter be substituted for such Predecessor as a Forward Purchaser under this Agreement; provided that (1) such Predecessor and such affiliate shall have entered into a written agreement evidencing such assignment by the Predecessor and the acceptance of such assignment and the assumption of such obligations by such affiliate and (2) the Company consents in writing to the assignment of the rights and obligations under this Agreement to the affiliate of such Predecessor.
Section 14. Trial by Jury. Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Agents and the Forward Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 15. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.
Section 16. Consent to Jurisdiction; Waiver of Immunity. Each of the Company, the Agents and the Forward Purchasers agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to a party’s address set forth in Section 10 hereof shall be effective service of process upon such party for any suit, action or proceeding brought in any Specified Court. Each of the Company, the Agents and the Forward Purchasers irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.
Section 17. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
Section 18. Counterparts and Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.
Section 19. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agents, the Forward Purchasers and the Company in accordance with its terms.

Very truly yours,

Rocket Lab Corporation

By:	/s/ Adam Spice
Name: Adam Spice
Title: Chief Financial Officer
[Signature Page to Equity Distribution Agreement]

Accepted as of the date hereof:

BofA Securities, Inc.,
As Agent and as Forward Seller

By:	/s/ Andrew Chassin
Name: Andrew Chassin
Title: Managing Director

Bank of America, N.A.,
As Forward Purchaser

By:	/s/ Jake Mendelsohn
Name: Jake Mendelsohn
Title: Managing Director
[Signature Page to Equity Distribution Agreement]

BTIG, LLC,
As Agent

By:	/s/ Anthony Faria
Name: Anthony Faria
Title: Managing Director
[Signature Page to Equity Distribution Agreement]

Cantor Fitzgerald & Co.,
As Agent

By:	/s/ Sameer Vasudev
Name: Sumeer Vasudev
Title: Managing Director
[Signature Page to Equity Distribution Agreement]

Citizens JMP Securities, LLC,
As Agent, as Forward Seller and as Forward Purchaser

By:	/s/ Andy Mertz
Name: Andy Mertz
Title: Managing Director
[Signature Page to Equity Distribution Agreement]

Craig-Hallum Capital Group LLC
As Agent

By:	/s/ Rick Hartfiel
Name: Rick Hartfiel
Title: Head of Investment Banking
[Signature Page to Equity Distribution Agreement]

Deutsche Bank Securities Inc.,
As Agent and as Forward Seller

By:	/s/ Diana Nott
Name: Diana Nott
Title: Managing Director

By:	/s/ Daniel Byun
Name: Daniel Byun
Title: Managing Director

Deutsche Bank AG, London Branch,
As Forward Purchaser

By:	/s/ Diana Nott
Name: Diana Nott
Title: Managing Director

By:	/s/ Daniel Byun
Name: Daniel Byun
Title: Managing Director
[Signature Page to Equity Distribution Agreement]

Goldman Sachs & Co. LLC,
As Agent, as Forward Seller and as Forward Purchaser

By:	/s/ William Connolly
Name: William Connolly
Title: Managing Director

[Signature Page to Equity Distribution Agreement]

KeyBanc Capital Markets Inc.,
As Agent, as Forward Seller and as Forward Purchaser

By:	/s/ Mark Barath
Name: Mark Barath
Title: Managing Director, Equity Capital Markets
[Signature Page to Equity Distribution Agreement]

Morgan Stanley & Co. LLC,
As Agent, as Forward Seller and as Forward Purchaser

By:	/s/ Mitzi Madrid Diaz
Name: Mitzi Madrid Diaz
Title: Executive Director
[Signature Page to Equity Distribution Agreement]

Needham & Company, LLC,
As Agent

By:	/s/ Matthew Castrovince
Name: Matthew Castrovince
Title: Managing Director
[Signature Page to Equity Distribution Agreement]

Nomura Securities International, Inc.,
As Forward Seller

By:	/s/ Jeffrey Petillo
Name: Jeffrey Petillo
Title: Authorized Representative

Nomura Global Financial Products, Inc.,
As Forward Purchaser

By:	/s/ Jeffrey Petillo
Name: Jeffrey Petillo
Title: Authorized Representative
[Signature Page to Equity Distribution Agreement]

Robert W. Baird & Co. Incorporated,
As Agent, as Forward Seller and as Forward Purchaser

By:	/s/ Justin Holsen
Name: Justin Holsen
Title: Managing Director
[Signature Page to Equity Distribution Agreement]

Roth Capital Partners, LLC,
As Agent

By:	/s/ Aaron Gurewitz
Name: Aaron Gurewitz
Title: Co-Chief Executive Officer and Head of Investment Banking
[Signature Page to Equity Distribution Agreement]

Stifel, Nicolaus & Company, Incorporated, As Agent, as Forward Seller and as Forward Purchaser

By:	/s/ Lewis Chia
Name: Lewis Chia
Title: Managing Director
[Signature Page to Equity Distribution Agreement]

TD Securities (USA) LLC,
As Agent and as Forward Seller

By:	/s/ Michael Murphy
Name: Michael Murphy
Title: Managing Director

The Toronto-Dominion Bank,
As Forward Purchaser

By:	/s/ Igor Biselman
Name: Igor Biselman
Title: Managing Director
[Signature Page to Equity Distribution Agreement]

Wells Fargo Securities, LLC,
As Agent and as Forward Seller

By:	/s/ Christie MacDonald
Name: Christie MacDonald
Title: Managing Director

Wells Fargo Bank, National Association,
As Forward Purchaser

By:	/s/ Christie MacDonald
Name: Christie MacDonald
Title: Managing Director
[Signature Page to Equity Distribution Agreement]

Annex I

Rocket Lab Corporation

Common Stock
($0.0001 par value)

TERMS AGREEMENT

[Address of Agent[s]]

Ladies and Gentlemen:

Rocket Lab Corporation, a Delaware corporation (the “Company”), proposes, on the basis of the representations and warranties, and subject to the terms and conditions, stated herein and in the Equity Distribution Agreement, dated May 20, 2026 (the “Equity Distribution Agreement”), between the Company, the Forward Purchasers and the agents party thereto, to issue and sell to [ ò ] as principal for resale ([collectively,] the “Underwriter[s]”), and the Underwriter[s severally] agree[s] to purchase from the Company the shares of Common Stock specified in the Schedule A hereto (the “[Initial] Securities”) [, and to grant to the Underwriter[s] the option to purchase the additional shares of Common Stock specified in the Schedule A hereto (the “Option Securities”, and together with the Initial Securities, the “Securities”)]*,[in each case]* on the terms specified in Schedule A hereto. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Equity Distribution Agreement.
[The Company grants an option to the Underwriter[s, severally and not jointly,] to purchase up to an additional [ ò ] Option Securities at the price per share set forth in Schedule A hereto, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Underwriter[s] to the Company setting forth the number of Option Securities as to which the [several] Underwriter[s] [is][are] then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriter[s], but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Settlement Date (as defined below). [If the option is exercised as to all or any portion of the Option Securities, each of the Underwriter[s], acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as [ ò ] in its sole discretion shall make to eliminate any sales or purchases of fractional shares. For purposes of clarity, the parties hereto agree that the officers’ certificate, opinions and letter of counsel and accountants’ letter referred to in Section 3(o), (p) and (q), respectively, of the Equity Distribution Agreement are required to be delivered by or on behalf of the Company on the Settlement Date.]]*
Payment of the purchase price for, and delivery of certificates for, the [Initial] Securities shall be made at the offices of Latham & Watkins LLP, New York, NY, or at such other place as shall be agreed upon by the Underwriter[s] and the Company, at 9:00 A.M. (New York City time) on the second (or third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 9(c) of the Equity Distribution Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter[s] and the Company (such time and date of payment and delivery being herein called “Settlement Date”).
[In addition, in the event that any or all of the Option Securities are purchased by the Underwriter[s], payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter[s] and the Company, on each Date of Delivery as specified in the notice from the Underwriter[s] to the Company.]*
A-I-1

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Underwriter[s for their respective accounts for the Securities to be purchased by them]. [It is understood that each Underwriter has authorized [ ò ] as representative of the Underwriters, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the [Initial] Securities [and the Option Securities, if any, ]which it has agreed to purchase. [ ò ], individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Settlement Date or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.]
Each of the provisions of the Equity Distribution Agreement not related solely to the Agent, as agent of the Company, and not related solely to the Forward Purchasers, the Forward Sellers, any Confirmations or any Confirmation Shares, is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if each such provision had been set forth in full herein. Each of the representations and warranties set forth in the Equity Distribution Agreement shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Applicable Time [and any Date of Delivery].
If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter[s] and the Company in accordance with its terms.
THIS TERMS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Very truly yours,

Rocket Lab Corporation

By:

Name:

Title:

Accepted as of the date hereof:

[Underwriter[s]]

By:

Name:

Title:
*Include only if the Underwriters have an option to purchase additional shares of Common Stock from the Company.
A-I-2

Annex II
Form of Initially-Priced Forward Confirmation

[_____], 20[__]

To:	Rocket Lab Corporation 3881 McGowen Street Long Beach, CA 90808 Attn: Arjun Kampani, SVP – General Counsel and Corporate Secretary Email: [*]

FROM:	[Bank of America, N.A. One Bryant Park, 8th Fl. New York, New York 10036][1]

[Citizens JMP Securities, LLC 450 Park Avenue, 6th Floor New York, New York 10022][2]

[Deutsche Bank AG, London Branch 21 Moorfields, London EC2Y 9DB Telephone: [*]

c/o Deutsche Bank Securities Inc. 1 Columbus Circle New York, NY 10019][3]

[Goldman Sachs & Co. LLC 200 West Street New York, NY 10282-2198][4]

[KeyBanc Capital Markets Inc. 127 Public Square, 7th Floor Cleveland, Ohio 44114][5]

[Morgan Stanley & Co. LLC 1585 Broadway New York, NY 10036][6]

1 Insert for BofA.
2 Insert for Citizens.
3 Insert for DB.
4 Insert for GS.
5 Insert for Key.
6 Insert for MS.
AII-1

[Nomura Global Financial Products, Inc. 309 West 49th Street New York, NY 10019 Attention: Structured Equity Solutions Email: [*]][7]

[Robert W. Baird & Co. Incorporated 777 E. Wisconsin Avenue Milwaukee, Wisconsin 53202 Attention: Syndicate Department][8]

[Stifel, Nicolaus & Company, Incorporated 1201 Wills Street, Suite 600 Baltimore, MD 21231 Attention: Syndicate Department][9]

[The Toronto-Dominion Bank c/o TD Securities (USA) LLC, as Agent 1 Vanderbilt Avenue New York, NY 10017 Attention: Global Equity Derivatives Email: [*]][10]

[Wells Fargo Bank, National Association 30 Hudson Yards New York, NY 10001-2170 Email: [*]][11]

RE:	Registered Forward Transaction
[REFERENCE:	[______]]
Ladies and Gentlemen:
The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between [Bank of America, N.A. (“Dealer”)]12, [Citizens JMP Securities, LLC (“Dealer”)]13, [Deutsche Bank AG, London Branch (“Dealer”), through its agent Deutsche Bank Securities Inc. (“Agent”)]14, [Goldman Sachs & Co. LLC (“Dealer”)]15, [KeyBanc Capital Markets Inc. (“Dealer”)]16,
7 Insert for Nomura.
8 Insert for Baird.
9 Insert for Stifel.
10 Insert for TD.
11 Insert for WF.
12 Insert for BofA.
13 Insert for Citizens.
14 Insert for DB.
15 Insert for GS.
16 Insert for Key.

[Morgan Stanley & Co. LLC (“Dealer”)]17, [Nomura Global Financial Products, Inc. (“Dealer”)]18, [Robert W. Baird & Co. Incorporated]19, [Stifel, Nicolaus & Company, Incorporated (“Dealer”)]20 [The Toronto-Dominion Bank (“Dealer”)]21 [Wells Fargo Bank, National Association (“Dealer”)]22, and Rocket Lab Corporation (“Counterparty”) on the Trade Date specified below (the “Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below. [DEUTSCHE BANK AG, LONDON BRANCH IS NOT REGISTERED AS A BROKER DEALER UNDER THE U.S. SECURITIES EXCHANGE ACT OF 1934. DEUTSCHE BANK SECURITIES INC. (“DBSI”) HAS ACTED SOLELY AS AGENT IN CONNECTION WITH THE TRANSACTION AND HAS NO OBLIGATION, BY WAY OF ISSUANCE, ENDORSEMENT, GUARANTEE OR OTHERWISE WITH RESPECT TO THE PERFORMANCE OF EITHER PARTY UNDER THE TRANSACTION. AS SUCH, ALL DELIVERY OF FUNDS, ASSETS, NOTICES, DEMANDS AND COMMUNICATIONS OF ANY KIND RELATING TO THIS TRANSACTION BETWEEN DEUTSCHE BANK AG, LONDON BRANCH, AND COUNTERPARTY SHALL BE TRANSMITTED EXCLUSIVELY THROUGH DEUTSCHE BANK SECURITIES INC. DEUTSCHE BANK AG, LONDON BRANCH IS NOT A MEMBER OF THE SECURITIES INVESTOR PROTECTION CORPORATION (SIPC).]23
The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation shall govern.
Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into the Transaction to which this Confirmation relates on the terms and conditions set forth below.
1.     This Confirmation and the pricing supplement delivered hereunder evidence a complete and binding agreement between Dealer and Counterparty as to the terms of the Transaction to which this Confirmation relates. This Confirmation, together with any other Confirmations for registered forward transactions entered into between Dealer and Counterparty (each, an “Additional Confirmation”), shall supplement, form a part of and be subject to an agreement in the form of the ISDA 2002 Master Agreement (the “Agreement”) as if Dealer and Counterparty had executed an agreement in such form (but without any Schedule except for (a) the election of New York law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law (the “General Obligations Law”)) as the governing law and US Dollars (“USD”) as the Termination Currency; (b) the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement shall apply to Dealer and will apply to Counterparty as if (1) the “Threshold Amount” with respect to Dealer were 3% of shareholders’ equity of [Dealer]24[Dealer’s ultimate parent entity]25 [The Goldman Sachs
17 Insert for MS.
18 Insert for Nomura.
19 Insert for Baird.
20 Insert for Stifel.
21 Insert for TD.
22 Insert for WF.
23 Insert for DB.
24 Insert for Key, Citizens, Stifel, DB, TD and Baird.
25 Insert for BofA, MS and WF.

Group, Inc.]26[Nomura Holdings, Inc.]27 as of the Trade Date and the “Threshold Amount” with respect to Counterparty were USD 50,000,000, (2) the phrase “or becoming capable at such time of being declared” were deleted from clause (1) of such Section 5(a)(vi) of the Agreement, (3) the following sentence shall be added to the end thereof: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (i) the default was caused solely by error or omission of an administrative or operational nature; (ii) funds were available to enable the party to make the payment when due; and (iii) the payment is made within three Local Business Days of such party’s receipt of written notice of its failure to pay.” and (4) the term “Specified Indebtedness” shall have the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business; and (c) the elections set forth in this Confirmation). In the event of any inconsistency between provisions of that Agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction to which this Confirmation relates.
The parties hereby agree that, other than the Transaction to which this Confirmation relates and the Transactions to which the Additional Confirmations, if any, relate (each, an “Additional Transaction”), no other Transaction shall be governed by the Agreement. If there exists any ISDA Master Agreement between Dealer or any of its Affiliates (each, a “Dealer Affiliate”) and Counterparty or any confirmation or other agreement between a Dealer Affiliate and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between such Dealer Affiliate and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer Affiliate and Counterparty are parties, the Transaction shall not be considered a Transaction under, or otherwise governed by, such existing or deemed ISDA Master Agreement. Notwithstanding anything to the contrary in any other agreement between the parties, the Transaction shall not be a “Specified Transaction” (or similarly treated) under any other agreement between the parties. For purposes of the Equity Definitions, this Transaction is a Share Forward Transaction.
2.     The terms of the particular Transaction to which this Confirmation relates are as follows:
General Terms:

Trade Date:	[_____], 20[__]

Effective Date:
The first Clearance System Business Day occurring on or after the Trade Date on which Shares that are sold through [       ] acting as forward seller for Dealer pursuant to the Equity Distribution Agreement, dated May 20, 2026 among Counterparty, Dealer and the other parties thereto (as amended or otherwise modified from time to time, the “Distribution Agreement”) have settled.

Seller:	Counterparty

Buyer:	Dealer

26 Insert for GS.
27 Insert for Nomura.

Shares:	The common stock of Counterparty, with a par value of $0.0001 per share (Ticker Symbol: “RKLB”)

Number of Shares:
As specified in the Pricing Supplement, the aggregate number of Shares that are sold through the person acting as forward seller for Dealer pursuant to the Distribution Agreement during the period from and including the Trade Date through and including the Hedge Completion Date, not to exceed an aggregate of [______] Shares; provided, however, that on each Settlement Date, the Number of Shares shall be reduced by the number of Settlement Shares for such date.

Hedge Completion Date:
The earliest of (i) the date specified in writing as the Hedge Completion Date by Counterparty in a notice delivered on or prior to such specified Hedge Completion Date, (ii) any Settlement Date and (iii) [_____], 20[__]. Promptly after the Hedge Completion Date, Dealer will furnish Counterparty with a pricing supplement (the “Pricing Supplement”) substantially in the form of Annex A hereto specifying the Hedge Completion Date, the Number of Shares as of the Hedge Completion Date (the “Initial Number of Shares”), the Initial Forward Price and the Final Date, all determined in accordance with the terms hereof.

Initial Forward Price:
As specified in the Pricing Supplement, to be the product of (i) an amount equal to 1 minus the Forward Hedge Selling Commission Rate; and (ii) the Volume-Weighted Hedge Price, subject to adjustment as set forth herein.

Forward Hedge Selling Commission Rate	[__]%[28]

28 Not to exceed threshold in Distribution Agreement.

Volume-Weighted Hedge Price:
The volume-weighted average of the Gross Sales Prices (as defined in the Distribution Agreement) at which the Shares are sold through the person acting as forward seller for Dealer pursuant to the Distribution Agreement during the period from and including the Trade Date through and including the Hedge Completion Date; provided that, for the purposes of calculating the Initial Forward Price, each such Gross Sales Price (other than the Gross Sales Price for the Hedge Completion Date) shall be subject to adjustment by the Calculation Agent (based on the dates that Share sales have settled) in the same manner as the Forward Price pursuant to clause (b) of the definition thereof during the period from, and including the Trade Date to, and including, the Hedge Completion Date (such period, the “Initial Hedge Period”).

Forward Price:
(a)    On the Hedge Completion Date, the Initial Forward Price; and
(b)    On each calendar day thereafter, (i) the Forward Price as of the immediately preceding calendar day multiplied by (ii) the sum of 1 and the Daily Rate for such day; provided that, on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.
Notwithstanding the foregoing, to the extent Counterparty delivers Shares hereunder on or after a Forward Price Reduction Date and on or before the record date for an ordinary cash dividend with an ex-dividend date corresponding to such Forward Price Reduction Date, the Calculation Agent shall adjust the Forward Price to the extent it determines, in good faith, that such an adjustment is appropriate to preserve the economic intent of the parties (taking into account Dealer’s commercially reasonable hedge positions in respect of the Transaction).
Notwithstanding any other provision herein or in the Equity Definitions to the contrary, the Forward Price at any time shall in no event be less than the par value per Share on the Trade Date.

Daily Rate:	For any day, a rate (which may be positive or negative) equal to (i) (a) the Overnight Bank Rate for such day minus (b) the Spread divided by (ii) 365.

Overnight Bank Rate:
For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate”, as such rate is displayed on Bloomberg Screen “OBFR01 <Index> <GO>”, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

Spread:	[ ]%

Prepayment:	Not Applicable

Variable Obligation:	Not Applicable

Forward Price Reduction Dates:	As set forth on Schedule I

Forward Price Reduction Amounts:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I.

Exchange:	The Nasdaq Capital Market

Related Exchange(s):	All Exchanges

Clearance System:	The Depository Trust Company

Market Disruption Event:	Section 6.3(a) of the Equity Definitions is hereby amended by replacing the first sentence in its entirety with the following: “‘Market Disruption Event’ means in respect of a Share or an Index, the occurrence or existence of (i) a Trading Disruption, (ii) an Exchange Disruption, (iii) an Early Closure or (iv) a Regulatory Disruption, in each case, that the Calculation Agent determines is material”.

Early Closure:	Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Regulatory Disruption:	Any event that Dealer, in its reasonable discretion based on the advice of its legal counsel, determines makes it appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures (consistently applied in good faith to all of its similarly situated counterparties with similar transactions) for Dealer to refrain from or decrease sales or purchases of Shares in connection with the Transaction.

Settlement:

Settlement Currency:	USD.

Settlement Date:
Any Scheduled Trading Day following the Effective Date and up to and including the Final Date that is either:
(a)    designated by Counterparty as a “Settlement Date” by a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Dealer no less than (i) two Scheduled Trading Days prior to such Settlement Date, which may be the Final Date, if Physical Settlement applies, and (ii) 30 Scheduled Trading Days (or such other period of time as agreed between Counterparty and Dealer) prior to such Settlement Date, which may be the Final Date, if Cash Settlement or Net Stock Settlement applies; provided that, if Dealer shall fully unwind its hedge with respect to the portion of the Number of Shares to be settled during an Unwind Period by a date that is more than two Scheduled Trading Days prior to a Settlement Date specified above, Dealer may, by written notice to Counterparty, no fewer than two Scheduled Trading Days prior thereto, specify any Scheduled Trading Day prior to such original Settlement Date as the Settlement Date; or
(b)    designated by Dealer as a Settlement Date pursuant to the “Termination Settlement” provisions of Paragraph 7(g) below;
provided that the Final Date will be a Settlement Date if on such date the Number of Shares as of such date is greater than zero.

Final Date:	As specified in the Pricing Supplement, to be the date that follows the Trade Date by [______] [days/months/years] (or if such day is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Settlement Shares:
(a)    With respect to any Settlement Date other than the Final Date, the number of Shares designated as such by Counterparty in the relevant Settlement Notice or designated by Dealer pursuant to the “Termination Settlement” provisions of Paragraph 7(g) below, as applicable; provided that the Settlement Shares so designated shall, in the case of a designation by Counterparty, (i) not exceed the Number of Shares at that time and (ii) be at least equal to the lesser of [100,000] and the Number of Shares at that time, in each case, with the Number of Shares determined taking into account pending Settlement Shares; and
(b)    with respect to the Settlement Date on the Final Date, a number of Shares equal to the Number of Shares at that time, with the Number of Shares determined taking into account pending Settlement Shares.

Settlement Method Election:
Physical Settlement, Cash Settlement or Net Stock Settlement, at the election of Counterparty as set forth in a Settlement Notice that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly elected, (ii) with respect to any Settlement Shares in respect of which Dealer is unable to unwind its hedge by the end of the Unwind Period (taking into account any Additional Transactions with overlapping “Unwind Periods” (as defined in the applicable Additional Confirmation)) (A) in a manner that, in the reasonable judgment of Dealer based on the advice of its legal counsel, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 (“Rule 10b-18”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or (B) in its good faith, commercially reasonable judgment, due to the occurrence of Disrupted Days or to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period, (iii) to any Termination Settlement Date (as defined under “Termination Settlement” in Paragraph 7(g) below) and (iv) if the Final Date is a Settlement Date other than as the result of a valid Settlement Notice, in respect of such Settlement Date; provided further that if Physical Settlement applies under clause (ii) immediately above, Dealer shall provide written notice to Counterparty at least two Scheduled Trading Days prior to the applicable Settlement Date.

Settlement Notice Requirements:	Notwithstanding any other provision hereof, a Settlement Notice delivered by Counterparty that specifies Cash Settlement or Net Stock Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Stock Settlement unless Counterparty represents and warrants to Dealer in such Settlement Notice that, as of the date of such Settlement Notice, Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares.

Physical Settlement:
On any Settlement Date in respect of which Physical Settlement applies, Counterparty shall deliver to Dealer through the Clearance System a number of Shares equal to the Settlement Shares in respect of which Physical Settlement applies for such Settlement Date, and Dealer shall pay to Counterparty, by wire transfer of immediately available funds to an account designated by Counterparty, an amount equal to the Physical Settlement Amount for such Settlement Date. If, on any Settlement Date, the Shares to be delivered by Counterparty to Dealer hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Dealer, then the portion of the Physical Settlement Amount payable by Dealer to Counterparty in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares. For the avoidance of doubt, no Forward Price Reduction Amount for a Forward Price Reduction Date shall be applied to reduce the Forward Price more than once.

Physical Settlement Amount:
For any Settlement Date for which Physical Settlement is applicable, an amount in cash equal to the product of (a) the Forward Price in effect on the relevant Settlement Date multiplied by (b) the Settlement Shares to which Physical Settlement applies for such Settlement Date.

Cash Settlement:	On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount (calculated in respect of the Settlement Shares in respect of which Cash Settlement applies) is (i) a positive number, Dealer will pay the Cash Settlement Amount to Counterparty or (ii) a negative number, Counterparty will pay the absolute value of the Cash Settlement Amount to Dealer. Such amounts shall be paid on such Settlement Date by wire transfer of immediately available funds.

Cash Settlement Amount:
An amount determined by the Calculation Agent equal to:
(a)    (i)(A) the weighted average (weighted on the same basis as sub-clause (B)) of the Forward Prices on each day during the applicable Unwind Period (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, which is accounted for in clause (b) below), minus USD [ ], minus (B) the weighted average price (the “Unwind Purchase Price”) at which Dealer purchases Shares during the Unwind Period to unwind its hedge with respect to the portion of the Number of Shares to be settled through Cash Settlement or Net Stock Settlement (including, for the avoidance of doubt, purchases on any Disrupted Day in part), taking into account Shares anticipated to be delivered or received if Net Stock Settlement applies and the restrictions of Rule 10b-18 under the Exchange Act agreed to hereunder, multiplied by (ii) the Settlement Shares to which Cash Settlement or Net Stock Settlement, as applicable, applies for the relevant Settlement Date; minus [29]

(b)    the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, and (ii) the number of Settlement Shares in respect of which Cash Settlement or Net Stock Settlement, as applicable, applies for such Settlement Date with respect to which Dealer has not unwound its hedge, including the settlement of such unwinds, as of such Forward Price Reduction Date.

29 Not to exceed $0.02 per Share.

Net Stock Settlement:
On any Settlement Date in respect of which Net Stock Settlement applies, if the Cash Settlement Amount (calculated in respect of the Settlement Shares in respect of which Net Stock Settlement applies) is a (i) positive number, Dealer shall deliver a number of Shares to Counterparty equal to the Net Stock Settlement Shares, or (ii) negative number, Counterparty shall deliver a number of Shares to Dealer equal to the Net Stock Settlement Shares; provided that, if during the applicable Unwind Period Dealer determines in its commercially reasonable judgment that it would be required to deliver Net Stock Settlement Shares to Counterparty, Dealer may elect to deliver a portion of such Net Stock Settlement Shares on one or more dates prior to the applicable Settlement Date.

Net Stock Settlement Shares:
With respect to a Settlement Date, the absolute value of the Cash Settlement Amount (calculated in respect of the Settlement Shares in respect of which Net Stock Settlement applies) divided by the Unwind Purchase Price, with the number of Shares rounded up in the event such calculation results in a fractional number.

Unwind Period:	The period from and including the first Exchange Business Day following the date Counterparty validly elects Cash Settlement or Net Stock Settlement in respect of a Settlement Date through the second Scheduled Trading Day preceding such Settlement Date, subject to “Termination Settlement” as described in Paragraph 7(g) below.

Share Cap:
Notwithstanding any other provision of this Confirmation, in no event will Counterparty be required to deliver to Dealer on any Settlement Date, whether pursuant to Physical Settlement, Net Stock Settlement or any Private Placement Settlement, a number of Shares in excess of (i) 1.25 times the Initial Number of Shares minus (ii) the aggregate number of Shares delivered by Counterparty to Dealer hereunder prior to such Settlement Date, in each case, subject to adjustment from time to time in accordance with the provisions of this Confirmation or the Equity Definitions.

Other Applicable Provisions:
To the extent Dealer or Counterparty is obligated to deliver Shares hereunder, the provisions of Sections 9.2 (last sentence only), 9.4, 9.8, 9.9, 9.10 and 9.11 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the Transaction; provided that, in such case, with respect to any delivery of Shares by Dealer, the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Counterparty is the issuer of the Shares.

Adjustments:

Method of Adjustment:
Calculation Agent Adjustment. Section 11.2(e) of the Equity Definitions is hereby amended by deleting clause (iii) thereof and Section 11.2(e)(vii) of the Equity Definitions is hereby amended by adding the words “that is within the Issuer’s control” immediately after the word “event”. For the avoidance of doubt, the declaration or payment of a cash dividend will not constitute a Potential Adjustment Event.
Notwithstanding Section 11.2(e) of the Equity Definitions, the following repurchases of Shares (if applicable) shall not be considered to be a Potential Adjustment Event:
(i) Shares withheld from employees of Counterparty or its Affiliates to pay certain withholding taxes upon the vesting of Share awards granted to such employees under compensation or benefit plans of Counterparty;
(ii) Shares purchased in connection with the reinvestment of dividends by recipients of Share awards under Counterparty’s compensation or benefit plans;
(iii) Shares purchased in connection with the operation of Counterparty’s 401(k) plans or dividend reinvestment and direct stock purchase plans; and

(iv) Shares purchased by Counterparty in connection with the issuance and/or delivery of Shares to employees, officers and directors under employee, officer and director compensation programs (including Counterparty’s long-term incentive plan).

Notwithstanding Section 11.2(e) of the Equity Definitions, the following shall not be considered to be a Potential Adjustment Event:
(i) any issuance of Shares by Counterparty to employees, officers and directors of Counterparty, including pursuant to compensation programs (including Counterparty’s long-term incentive plan);
(ii) any issuance of Shares pursuant to the dividend reinvestment and stock purchase plan of Counterparty;
(iii) any issuance of any convertible or exchangeable securities by Counterparty (including any stock purchase contracts, but expressly excluding any issuance as described in Section 11.2(e)(i) or (ii) of the Equity Definitions), even if such securities are convertible into or exchangeable or exercisable for Shares;
(iv) the issuance of any Shares as a result of the conversion, exchange or exercise of any convertible or exchangeable securities outstanding as of the date hereof or issued by Counterparty as described in clause (iii) above, as the case may be; and
(v) the issuance of any Shares upon the settlement of outstanding restricted stock unit, employee stock option or performance share awards.

Additional Adjustment:	If, in Dealer’s good faith and commercially reasonable judgment, the actual cost to Dealer (or an affiliate of Dealer), over any twenty (20) Scheduled Trading Day period, of borrowing a number of Shares equal to the Number of Shares to hedge its exposure to this Transaction (or if Dealer’s Hedge Position involves the borrowing of less than the Number of Shares, then such lesser number of Shares as are covered by such Hedge Position) exceeds a volume weighted average rate equal to [__] basis points per annum, the Calculation Agent shall reduce the Forward Price in order to compensate Dealer for the amount by which such actual cost exceeded a volume weighted average rate equal to [__] basis points per annum during such period.

Extraordinary Events:

Extraordinary Events:	In lieu of the applicable provisions contained in Article 12 of the Equity Definitions, the consequences of any Extraordinary Event (including, for the avoidance of doubt, any Merger Event, Tender Offer, Nationalization, Insolvency, Delisting or Change in Law) shall be as specified below under the headings “Acceleration Events” and “Termination Settlement” in Paragraphs 7(f) and 7(g), respectively. Notwithstanding anything to the contrary herein or in the Equity Definitions, no Additional Disruption Event will be applicable except to the extent expressly referenced in Paragraph 7(f) below. The definition of “Tender Offer” in Section 12.1(d) of the Equity Definitions is hereby amended by replacing “10%” with “20%.”

Hedging Party:	Dealer or an affiliate of Dealer that is involved in the hedging of the Transaction for all applicable Additional Disruption Events.

Non-Reliance:	Applicable

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

Transfer:
Notwithstanding anything to the contrary herein or in the Agreement, Dealer may assign, transfer and set over all rights, title and interest, powers, privileges and remedies of Dealer under this Transaction, in whole or in part, to an affiliate of Dealer of equivalent or better credit quality (or whose obligations are guaranteed by an entity of equivalent or better credit quality) so long as (a) such affiliate transferee, assignee or guarantor has a credit rating equal to or better than A3 from Moody's Ratings or its successor or A- from S&P Global Ratings, a division of S&P Global, Inc. or its successor, (b) such transferee, assignee or guarantor provides to Counterparty a valid and duly executed U.S. Internal Revenue Service Form W-9 or W-8ECI, or any successor thereto, (c) Counterparty will not be required to pay, nor is there a substantial likelihood that it will be required to pay, to such assignee or transferee an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement greater than the amount in respect of which Counterparty would have been required to pay Dealer in the absence of such assignment or transfer; (d) Counterparty will not receive a payment, nor is there a substantial likelihood that it would receive a payment, from which an amount has been withheld or deducted on account of a Tax under Section 2(d)(i) of the Agreement in excess of that which Dealer would have been required to so withhold or deduct in the absence of such assignment or transfer; (e) such assignment or transfer will not be treated as a taxable exchange for U.S. federal income tax purposes; and (f) no Event of Default, Potential Event of Default or Termination Event will occur as a result of such assignment or transfer.

3.    Calculation Agent:    Dealer; unless an Event of Default under Section 5(a)(vii) of the Agreement has occurred and is continuing with respect to Dealer, in which case Counterparty shall have the right to designate a recognized dealer for so long as such Event of Default continues in the relevant derivatives market to replace Dealer as Calculation Agent. Notwithstanding anything to the contrary in the Agreement, the Equity Definitions or this Confirmation, whenever Dealer, acting as the Calculation Agent, is required to act or to exercise judgment or discretion in any way with respect to the Transaction hereunder (including, without limitation, by making calculations, adjustments or determinations with respect to the Transaction), it will do so in good faith and in a commercially reasonable manner. Dealer shall, within five (5) Exchange Business Days of a written request by Counterparty, provide a written explanation of any judgment, calculation, adjustment or determination made by Dealer, as to the Transaction, in its capacity as Calculation Agent, including, where applicable, a description of the methodology and the basis for such judgment, calculation, adjustment or determination in reasonable detail, it being agreed and understood that Dealer shall not be obligated to disclose any confidential or proprietary models or other information that Dealer believes to be confidential, proprietary or subject to contractual, legal or regulatory obligations not to disclose such information, in each case, used by it for such judgment, calculation, adjustment or determination.
4.    Account Details:

(a) Account for delivery of Shares to Dealer:	To be furnished

(b) Account for delivery of Shares to Counterparty:	To be furnished

(c) Account for payments to Counterparty:	To be advised under separate cover or telephone confirmed prior to each Settlement Date

(d) Account for payments to Dealer:	To be advised under separate cover or telephone confirmed prior to each Settlement Date
5.    Offices:
The Office of Counterparty for the Transaction is: Inapplicable, Counterparty is not a Multibranch Party.
The Office of Dealer for the Transaction is: [Inapplicable, Dealer is not a Multibranch Party]30[Cleveland, Ohio]31 [Charlotte]32 [New York]33 [Milwaukee]34 [Toronto]35 [London, United Kingdom]36. [Notwithstanding the foregoing, for U.S. federal income tax purposes and for purposes of the tax representations herein, the Office of Dealer for each Transaction is its New York Office.]37.
6.    Notices: For purposes of this Confirmation:
(a)    Address for notices or communications to Counterparty:
Rocket Lab Corporation
3881 McGowen Street
Long Beach, CA 90808
Attention:    Arjun Kampani, SVP – General Counsel and Corporate Secretary
Telephone:    [*]
Email:        [*]
30 Insert for Nomura, Citizens.
31 Insert for Key.
32 Insert for WF.
33 Insert for BofA, GS, MS.
34 Insert for Baird.
35 Insert for TD.
36 Insert for DB.
37 Insert for TD.

(b)    Address for notices or communications to Dealer:
[Bank of America, N.A.
One Bryant Park, 8th Fl.
New York, NY 10036
Attention: Strategic Equity Solutions Group
Telephone: [*]
Email: [*]]38
[Citizens JMP Securities, LLC
450 Park Avenue, 6th Floor
New York, New York 10022
ATTN: Gianpaolo Arpaia
Email: [*]
Telephone: [*]]39
[Deutsche Bank AG, London Branch
c/o Deutsche Bank Securities Inc.
1 Columbus Circle
New York, New York 10019
Attention: Diana Nott
Telephone No.: [*]
Email: [*]
and
Attention: Joachim Sciard
Telephone No.: [*]
Email: [*]
With a copy to: [*]]40
[Goldman Sachs & Co. LLC
200 West Street
New York, NY 10282-2198
Attention: Jonathan Armstrong, Equity Capital Markets
Telephone: [*]
Email: [*]
With a copy to:
Attention: Cory Oringer, Equity Capital Markets
Telephone: [*]
Email: [*]
38 Insert for BofA.
39 Insert for Citizens.
40 Insert for DB.

and to:
Attention: Henry Liu, Equity Capital Markets
Telephone: [*]
Email: [*]
And mandatory email notification to the following address:
[*]]41
[KeyBanc Capital Markets Inc.
127 Public Square, 7th Floor
Cleveland, Ohio 44114
Notice Emails: [*]]42
[Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
Attn: Equity Solutions Desk
Email: [*]
Copy to: [*]]43
Nomura Global Financial Products, Inc.
309 West 49th Street
New York, NY 10019
Attention: Structured Equity Solutions
Email: [*]
with a copy (which shall not constitute notice) to:
Nomura Global Financial Products, Inc.
309 West 49th Street
New York, NY 10019
Attention: Equities Legal
Email: [*]
And to:
BTIG, LLC
65 East 55th Street
New York, NY 10022
Attention: Equity Capital Markets
Email: [*]
Or:
BTIG, LLC
350 Bush Street
San Francisco, CA 94104
Attention Equity Capital Markets
Email: [*]
41 Insert for GS.
42 Insert for Key.
43 Insert for MS.

In either case with a copy (which shall not constitute notice) to:
BTIG, LLC
350 Bush Street
San Francisco, CA 94104
Attention: General Counsel and Chief Compliance Officer
Email: [*]]44
[Robert W. Baird & Co. Incorporated
777 E. Wisconsin Avenue
Milwaukee, Wisconsin 53202
Attention: Syndicate Department, with a copy to the Legal Department
Facsimile: [*]]
Telephone: [*]]
Email: [*]]45

[Stifel, Nicolaus & Company, Incorporated
1201 Wills Street, Suite 600
Baltimore, MD 21231
Attention: Syndicate Department
Emails: [*]]46

[The Toronto-Dominion Bank
c/o TD Securities (USA) LLC, as Agent
1 Vanderbilt Avenue
New York, NY 10017
Attention:    Global Equity Derivatives
Email:    [*]
Telephone No.: [*]]47

[Notwithstanding anything to the contrary in the Agreement, all notices to Dealer in connection with the Transaction are effective only upon receipt of email message to:
[*]]48

7.    Other Provisions:
(a)    Conditions to Effectiveness. This Transaction shall be effective if and only if Shares are sold by the person acting as forward seller for Dealer on or after the Trade Date and on or before the Hedge Completion Date pursuant to the Distribution Agreement. If the Distribution Agreement is terminated prior to any such sale of Shares thereunder during such period, the parties shall have no further obligations in connection with this Transaction, other than in respect of breaches of representations or covenants on or prior to such date.
44 Insert for Nomura.
45 Insert for Baird.
46 Insert for Stifel.
47 Insert for TD.
48 Insert for WF.

Notwithstanding anything herein to the contrary, in the event that, after using commercially reasonable efforts, either (i) Dealer is unable to borrow and deliver any Shares for sale by the person acting as forward seller for Dealer under the Distribution Agreement or (ii) Dealer would incur a stock loan cost that is equal to or greater than [___] basis points per annum to do so (the “Maximum Stock Loan Rate”), then the effectiveness of this Confirmation shall be limited to the number of Shares that Dealer using commercially reasonable efforts is able to, and that it is practicable to, so borrow below the Maximum Stock Loan Rate (which number of Shares, for the avoidance of doubt, may be zero).
(b)    Distribution Agreement Representations, Warranties and Covenants. On the Trade Date and on each date on which Dealer or its affiliates makes a sale pursuant to a prospectus in connection with a hedge of this Transaction, Counterparty repeats and reaffirms as of such date each of its representations and warranties contained in the Distribution Agreement. Counterparty hereby agrees to comply with its covenants contained in the Distribution Agreement as if such covenants were made in favor of Dealer.
(c)    Interpretive Letter. The parties agree and acknowledge that this Transaction is being entered into in accordance with the October 9, 2003 interpretive letter from the staff of the Securities and Exchange Commission to Goldman, Sachs & Co. (the “Interpretive Letter”). In addition, Counterparty represents that it is eligible to conduct a primary offering of Shares on Form S-3, the offering contemplated by the Distribution Agreement complies with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), and the Shares are “actively traded” as defined in Rule 101(c)(1) of Regulation M.
(d)    Agreements and Acknowledgments Regarding Shares.
(i)    Counterparty agrees and acknowledges that, in respect of any Shares delivered to Dealer hereunder, such Shares shall be newly issued (unless mutually agreed otherwise by the parties) and shall, upon such delivery, be duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance and not subject to any preemptive or similar rights and shall, upon such issuance, be accepted for listing or quotation on the Exchange, subject to notice of issuance and Paragraph 7(h) below.
(ii)    Counterparty acknowledges that Dealer (or an affiliate of Dealer) will hedge its exposure to this Transaction by selling Shares borrowed from third party securities lenders pursuant to a registration statement. The parties acknowledge that, pursuant to the terms of the Interpretive Letter, the Shares (up to the Initial Number of Shares) delivered by Counterparty to Dealer (or an affiliate of Dealer) in connection with this Transaction may be used by Dealer (or an affiliate of Dealer) to close out open borrowings of Shares created in the course of its hedging activities relating to its exposure under this Transaction without further registration of the delivery of such Shares and without delivering a prospectus in connection with the delivery of such Shares. Accordingly, and subject to Paragraph 7(d)(iv), Counterparty agrees that the Shares that it delivers to Dealer (or an affiliate of Dealer) upon settlement of the Transaction will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.
(iii)    Counterparty agrees and acknowledges that it has reserved and will keep available at all times, free from preemptive or similar rights and free from any lien, charge, claim or other encumbrance, authorized but unissued Shares at least equal to the Share Cap, solely for the purpose of settlement under this Transaction.

(iv)    Unless the provisions set forth below under “Private Placement Procedures” are applicable, Dealer agrees to use any Shares delivered by Counterparty hereunder on any Settlement Date to return Shares to securities lenders to close out open securities loans created by Dealer or an affiliate of Dealer in the course of Dealer’s or such affiliate’s hedging activities related to Dealer’s exposure under this Transaction.
(v)    In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Stock Settlement of this Transaction, Dealer shall use its good faith and commercially reasonable efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases and any analogous purchases under any Additional Transaction.
(vi)    Dealer acknowledges that Counterparty may enter into one or more other forward transactions for its Shares during the term of this Transaction pursuant to Confirmation(s) (as defined in the Distribution Agreement) with Forward Purchaser(s) (as defined in the Distribution Agreement) other than Dealer (each, an “Other Forward”). Dealer and Counterparty agree that if Counterparty designates a Settlement Date, or if a Settlement Date occurs on the Final Date, in each case with respect to any Other Forward and for which Cash Settlement or Net Stock Settlement is applicable, and the resulting Unwind Period for the Other Forward coincides for any period of time with an Unwind Period for the Transaction (the “Overlap Unwind Period”), Counterparty shall notify Dealer prior to the commencement of such Overlap Unwind Period, and Dealer shall only be permitted to purchase Shares to unwind its hedge in respect of the Transaction on every other Exchange Business Day during such Overlap Unwind Period, commencing on the day designated by Counterparty in such notice to Dealer (which shall be either the first or the second day of such Overlap Unwind Period).
(e)    Additional Representations and Agreements of Counterparty. Counterparty represents, warrants and agrees as follows:
(i)    Counterparty represents to Dealer on the Trade Date and on any date that Counterparty notifies Dealer that Cash Settlement or Net Stock Settlement applies to this Transaction, that (A) Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares, (B) each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that are required to be filed have been filed and that, as of the date of this representation, when considered as a whole (with the more recent such filings deemed to amend inconsistent statements contained in any earlier such filings), there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and (C) Counterparty is not entering into this Confirmation or making any election hereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares).
(ii)    It is the intent of Dealer and Counterparty that following any election of Cash Settlement or Net Stock Settlement by Counterparty, the purchase of Shares by Dealer during any Unwind Period comply with the requirements of Rule 10b5-l(c)(l)(i)(B) of the Exchange Act and that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-l(c). Counterparty acknowledges that (a) during any Unwind Period Counterparty shall not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Dealer (or its forward seller, agent or affiliate) in connection with this Confirmation and (b) Counterparty is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act and shall act in good faith with respect to the Agreement.
(iii)    Counterparty shall, at least one day prior to the first day of any Unwind Period, notify Dealer of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Counterparty or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Unwind Period and during the calendar week in which the first day of the Unwind Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18). Counterparty agrees to take all actions, and to omit to take any actions, reasonably requested by Dealer (and based on advice of counsel) for this Transaction to comply with the Interpretive Letter. Without limiting the foregoing, Counterparty agrees that neither it nor any “affiliated purchaser” (as defined in Regulation M (“Regulation M”) promulgated under the Exchange Act) will, directly or indirectly, bid for, purchase or attempt to induce any person to bid for or purchase, the Shares or securities that are convertible into, or exchangeable or exercisable for, Shares during any “restricted period” as such term is defined in Regulation M.
(iv)    During any Unwind Period, Counterparty shall (a) notify Dealer prior to the opening of trading in the Shares on any day on which Counterparty makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition or similar transaction involving a recapitalization relating to Counterparty (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (b) promptly notify Dealer following any such announcement that such announcement has been made and (c) promptly deliver to Dealer following the making of any such announcement information indicating (A) Counterparty’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Counterparty’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.
(v)    Counterparty shall not, nor shall it cause any of its affiliated purchasers (within the meaning of Rule 10b-18 under the Exchange Act) to, take or refrain from taking any action (including, without limitation, any direct purchases by Counterparty or any of its affiliates, or any purchases by a party to a derivative transaction with Counterparty or any of its affiliates), either under this Confirmation, under an agreement with another party or otherwise, that might cause any purchases of Shares by Dealer or any of its affiliates in connection with any Cash Settlement or Net Stock Settlement of this Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 determined as if all such foregoing purchases were made by Counterparty.
(vi)    Counterparty will not engage in any “distribution” (as defined in Regulation M) that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.

(vii)    Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
(viii)    As of the date hereof, the Trade Date and the date of any payment or delivery by Counterparty or Dealer under the Transaction, it is not and will not be “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code).
(ix)    Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Dealer is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of this Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.
(x)    Counterparty understands that no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Dealer or any governmental agency.
(xi)    As of the Trade Date, neither the certificate of incorporation nor the bylaws of Counterparty contain any limitation on ownership of the Shares that would give rise to any reporting, consent, registration or other requirement (including any requirement to obtain prior approval from any person or entity).
(xii)    No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Counterparty of this Confirmation and the consummation of this Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (a) such as have been obtained under the Securities Act and (b) as may be required to be obtained under state securities laws.
(xiii)    Counterparty (a) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into this Transaction; (b) has consulted with its own legal, financial, accounting and tax advisors in connection with this Transaction; and (c) is entering into this Transaction for a bona fide business purpose.
(xiv)    [Reserved]
(xv)    [Reserved]
(xvi)    Counterparty (a) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (b) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (c) has total assets of at least $50 million as of the date hereof.
(xvii)    Counterparty is not a “financial end user” as defined in 12 CFR §45.2.

(f)    Acceleration Events. Each of the following events shall constitute an “Acceleration Event”:
(i)    Stock Borrow Event. In the commercially reasonable judgment of Dealer (A) Dealer (or any relevant affiliate of Dealer) is not able to hedge its exposure under this Transaction because insufficient Shares are made available for borrowing by securities lenders or (B) Dealer (or any relevant affiliate of Dealer) would incur a cost to borrow (or to maintain a borrow of) Shares to hedge its exposure under this Transaction that is greater than a rate equal to [___] basis points per annum (each, a “Stock Borrow Event”);
(ii)    Dividends and Other Distributions. On any day occurring after the Trade Date, Counterparty declares a distribution, issue or dividend to existing holders of the Shares of (A) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from, and including, any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this Paragraph 7(f)(ii) only) to, but excluding, the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I, (B) any Extraordinary Dividend, (C) any share capital or other securities of another issuer acquired or owned (directly or indirectly) by Counterparty as a result of a spin-off or other similar transaction or (D) any other type of securities (other than Shares), rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price, as determined in good faith and a commercially reasonable manner by Calculation Agent for which the related record date occurs during the period from, and including, the Effective Date to, but excluding, the Final Date (or, if later, the last date on which Shares are delivered by Counterparty to Dealer in settlement of this Transaction). “Extraordinary Dividend” means any dividend or distribution (that is not an ordinary cash dividend) declared by the Issuer with respect to the Shares with an ex-dividend date occurring on any day following the Trade Date that, in the good faith and commercially reasonable determination of Calculation Agent, is (1) a payment or distribution by the Issuer to holders of Shares that the Issuer announces will be an “extraordinary” or “special” dividend or distribution or (2) any other “extraordinary” or “special” dividend or distribution on the Shares that is, by its terms or declared intent, outside the normal course of operations or normal dividend policies or practices of the Issuer;
(iii)    ISDA Termination. Either Dealer or Counterparty has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement, in which case, except as otherwise specified herein and except as a result of an Event of Default under Section 5(a)(i) of the Agreement, the provisions of Section 7(g) below shall apply in lieu of the consequences specified in Section 6 of the Agreement;
(iv)    Other ISDA Events. The occurrence of an Announcement Date in respect of any Merger Event, Tender Offer, Nationalization, Insolvency or Delisting or the occurrence of any Change in Law; provided that, in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or their respective successors), and if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the “Exchange”; provided further that (a) the definition of “Change in Law” provided in Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (A) replacing the phrase “the interpretation” in the third line thereof with the phrase “or public announcement or statement of the formal or informal interpretation” and (B) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Dealer on the Trade Date” and (b) any determination as to whether (A) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (B) the promulgation of or any change in or announcement or statement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”) or any similar provision in any legislation enacted on or after the Trade Date; or
(v)    Ownership Event. In the good faith judgment of Dealer, acting based on the advice of counsel, determines on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies) (each, an “Ownership Event”). For purposes of this sub-paragraph (v), the “Share Amount” as of any day is the number of Shares that Dealer and any person whose ownership position would be aggregated with that of Dealer (Dealer or any such person, a “Dealer Person”) under any law, rule, regulation or regulatory order (except for any filing requirements on Form 13F, Schedule 13D or Schedule 13G under the Exchange Act, in each case, as in effect on the Trade Date) or Counterparty constituent document that for any reason is, or after the Trade Date becomes, applicable to ownership of Shares (“Applicable Provisions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under the Applicable Provisions, as determined by Dealer in its reasonable discretion. The “Post-Effective Limit” means (x) the minimum number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval from any person or entity) of a Dealer Person, or would result in an adverse effect on a Dealer Person, under the Applicable Provisions, as determined by Dealer in its reasonable discretion, minus (y) [0.5]% of the number of Shares outstanding.
(g)    Termination Settlement. Upon the occurrence of any Acceleration Event, Dealer shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (a) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares necessary to reduce the Share Amount to reasonably below the Post-Effective Limit and (b) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Dealer pursuant to the preceding sentence, Counterparty fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of this Transaction, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Stock Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Counterparty, Cash Settlement or Net Stock Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Dealer has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Dealer in respect of such Termination Settlement Date. If an Acceleration Event occurs after Counterparty has designated a Settlement Date to which Physical Settlement applies but before the relevant Settlement Shares have been delivered to Dealer, then Dealer shall have the right to cancel such Settlement Date and designate a Termination Settlement Date in respect of such Shares pursuant to the first sentence hereof. Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related relevant Settlement Date the Shares have changed into cash or any other property or the right to receive cash or any other property, the Calculation Agent shall adjust the nature of the Shares in good faith and a commercially reasonable manner as it determines appropriate to account for such change such that the nature of the Shares is consistent with what shareholders receive in such event.
(h)    Private Placement Procedures. If Counterparty is unable to comply with the provisions of sub-paragraph (ii) of Paragraph 7(d) above because of a Change in Law, or Dealer otherwise determines that in its reasonable opinion based on the advice of counsel any Shares to be delivered to Dealer by Counterparty may not be freely returned by Dealer or its affiliates to securities lenders as described under such sub-paragraph (ii) or otherwise constitute “restricted securities” as defined in Rule 144 under the Securities Act, then delivery of any such Shares (the “Restricted Shares”) shall be effected as provided below, unless waived by Dealer.
(i)    If Counterparty delivers the Restricted Shares pursuant to this Paragraph 7(i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Counterparty shall be effected in customary (for issuers with a market capitalization comparable to, and in the same industry as, Counterparty) private placement procedures with respect to such Restricted Shares reasonably acceptable to Dealer; provided that Counterparty may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Counterparty to Dealer (or any affiliate designated by Dealer) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Dealer (or any such affiliate of Dealer), and if Counterparty fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary (for issuers with a market capitalization comparable to, and in the same industry as, Counterparty) representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer, due diligence rights (for Dealer or any designated buyer of the Restricted Shares by Dealer), opinions and certificates, and such other documentation as is customary (for issuers with a market capitalization comparable to, and in the same industry as, Counterparty) for private placement agreements, all reasonably acceptable to Dealer. In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Restricted Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Restricted Shares. Notwithstanding the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Dealer to Counterparty of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due following completion of the procedures set forth in this sub-paragraph (i), which procedures the parties shall exercise diligence to complete, and not be due on the date that would otherwise be applicable.
(ii)    If Counterparty delivers any Restricted Shares in respect of this Transaction, Counterparty agrees that (A) prior to the time the restrictive legends referred to in clause (B) below are removed, such Shares may be transferred by and among Dealer and its affiliates and (B) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed, and provided that the conditions of Rule 144(c)(1)(i), if applicable, are satisfied, Counterparty shall (so long as Dealer or any such affiliate is not an “affiliate” of Counterparty within the meaning of Rule 144 under the Securities Act) promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of any seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).
(i)    Indemnity. Counterparty agrees to indemnify Dealer and its affiliates and their respective directors, officers, employees, agents and controlling persons (Dealer and each such affiliate or person being an “Indemnified Party”) from and against any and all such losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of any breach of any covenant or representation made by Counterparty in this Confirmation or the Agreement and will reimburse any Indemnified Party for all documented and reasonable expenses (including reasonable out-of-pocket legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, except to the extent determined in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from Dealer’s gross negligence, willful misconduct, fraud, bad faith or from a breach of any representation, agreement or covenant contained in this Confirmation or the Agreement. The foregoing provisions shall survive any termination or completion of the Transaction.
(j)    Waiver of Trial by Jury. EACH OF COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTION OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.
(k)    Governing Law/Jurisdiction. This Confirmation and any claim, controversy or dispute arising under or related to this Confirmation shall be governed by the laws of the State of New York without reference to the conflict of laws provisions thereof (other than Title 14 of Article 5 of the General Obligations Law). The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.
(l)    Designation by Dealer. Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer obligations in respect of the Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty only to the extent of any such performance.

(m)    Insolvency Filing. Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, upon any Insolvency Filing or other proceeding under the Bankruptcy Code in respect of the Issuer, this Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing or other proceeding), it being understood that this Transaction is a contract for the issuance of Shares by the Issuer as contemplated by Section 365(c)(2) of the Bankruptcy Code.
(n)    Disclosure. Effective from the date of commencement of discussions concerning the Transaction, each of Dealer and Counterparty and each of their employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure.
(o)    Right to Extend. In connection with either Cash Settlement or Net Stock Settlement and other than in respect of a Market Disruption Event, Dealer may postpone the related Settlement Date or Valuation Date if Dealer determines, in its reasonable discretion based on the advice of its legal counsel, that such extension is reasonably necessary or appropriate to enable Dealer to effect purchases of Shares in connection with its hedging activity hereunder in a manner that would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be in compliance with applicable legal and regulatory requirements that are applied consistently in good faith and in a commercially reasonable manner by Dealer to all of its similarly situated counterparties with similar transactions, as determined by Dealer in its reasonable discretion based on the advice of its legal counsel.
(p)    Counterparty Share Repurchases. Counterparty agrees not to repurchase, directly or indirectly, any Shares if, immediately following such purchase, the Outstanding Share Percentage would be equal to or greater than 9.0%. The “Outstanding Share Percentage” as of any day is the fraction (1) the numerator of which is the aggregate of the Number of Shares for this Transaction and the “Number of Shares” (as defined in the applicable Additional Confirmation) under any outstanding Additional Transactions and (2) the denominator of which is the number of Shares outstanding on such day.
(q)    Limit on Beneficial Ownership. Notwithstanding any other provisions hereof, Dealer shall not have the right to acquire Shares hereunder and Dealer shall not be entitled to take delivery of any Shares hereunder (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the Share Amount would exceed the Post-Effective Limit, (ii) Dealer and each person subject to aggregation of Shares with Dealer under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder (the “Dealer Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of [4.5]% of the then outstanding Shares (the “Threshold Number of Shares”), (iii) the Share Amount would equal or exceed the Threshold Number of Shares (the “Exchange Limit”), or (iv) Dealer, Dealer Group or any person whose ownership position would be aggregated with that of Dealer or Dealer Group (Dealer, Dealer Group or any such person, a “Group Person”) under any law, rule, regulation or regulatory order applicable to ownership of Shares (“Applicable Laws”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of Shares equal to (x) the lesser of (A) the maximum number of Shares that would be permitted under Applicable Laws and (B) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a regulator) of a Group Person under Applicable Laws and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Counterparty or any contract or agreement to which Counterparty is a party, in each case minus (y) [0.50]% of the number of Shares outstanding on the date of determination (the condition described in this clause (v), an “Excess Regulatory Ownership Position”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Share Amount would exceed the Post-Effective Limit, (ii) the Dealer Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (iii) the Share Amount would equal or exceed the Exchange Limit, or (iv) an Excess Regulatory Ownership Position would result. If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Scheduled Trading Day after, Dealer gives notice to Counterparty that, after such delivery, (w) the Share Amount would not exceed the Post-Effective Limit, (x) the Dealer Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (y) the Share Amount would not equal or exceed the Exchange Limit, and (z) an Excess Regulatory Ownership Position would not result.
In addition, notwithstanding anything herein to the contrary, if any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Dealer shall be permitted to make any payment due in respect of such Shares to Counterparty in two or more tranches that correspond in amount to the number of Shares delivered by Counterparty to Dealer pursuant to the immediately preceding paragraph.
(r)    Commodity Exchange Act. Each of Dealer and Counterparty agrees and represents that it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended (the “CEA”), the Agreement and this Transaction are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(51) of the CEA.
(s)    Additional Representation will apply, and for the purpose of Section 3 of the Agreement, the following will constitute an Additional Representation:
“(h) Relationship Between Parties. Each party will be deemed to represent to the other party on the date on which it enters into the Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for the Transaction):
(i) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into the Transaction and as to whether the Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the Transaction, it being understood that information and explanations related to the terms and conditions of the Transaction will not be considered investment advice or a recommendation to enter into the Transaction. No communication (written or oral) received from the other party will be deemed to be an assurance or guarantee as to the expected results of the Transaction.

(ii) Assessment and Understanding. It is capable of assessing the merits of and evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Transaction. It is also capable of assuming, and assumes, the financial and other risks of the Transaction.
(iii) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of the Transaction.
(iv) Other Transactions. In the case of Counterparty, it understands and acknowledges that the other party may, either in connection with entering into the Transaction or from time to time thereafter, engage in open market transactions that are designed to hedge or reduce the risks incurred by it in connection with such Transaction and that the effect of such open market transactions may be to affect or reduce the value of such Transaction.”
(t)    Bankruptcy Status. Subject to Paragraph 7(m) above, Dealer acknowledges and agrees that this Confirmation is not intended to convey to Dealer rights with respect to the transactions contemplated hereby that are senior to the claims of Counterparty’s common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided, however, that nothing herein shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Confirmation and the Agreement; and provided, further, that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than this Transaction.
(u)    No Collateral or Setoff. Notwithstanding any other provision of this Confirmation, the Agreement or any other agreement between the parties to the contrary, the obligations of Counterparty hereunder are not secured by any collateral. Obligations in respect of this Transaction shall not be set off against any obligations of the parties other than in respect of this Transaction or any Additional Transactions, whether arising under the Agreement, under any other agreement between the parties hereto, by operation of law or otherwise, and no obligations of the parties other than in respect of this Transaction or any Additional Transactions shall be set off against obligations in respect of this Transaction, whether arising under the Agreement, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff.
(v)    Tax Matters.
(i)    For the purpose of Section 3(e) of the Agreement, each of Dealer and Counterparty makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement and any other payments of interest and penalty charges for late payment) to be made by it to the other party under the Agreement. In making this representation, it may rely on (a) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement; (b) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement; and (c) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it shall not be a breach of this representation where reliance is placed on clause (b) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(ii)    For the purpose of Section 3(f) of the Agreement:
(A)    Dealer makes the following representation(s):
(1)    [It is “foreign person” (as that term is used in Section 1.6041-4(a)(4) of the United States Treasury Regulations) for United States federal income tax purposes.]49
(2)    [It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes (or, if it is disregarded for U.S. federal income tax purposes, its beneficial owner is) and is a U.S. resident for U.S. federal income tax purposes.]50
(3)    [Each payment received or to be received by it in connection with this Confirmation will be effectively connected with its conduct of a trade or business in the United States.]51
(4)    [It is a limited liability company duly organized and formed under the laws of the State of Delaware and is a disregarded entity for U.S. federal income tax purposes, its sole member is a corporation duly organized under the laws of the State of Delaware and is an exempt recipient under Section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations.]52
(5)    [It is a U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of the U.S. Treasury Regulations) for U.S. federal income tax purposes.]53
(6)    [It is a national banking association organized and existing under the laws of the United States of America and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii)(M).]54
(7)    [It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations), or a disregarded entity of such a U.S. person, for U.S. federal income tax purposes.]55
(8)    [It is an Ohio Corporation and a corporation for U.S. federal income tax purposes.]56
(9)    [It is a corporation duly organized and validly existing under the laws of the State of Delaware and a U.S. person (as that term is defined
49 Insert for TD.
50 Insert for BofA, Key and WF.
51 Insert for TD.
52 Insert for MS.
53 Insert for Stifel, Citizens.
54 Insert for BofA and WF.
55 Insert for GS.
56 Insert for Key.

in Section 7701(a)(30) of the Code and used in Section 1.1441-4(a)(3)(ii) of the Treasury Regulations) for U.S. federal income tax purposes.]57
(10)    The Transaction entered into by Deutsche Bank AG, London branch, acting as intermediary for Deutsche Bank AG, New York Branch through an office or discretionary agent in the United States will be treated, solely for United States income tax purposes, as entered into by a United States corporation.]58
(11)    [It is a corporation organized under the laws of the State of Wisconsin; and
(12)    It is a “U.S. person” (as that term is used in Section 7701(a)(30) of the Code (as defined below) and U.S. Treasury Regulations Section 1.1441-4(a)(3)(ii)) for U.S. federal income tax purposes and an exempt recipient within the meaning of U.S. Treasury Regulations Section 1.6049-4(c)(1)(ii)(A).]59
(B)    Counterparty makes the following representation(s):
(1)    Counterparty is a corporation and a U.S. person (as that term is defined in Section 7701(a)(30) of the Code and used in Section 1.1441-4(a)(3)(ii) of the Treasury Regulations) for U.S. federal income tax purposes.
(iii)    Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” as used in clause (v)(i) above and “Indemnifiable Tax” as defined in Section 14 of the Agreement, shall not include (A) any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”) or (B) any tax imposed or collected pursuant to Section 871(m) of the Code or any current or future regulations or official interpretations thereof (a “Section 871(m) Withholding Tax”). For the avoidance of doubt, each of a FATCA Withholding Tax and a Section 871(m) Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for purposes of Section 2(d) of the Agreement.
(iv)    Tax Documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, (a) Counterparty shall provide to Dealer a valid and duly executed U.S. Internal Revenue Service Form W-9, or any successor thereto, (i) on or before the date of execution of this Confirmation; (ii) promptly upon reasonable demand by Dealer; and (iii) promptly upon learning that any such tax form previously provided by Counterparty has become invalid, inaccurate, or incorrect, and (b) Dealer shall provide to Counterparty a valid and duly executed U.S. Internal Revenue Service Form W-8ECI, W-8BEN-E, W-8IMY (including a withholding statement identifying the Agreement certifying that Dealer is a “Qualified Derivatives Dealer”)
57 Insert for Nomura.
58 Insert for DB.
59 Insert for Baird.

or W-9 (as applicable), or any successor thereto, (i) on or before the date of execution of this Confirmation; (ii) promptly upon reasonable demand by Counterparty; and (iii) promptly upon learning that any such tax form previously provided by Dealer has become invalid, inaccurate, or incorrect.. Additionally, Counterparty and Dealer shall, promptly upon request by the other party, provide such other tax forms and documents reasonably requested by such other party in order to allow such other party to make a payment under this Confirmation[, including any Credit Support Document,]60 without any deduction or withholding for or on account of any tax or with such deduction or withholding at a reduced rate].61
(w)    Wall Street Transparency and Accountability Act of 2010. The parties hereby agree that none of (i) Section 739 of the WSTAA, (ii) any similar legal certainty provision included in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, (iii) the enactment of the WSTAA or any regulation under the WSTAA, (iv) any requirement under the WSTAA or (v) any amendment made by the WSTAA shall limit or otherwise impair either party’s right to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased cost, regulatory change or similar event under this Confirmation, the Equity Definitions or the Agreement (including, but not limited to, any right arising from any Acceleration Event).
(x)    Delivery of Cash. For the avoidance of doubt, nothing in this Confirmation shall be interpreted as requiring Counterparty to deliver cash in respect of the settlement of this Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40 (formerly EITF 00-19) as in effect on the Trade Date (including, without limitation, where Counterparty so elects to deliver cash or fails timely to elect to deliver Shares in respect of such settlement). For the avoidance of doubt, the preceding sentence shall not be construed as limiting (i) Paragraph 7(i) hereunder or (ii) any damages that may be payable by Counterparty as a result of breach of this Confirmation.
(y)    Severability; Illegality. If compliance by either party with any provision of this Transaction would be unenforceable or illegal, (i) the parties shall negotiate in good faith to resolve such unenforceability or illegality in a manner that preserves the economic benefits of the transactions contemplated hereby and (ii) the other provisions of this Transaction shall not be invalidated, but shall remain in full force and effect.
(z)    General Obligations Law of New York. (i)  Counterparty and Dealer agree and acknowledge that (W) the Transaction contemplated by this Confirmation and the related Pricing Supplement will be entered into in reliance on the fact that this Confirmation and such Pricing Supplement, together with the Agreement and any Additional Confirmation and related “Pricing Supplement” or equivalent document thereunder, form a single agreement between Counterparty and Dealer, and the parties would not otherwise enter into such Transaction, (X) this Confirmation, together with such Pricing Supplement and the Agreement, are a “qualified financial contract”, as such term is defined in Section 5-701(b)(2) of the General Obligations Law; (Y) such Pricing Supplement, regardless of whether transmitted electronically or otherwise, constitutes a “confirmation in writing sufficient to indicate that a contract has been made between the parties” hereto, as set forth in Section 5-701(b)(3)(b) of the General Obligations Law; and (Z) this Confirmation and the Agreement constitute a prior “written contract”, as set forth in Section 5-701(b)(1)(b) of the General Obligations Law, and each party hereto intends and agrees to be bound by this Confirmation, such Pricing Supplement and the Agreement. (ii)
60 Insert for GS.
61 A non-U.S. Dealer may include other appropriate form deliverables.

Counterparty and Dealer further agree and acknowledge that this Confirmation, together with the related Pricing Supplement and the Agreement, constitutes a contract “for the sale or purchase of a security”, as set forth in Section 8-113 of the Uniform Commercial Code of New York.
(aa)    Counterparts. Delivery of an executed counterpart of a signature page of this Confirmation and the Pricing Supplement by telecopy, emailed .pdf or any other electronic means shall be effective as delivery of a manually executed counterpart of such documents. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Confirmation and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
(bb)    Regulatory Provisions. The time of dealing for the Transaction will be confirmed by Dealer upon written request by Counterparty.
(cc)    Staggered Settlement. Notwithstanding anything to the contrary herein, Dealer may, by prior notice to Counterparty, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.
8.    Additional Provisions.
(a)    [U.S. Stay Regulations. The parties agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as Regulated Entity and/or Adhering Party as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of the Agreement, and for such purposes, the Agreement shall be deemed to be a Covered Agreement and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term) as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a “Covered Agreement,” Counterparty shall be deemed a “Covered Entity” and Dealer shall be deemed a “Counterparty Entity.” In the event that, after the date of the Agreement, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between the Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “the Agreement” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to a party replaced by references to the related covered affiliate support provider.
“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.]62
(b)    [U.S. Stay Regulations.
(i)    Recognition of the U.S. Special Resolution Regimes.
A.    In the event that Dealer becomes subject to a proceeding under (1) the Federal Deposit Insurance Act and the regulations promulgated thereunder or (2) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder (a “U.S. Special Resolution Regime”) the transfer from Dealer of this Confirmation, and any interest and obligation in or under, and any property securing, this Confirmation, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Confirmation, and any interest and obligation in or under, and any property securing, this Confirmation were governed by the laws of the United States or a state of the United States.
B.    In the event that Dealer or an Affiliate becomes subject to a proceeding under a U.S. Special Resolution Regime, any Default Rights (as defined in 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable (“Default Right”)) under this Confirmation that may be exercised against Dealer are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Confirmation were governed by the laws of the United States or a state of the United States.
(ii)    Limitation on Exercise of Certain Default Rights Related to an Affiliate’s Entry Into Insolvency Proceedings. Notwithstanding anything to the contrary in this Confirmation, the parties expressly acknowledge and agree that:
A.    Counterparty shall not be permitted to exercise any Default Right with respect to this Confirmation or any Affiliate Credit Enhancement that is related, directly or indirectly, to an Affiliate of the Dealer becoming subject to receivership, insolvency, liquidation, resolution, or similar proceeding (an “Insolvency Proceeding”), except to the extent that the exercise of such Default Right would be permitted under the provisions of 12 C.F.R. 252.84, 12 C.F.R. 47.5 or 12 C.F.R. 382.4, as applicable; and
B.    Nothing in this Confirmation shall prohibit the transfer of any Affiliate Credit Enhancement, any interest or obligation in or under such Affiliate Credit Enhancement, or any property securing such Affiliate Credit Enhancement, to a transferee upon or following an Affiliate of Dealer becoming subject to an Insolvency
62 Insert for BofA, MS, TD and WF.

Proceeding, unless the transfer would result in the Counterparty being the beneficiary of such Affiliate Credit Enhancement in violation of any law applicable to the Counterparty.
C.    For the purpose of this paragraph:
“Affiliate” is defined in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Credit Enhancement” means any credit enhancement or credit support arrangement in support of the obligations of Dealer under or with respect to this Confirmation, including any guarantee, collateral arrangement (including any pledge, charge, mortgage or other security interest in collateral or title transfer arrangement), trust or similar arrangement, letter of credit, transfer of margin or any similar arrangement.
(iii)    U.S. Protocol. If Counterparty has previously adhered to, or subsequently adheres to, the ISDA 2018 U.S. Resolution Stay Protocol as published by the International Swaps and Derivatives Association, Inc. as of July 31, 2018 (the “ISDA U.S. Protocol”), the terms of such protocol shall be incorporated into and form a part of this Confirmation and the terms of the ISDA U.S. Protocol shall supersede and replace the terms of this section. For purposes of incorporating the ISDA U.S. Protocol, Dealer shall be deemed to be a Regulated Entity, Counterparty shall be deemed to be an Adhering Party, and this Confirmation shall be deemed to be a Protocol Covered Agreement. Capitalized terms used but not defined in this paragraph shall have the meanings given to them in the ISDA U.S. Protocol.
(iv)    Pre-existing In-Scope Agreements. Dealer and Counterparty agree that to the extent there are any outstanding “in-scope QFCs,” as defined in 12 C.F.R. § 252.82(d), that are not excluded under 12 C.F.R. § 252.88, between Dealer and Counterparty that do not otherwise comply with the requirements of 12 C.F.R. § 252.2, 252.81–8 (each such agreement, a “Preexisting In-Scope Agreement”), then each such Preexisting In-Scope Agreement is hereby amended to include the foregoing provisions in this section, with references to “this Confirmation” being understood to be references to the applicable Preexisting In-Scope Agreement.]63
(c)    [Matters relating to Dealer and Agent:
(i)    Dealer is not registered as a broker or dealer under the Exchange Act. Nomura Securities International, Inc. (“Agent”) has acted solely as agent for Dealer and Counterparty to the extent required by law in connection with the Transaction and has no obligations, by way of issuance, endorsement, guarantee or otherwise, with respect to the performance of either party under the Transaction. The parties agree to proceed solely against each other, and not against Agent, in seeking enforcement of their rights and obligations with respect to the Transaction, including their rights and obligations with respect to payment of funds and delivery of securities. Dealer is not a member of the Securities Investor Protection Corporation.
(ii)    Agent may have been paid a fee by Dealer in connection with the Transaction. Further details will be furnished upon written request.
(iii)    The time of dealing for the Transaction will be furnished by Agent upon written request.
63 Insert for GS.

(d)    Japan Jurisdictional Module of the ISDA Resolution Stay Jurisdictional Modular Protocol. The terms of the Japan Jurisdictional Module of the ISDA Resolution Stay Jurisdictional Modular Protocol (the “Japan Module”) are incorporated into and form part of this Confirmation, and this Confirmation shall be deemed to be a Covered Agreement for purposes of the Japan Module. In the event of any inconsistencies between this Confirmation and the Japan Module, the Japan Module will prevail. Dealer has adhered to the Japan Module as a Regulated Entity, and upon entering into this Confirmation Counterparty shall be deemed to have adhered to the Japan Module as a Module Adhering Party and identified Dealer as a Regulated Entity Counterpart.]64
(e)    [Method of Delivery. Whenever delivery of funds or other assets is required hereunder by or to Counterparty, such delivery shall be effected through the Agent. In addition, all notices, demands and communications of any kind relating to the applicable Transactions between Dealer and Counterparty shall be transmitted exclusively through the Agent.
(f)    2013 EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol. Subject to the below, the parties hereby agree that the provisions set out in Part I and III of the Attachment to the ISDA 2013 EMIR Portfolio Reconciliation and Dispute Resolution Protocol as published by the International Swaps and Derivatives Association on 19 July 2013 shall be incorporated by reference to the Agreement, mutatis mutandis, as though such provisions and definitions were set out in full herein, with any such conforming changes as are necessary to deal with what would otherwise be inappropriate or incorrect cross-references.
(i)    References therein to:
(A)the “Adherence Letter” shall be deemed to be references to the Agreement;
(B)the “Implementation Date” shall be deemed to be references to the date of the Agreement;
(C)the “Protocol Covered Agreement” shall be deemed to be the Agreement; and
(D)the “Protocol” shall be deleted.
(ii)    For the purposes of the foregoing:
(A)Portfolio reconciliation process status: Dealer is a Portfolio Data Sending Entity and Counterparty is a Portfolio Data Receiving Entity;
(B)Local Business Days: The Local Business Days for such purposes in relation to Dealer are New York, London, Frankfurt, Tokyo and Singapore and in relation to Counterparty is New York;
64 Insert for Nomura.

(C)Contact details for Dispute Notices, Portfolio Data, and discrepancy notices:

Portfolio Data:	Dealer: [*]

Counterparty: [*]

Notice of discrepancy:	Dealer: [*]

Counterparty: [*]

Dispute Notice:	Dealer: [*]

Counterparty: [*]
(iii)    Use of a third party service provider:
(A)Dealer and Counterparty may use a third party as its agent and/or third party service provider (“Third Party Service Provider”), and each of Dealer and Counterparty consents to such use including the communication of the relevant data in relation to Dealer and services provided by such entity.
(g)    EMIR Classification and NFC Representation. The section entitled “NFC Representation” as set out in the Attachment to the ISDA 2013 EMIR NFC Representation Protocol as published by the International Swaps and Derivatives Association on 8 March 2013 (the “EMIR Classification Protocol”) shall be incorporated by reference to the Agreement but with the following amendments:
(i)References to a party adhering, a party’s adherence or a party having adhered to the EMIR Classification Protocol as a “party making the NFC Representation” will be construed as Counterparty executing the Agreement while making the statement that it is a party which is making the NFC Representation;
References to “party which is a NFC+ Party making the NFC Representation” shall not be applicable to the Agreement.
(ii)Dealer confirms that it is a party that does not make the NFC Representation.
Counterparty confirms that it is a party making the NFC Representation.
(iii)Unless otherwise specified by the relevant party, for the purposes of the definition of “effectively delivered”:
Dealer’s address details to which any Clearing Status Notice, Non-Clearing Status Notice, NFC+ Representation Notice, NFC Representation Notice or Non-representation Notice should be delivered are: [*]
Counterparty’s address details to which any Clearing Status Notice, Non-Clearing Status Notice, NFC+ Representation Notice, NFC Representation Notice or Non-representation Notice should be delivered are: [*]

(iv)    The definition of:
(A)“Adherence Letter” is deleted;
(B)“effectively delivered” is amended by replacing the words “the Adherence Letter” with the words “the Agreement”; and
(C)“Protocol” is deleted.
(v)    The provisions in this paragraph shall survive the termination of this Transaction.
(h)    Transaction Reporting - Consent for Disclosure of Information. Notwithstanding anything to the contrary herein or in the Agreement or any non-disclosure, confidentiality or other agreements entered into between the parties from time to time, each party hereby consents to the Disclosure of information (the “Reporting Consent”):
(i)to the extent required by, or necessary in order to comply with, any applicable law, rule or regulation which mandates Disclosure of transaction and similar information or to the extent required by, or necessary in order to comply with, any order, request or directive regarding Disclosure of transaction and similar information issued by any relevant authority or body or agency (“Reporting Requirements”); or
(ii)to and between the other party’s head office, branches or affiliates; to any person, agent, third party or entity who provides services to such other party or its head office, branches or affiliates; to an exchange; or to any trade data repository or any systems or services operated by any trade repository or exchange, in each case, in connection with such Reporting Requirements.
“Disclosure” means disclosure, reporting, retention, or any action similar or analogous to any of the aforementioned.
Disclosures made pursuant to this Reporting Consent may include, without limitation, Disclosure of information relating to disputes over transactions between the parties, a party’s identity, and certain transaction and pricing data and may result in such information becoming available to the public or recipients in a jurisdiction which may have a different level of protection for personal data from that of the relevant party’s home jurisdiction.
This Reporting Consent shall be deemed to constitute an agreement between the parties with respect to Disclosure in general and shall survive the termination of this Confirmation. No amendment to or termination of this Reporting Consent shall be effective unless such amendment or termination is made in writing between the parties and specifically refers to this Reporting Consent.
(i)    Contractual Recognition of Stay in Resolution.
Each party
(i)acknowledges and accepts that the Agreement may be subject to the exercise of powers by the Relevant Resolution Authority to suspend or restrict rights and obligations arising from such Agreement under Articles 33a, 69, 70 and 71 of BRRD as transposed by the Relevant National Law and that the conditions set out in Article 68 of BRRD as transposed by the Relevant National Law will apply;
(ii)acknowledges and accepts that the parties are bound by the effect of an application of (aa) the suspension of any payment or delivery obligation in accordance with Article 33a of BRRD as transposed by the Relevant National Law; (bb) the suspension of any payment or delivery obligation in accordance with Article 69 of BRRD as transposed by the Relevant National Law; (cc) the restriction of enforcement of any security interest in accordance with Article 70 of BRRD as transposed by the Relevant National Law; and (dd) the suspension of any termination right under the Agreement in accordance with Article 71 of BRRD as transposed by the Relevant National Law;
(iii)acknowledges and accepts that the parties are bound by the provisions of Article 68 of BRRD as transposed by the Relevant National Law; and (iv) acknowledges and accepts that the contractual recognition terms in this Part I are exhaustive on the matters described herein to the exclusion of any other agreements, arrangements or understandings between the parties relating to the subject matter of the Agreement
(1)References to the Stay Powers as transposed under each Relevant National Law are contained in the EU Stay Law Table.
For the purposes of the above provision, where the relevant BRRD Party is Party A, the Covered Member State shall be Germany; and where the relevant BRRD Party is Party B, the Covered Member State shall be Not Applicable.
“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended by Directive 2019/879/EU.
“BRRD Party” means any party to the Agreement that is subject to a Stay Recognition Requirement.
“Covered Member State” means a member state of the European Economic Area that is included in the EU Stay Law Table.
“EU Stay Law Table” means the document described as such, as then in effect, and published by the International Swaps and Derivatives Association, Inc. (or any successor person) from time to time at https://www.isda.org/book/eu-stay-law-annex/.
“Relevant National Law” means, in relation to a Covered Member State, the laws, regulations, rules or requirements implementing BRRD (or pursuant to which BRRD is directly applicable) as described in the EU Stay Law Table from time to time that are applicable to the relevant BRRD Party.
“Relevant Resolution Authority” means the resolution authority with the ability to exercise the Stay Powers as transposed in the Relevant National Law in relation to the relevant BRRD Party.
“Stay Powers” means the powers under Articles 33a, 69, 70 and 71 of BRRD and the conditions under Article 68 of BRRD.
“Stay Recognition Requirement” means the requirements set forth under Article 71a of BRRD as transposed by the Relevant National Law.”
(j)    Resolution Stay Protocol. Subject to the below, the provisions set out in the Attachment to the ISDA 2015 Universal Resolution Stay Protocol as published by the International Swaps and Derivatives Association on 4 November 2015 (“Protocol”), and any additional Country Annex that has been published from time to time and to which Counterparty has adhered are, mutatis mutandis, incorporated by reference, into the Agreement as though such provisions and definitions were set out in full herein, with any such conforming changes as are necessary to deal with what would otherwise be inappropriate or incorrect cross-references. References in the Protocol:
(i)the “Adhering Party” shall be deemed to be references to the parties to the Agreement;
(ii)the “Adherence Letter” shall be deemed to be references to the Agreement;
(iii)the “Implementation Date” shall be deemed to be references to the date of the Agreement; and
(iv)the Agreement shall be deemed a “Covered Agreement.”
(k)    Transfer. Notwithstanding anything to the contrary in this Confirmation, Dealer may transfer or assign all or a portion of the Transaction under this Confirmation at any time, without the consent of Counterparty, to any of its branches.]65
(l)    Role of Agent. Dealer has acted, and will act, as principal in respect of this Confirmation and the Transaction, and TD Securities (USA) LLC, its affiliate, is acting as agent for Dealer (the “Agent”). With respect to the Agent, each of Counterparty and Dealer acknowledges to and agrees with the other party hereto and with the Agent that (i) the Agent is acting as agent for Dealer under the Transaction pursuant to instructions from Dealer, (ii) the Agent is not a principal or party to this Confirmation or the Transaction, (iii) the Agent shall have no responsibility, obligation or liability, by way of issuance, guaranty, endorsement or otherwise in any manner, to either party in respect of this Confirmation or the Transaction, (iv) Dealer and the Agent have not given, and Counterparty is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Dealer or the Agent, other than the representations expressly set forth in this Confirmation or the Agreement and (v) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities owed to it in connection with the Transaction. Each party hereto acknowledges and agrees that the Agent is an intended third party beneficiary under this Confirmation. Dealer is not a member of the Securities Investor Protection Corporation.]66
(m)    Contractual Recognition of Stay in Resolution. With respect to the Agreement, each party agrees to the application of subsections 39.15(7.1) to (7.104) and (7.11) of the Canada Deposit Insurance Corporation Act, RSC, 1985, c. C-3 in relation to the actions that the parties may take.]67
65 Insert for DB.
66 Insert for Scotia and TD.
67 Insert for TD.

[Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Confirmation enclosed for that purpose and returning it to Dealer.][Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to [*.]68

Yours sincerely,

[BANK OF AMERICA, N.A.][69]
[CITIZENS JMP SECURITIES, LLC][70]
[GOLDMAN SACHS & CO. LLC][71]
[KEYBANC CAPITAL MARKETS INC.][72]
[MORGAN STANLEY & CO. LLC][73]
[NOMURA GLOBAL FINANCIAL PRODUCTS, INC.][74]
[STIFEL, NICOLAUS & COMPANY, INCORPORATED][75]
[ROBERT W. BAIRD & CO. INCORPORATED][76]
[THE TORONTO-DOMINION BANK][77]
[WELLS FARGO BANK, NATIONAL ASSOCIATION][78]

By:
Name:
Title:

[DEUTSCHE BANK AG, LONDON BRANCH

By:
Name:
Title:

By:
Name:
Title:

DEUTSCHE BANK SECURITIES INC., acting solely as Agent in connection with the Transaction
68 Insert for WF.
69 Insert for BofA.
70 Insert for Citizens.
71 Insert for GS.
72 Insert for Key.
73 Insert for MS.
74 Insert for Nomura.
75 Insert for Stifel.
76 Insert for TD.
77 Insert for TD.
78 Insert for WF.

By:
Name:
Title:

By:
Name:
Title:
]79

[TD SECURITIES (USA) LLC, acting solely as agent in connection with this Confirmation

By:
Name:
Title:

]80
79 Insert for DB.
80 Insert for TD.

Confirmed as of the date first above written:

ROCKET LAB CORPORATION

By:
Name:
Title:
[Signature Page to Initially-Priced Forward Transaction Confirmation]

SCHEDULE I

Forward Price Reduction Date	Forward Price Reduction Amount
Trade Date	USD 0.00
[ , ]	USD[ ]
[ , ]	USD[ ]
[ , ]	USD[ ]
[ , ]	USD[ ]
[ , ]	USD[ ]

ANNEX A
PRICING SUPPLEMENT

[Dealer letterhead]

Rocket Lab Corporation
3881 McGowen Street
Long Beach, CA 90808
Attn: Arjun Kampani, SVP – General Counsel and Corporate Secretary
Email: [*]
Ladies and Gentlemen:
This Pricing Supplement is the Pricing Supplement contemplated by the Registered Forward Transaction dated [_____], 20[__] (the “Confirmation”) between Rocket Lab Corporation (“Counterparty”) and [ ] (“Dealer”).
For all purposes under the Confirmation,
(a)the Hedge Completion Date is [_____], 20[__];
(b)the Number of Shares shall be [    ], subject to further adjustment in accordance with the terms of the Confirmation;
(c)the Initial Forward Price shall be USD [    ]; and
(d)the Final Date shall be [_____], 20[__] (or if such day is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Very truly yours,

[DEALER]

By:
Name:
Title:

Confirmed as of the date first above written:

ROCKET LAB CORPORATION

By:
Name:
Title:

Annex III
Form of Collared Forward Master Confirmation

[GOLDMAN SACHS & CO. LLC | 200 WEST STREET | NEW YORK, NEW YORK 10282-2198 | TEL: [*]]
[Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036]
Collared Forward Master Confirmation

To:	Rocket Lab Corporation 3881 McGowen Street Long Beach, CA 90808

From:	[Goldman Sachs & Co. LLC][Morgan Stanley & Co. LLC]

Re:	Collared Share Forward Transactions

Date:	[●], 2026
Ladies and Gentlemen:
The purpose of this communication (this “Master Confirmation”) is to set forth certain terms and conditions for one or more collared share forward transactions that Rocket Lab Corporation (“Counterparty”) will enter into with [Goldman Sachs & Co. LLC][Morgan Stanley & Co. LLC] (“Dealer”) from time to time. This letter agreement constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below. Each such transaction (a “Transaction”) entered into between Dealer and Counterparty that is to be subject to this Master Confirmation shall be evidenced by a supplemental confirmation substantially in the form of Annex A hereto (a “Supplemental Confirmation”), with such modifications thereto as to which Counterparty and Dealer mutually agree. This Master Confirmation is a confirmation for purposes of Rule 10b-10 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
This Master Confirmation is subject to, and incorporates, the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”) and the 2006 ISDA Definitions (the “Swap Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). This Master Confirmation, the related Supplemental Confirmation and the pricing supplement setting forth certain additional terms of each Transaction determined in accordance with the terms of this Master Confirmation in substantially the form of Annex B hereto (as delivered by Dealer, the “Pricing Supplement”), shall be a “Confirmation” for purposes of the Agreement specified below. In the event of any inconsistency between the Equity Definitions, this Master Confirmation, the Supplemental Confirmation, the Pricing Supplement or the Agreement, the following will prevail for purposes of the Transaction in the order of precedence indicated: (i) the Pricing Supplement; (ii) the Supplemental Confirmation; (iii) this Master Confirmation (including, for the avoidance of doubt, the Credit Support Annex (as defined below) in respect of a Transaction); (iv) the Equity Definitions; (v) the Swap Definitions; and (vi) the Agreement.
Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into each Transaction to which this Master Confirmation relates on the terms and conditions set forth below.
1.     This Master Confirmation, the Credit Support Annex in respect of a Transaction and a Supplemental Confirmation evidence a complete and binding agreement between Dealer and Counterparty as to the terms of the Transaction to which this Master Confirmation, such Credit Support Annex and such Supplemental Confirmation relate. This Master Confirmation, each Supplemental Confirmation and the Pricing Supplement, shall supplement, form a part of and be subject to an agreement (the “Agreement”) in the form of the 2002 ISDA Master Agreement (the “ISDA Form”), as published by ISDA, as if Dealer and Counterparty had executed the ISDA Form
A-III-1

on the date hereof (but without any Schedule except for (i) the election of New York law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law (the “General Obligations Law”) as the governing law and US Dollars (“USD”) as the Termination Currency and (ii) the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement shall apply to Counterparty and Dealer, with a “Threshold Amount” for Counterparty equal to USD 50,000,000 and a “Threshold Amount” equal to 3% of shareholders’ equity of [The Goldman Sachs Group, Inc.][Dealer’s ultimate parent entity] as of the date hereof for Dealer; provided that (a) the phrase “or becoming capable at such time of being declared” shall be deleted from clause (1) of such Section 5(a)(vi) of the Agreement, (b) the following sentence shall be added to the end thereof: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (i) the default was caused solely by error or omission of an administrative or operational nature; (ii) funds were available to enable the party to make the payment when due; and (iii) the payment is made within three Local Business Days of such party’s receipt of written notice of its failure to pay.”; (c) the term “Specified Indebtedness” shall have the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business. In addition, on the Trade Date of each Transaction under this Master Confirmation, Dealer and the Counterparty shall be deemed to have entered into a credit support annex in the form of the 1994 ISDA Credit Support Annex (Bilateral Form⸺New York Law) (with a Paragraph 13 in the form set forth in the Appendix hereto) (each, a “Credit Support Annex”)). The Credit Support Annex deemed to be entered into with respect to a Transaction shall constitute a “Confirmation” that supplements, forms part of, and is subject to, the Agreement with effect from the Trade Date of such Transaction and the credit support arrangements set out in each such Credit Support Annex shall constitute a “Transaction” that is subject to the Agreement. All provisions contained in the Agreement are incorporated into and shall govern this Master Confirmation except as expressly modified herein. This Master Confirmation, the Credit Support Annex in respect of each Transaction, each Supplemental Confirmation and the related Pricing Supplement, evidence a complete and binding agreement between Dealer and Counterparty as to the terms of each Transaction and replaces any previous agreement between the parties with respect to the subject matter hereof.
If there exists any ISDA Master Agreement between Dealer or any of its Affiliates (each, a “Dealer Affiliate”) and Counterparty or any confirmation or other agreement between a Dealer Affiliate and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between such Dealer Affiliate and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer Affiliate and Counterparty are parties, no Transaction shall be considered a Transaction under, or otherwise governed by, such existing or deemed ISDA Master Agreement. Notwithstanding anything to the contrary in any other agreement between the parties, no Transaction shall be a “Specified Transaction” (or similarly treated) under any other agreement between the parties. For purposes of the Equity Definitions, each Transaction is a Share Forward Transaction.
2.     The terms of the particular Transaction to which this Master Confirmation relates are as follows:
General Terms:

Trade Date:	For each Transaction, as set forth in the related Supplemental Confirmation.

Effective Date:	For each Transaction, to be the first Clearance System Business Day on or following the Trade Date on which the conditions set forth in Section 7(a) of the Master Confirmation shall have been satisfied in respect of such Transaction. If the Effective Date shall not have occurred on the Trade Date for a Transaction, the parties shall have no further obligations under the Agreement in connection with such Transaction, other than in respect of breaches of representations or covenants on or prior to such date.

Buyer:	Dealer

Seller:	Counterparty

Shares:	The common stock of Counterparty, with a par value of $0.0001 per share (Ticker Symbol: “RKLB”)

Exchange:	The Nasdaq Capital Market

Related Exchange(s):	All Exchanges

Clearance System:	The Depository Trust Company

Hedge Period:	For each Transaction, as set forth in the related Supplemental Confirmation.

Hedge Period Commencement Date:	For each Transaction, as set forth in the related Supplemental Confirmation.

Hedge Period Completion Date:	For each Transaction, as set forth in the related Pricing Supplement, to be the earliest of (i) the Hedge Period Outside Date, (ii) the date as of which Dealer has determined in a commercially reasonable manner that Hedge Positions in respect of such Transaction can no longer be established by Dealer due to termination of the Distribution Agreement (defined below), and (iii) the Scheduled Trading Day on which the “forward seller” (as defined in the Distribution Agreement) completes the establishment of Dealer’s commercially reasonable initial Hedge Position in respect of such Transaction pursuant to the Distribution Agreement.

Hedge Period Outside Date:	For each Transaction, as set forth in the related Supplemental Confirmation.

Hedge Reference Price:	As set forth in the related Pricing Supplement, for each Component, to be equal to the volume weighted average price per Share at which [Goldman Sachs & Co. LLC][Morgan Stanley & Co. LLC], acting as “forward seller” for Dealer, executes or causes to be executed sales of Shares during the Relevant Hedging Day in connection with establishment of Dealer’s initial Hedge Positions in respect of such Component pursuant to, and in accordance with, the Distribution Agreement and this Master Confirmation.

Number of Shares:	For each Transaction, initially, as set forth in the related Supplemental Confirmation, subject to adjustment as set forth herein and therein. For the avoidance of doubt, the Number of Shares for any Transaction shall not exceed the number of Shares introduced into the public markets by the “forward seller” (as defined in the Distribution Agreement) in connection with the establishment of Dealer’s commercially reasonable initial Hedge Position in respect of such Transaction pursuant to the Distribution Agreement.

Aggregate Number of Shares:	To be the sum of the Number of Shares in respect of any and all Transaction(s) under this Master Confirmation.

Component Number of Shares:	For each Component of a Transaction, as set forth in the related Pricing Supplement, to be the number of Shares that Dealer (or its agent or affiliate) will have introduced into the public market on the Relevant Hedging Day for such Component in connection with establishing Dealer’s initial Hedge Positions in respect of such Component.

Components:
Each Transaction will consist of a number of Components equal to the number of Exchange Business Days during the Hedge Period, each of which such Components will correspond to a single Exchange Business Day during the Hedge Period (the “Relevant Hedging Day”), each with the terms set forth in this Master Confirmation, the related Supplemental Confirmation and the related Pricing Supplement. The payments and deliveries to be made upon settlement of each Transaction will be determined separately for each Component as if each Component were a separate Transaction under the Agreement, except as provided herein.

Prepayment:	Applicable.

Counterparty’s Option to Receive Component Prepayment Amounts:
With respect to any Unfunded Component of a Transaction, Counterparty may, upon no less than two (2) and no more than ten (10) Scheduled Trading Days’ prior written notice to Dealer by delivery of a request in the form of Annex C hereto (a “Prepayment Request”), designate such Unfunded Component and a Currency Business Day (each, a “Component Prepayment Date”) during the Funding Period for such Transaction to receive from Dealer an amount equal to the Component Prepayment Amount for such Unfunded Component on such Component Prepayment Date; provided that, notwithstanding the foregoing, Counterparty may deliver a Prepayment Request prior to 8:00 p.m., New York City time, on the Hedge Period Completion Date and designate for such Unfunded Component a Component Prepayment Date that is the Initial Prepayment Date. For the avoidance of doubt, (i) Component Prepayment Amounts may only be requested, and paid, in whole and not in part with respect to any Unfunded Component, (ii) any Prepayment Request may identify more than one Unfunded Component with respect to which a Component Prepayment Date is being designated, and may specify different Component Prepayment Date(s) for any such Unfunded Components (it being understood that each such Component Prepayment Date (if not occurring on the Initial Prepayment Date) shall be no less than two (2) Scheduled Trading Days following or more than ten (10) Scheduled Trading Days following the date the relevant Prepayment Request is delivered), and (iii) Counterparty may not repay any Component Prepayment Amount. Dealer shall pay Counterparty the Component Prepayment Amount with respect to any Unfunded Component on the related Component Prepayment Date. For the avoidance of doubt, if Counterparty fails to deliver a number of the Shares equal to the Component Number of Shares in accordance with Paragraph 13(m)(iii) of the Credit Support Annex in respect of such Unfunded Component on the relevant Component Prepayment Date, Dealer shall not make any such payment.

Funding Period:	For each Transaction, the period from and including the Initial Prepayment Date with respect to such Transaction to but excluding the Final Prepayment Date with respect to such Transaction.

Initial Prepayment Date:	For each Transaction, the date following one Settlement Cycle after the Hedge Period Completion Date for such Transaction.

Final Prepayment Date:	For each Transaction, the tenth (10th) Scheduled Trading Day immediately prior to the Settlement Method Election Date.

Funded Component:	For any Transaction, and at any time, each Component for which a Component Prepayment Amount has been paid to Counterparty by Dealer on or prior to such time.

Unfunded Component:	For any Transaction, and at any time, each Component of such Transaction that is not a Funded Component at such time.

Component Prepayment Amount:
For any Component Prepayment Date of any Component, an amount of cash equal to (A) the Present Value as of such Component Prepayment Date of the product of (a) the Forward Floor Price for such Component and (b) the Component Number of Shares for such Component less (B) the product of (x) the Forward Hedge Selling Commission Rate, (y) the Hedge Reference Price for such Component and (z) the Component Number of Shares for such Component.

Present Value:	The Present Value of any amount as of any Component Prepayment Date shall be the present value as of such Component Prepayment Date of a payment of such amount on the date that is one Settlement Cycle following the scheduled Valuation Date for such Component using a discount rate determined by the Calculation Agent acting in good faith and in a commercially reasonable manner.

Forward Hedge Selling Commission Rate:	For each Transaction, as set forth in the related Supplemental Confirmation.

Variable Obligation:	Not Applicable, subject to “Settlement Method Election” below.

Forward Floor Price:	For each Component of each Transaction, as provided in the Pricing Supplement, to be the product of (x) the Forward Floor Percentage and (y) the Hedge Reference Price for such Component. The Forward Floor Prices shall be decreased by the Reduction Amounts set forth in the relevant Supplemental Confirmation under “Forward Reduction Amounts” on the corresponding Reduction Dates set forth therein.

Forward Floor Percentage:	For each Transaction, as set forth in the related Supplemental Confirmation.

Forward Cap Price:	For each Component of each Transaction, as provided in the Pricing Supplement, to be the product of (x) the Forward Cap Percentage and (y) the Hedge Reference Price for such Component. The Forward Cap Prices shall be decreased by the Reduction Amounts set forth in the relevant Supplemental Confirmation under “Forward Reduction Amounts” on the corresponding Reduction Dates set forth therein.

Forward Cap Percentage:	For each Transaction, as set forth in the related Supplemental Confirmation.

Valuation:
In respect of each Component:

Valuation Date:	For each Component of a Transaction, the Scheduled Valuation Date as provided in the Pricing Supplement, to be the consecutive Scheduled Trading Days (as of the date of the Pricing Supplement) for each such consecutive Component beginning from, and including, the First Scheduled Valuation Date for the first Component of such Transaction (or, if any such date as provided in the Pricing Supplement is not a Scheduled Trading Day, the next following Scheduled Trading Day, in which case the Scheduled Valuation Date(s) for the subsequent Components shall each be postponed to the respective succeeding Scheduled Trading Day), subject to “Valuation Disruption” below.

First Scheduled Valuation Date:	For each Transaction, as set forth in the related Supplemental Confirmation.

Valuation Disruption:
Notwithstanding anything to the contrary in the Equity Definitions, to the extent that a Disrupted Day occurs on any Scheduled Valuation Date for any Component, the Valuation Date for such Component shall be postponed to the first succeeding Scheduled Trading Day that is not a Disrupted Day and the Scheduled Valuation Dates for the then-remaining Components of the relevant Transaction for which a Valuation Date has not occurred shall each be postponed to the consecutive succeeding Scheduled Trading Days thereafter. Notwithstanding the foregoing, if any such Disrupted Day is a Disrupted Day because of a Market Disruption Event (or a deemed Market Disruption Event as provided herein), the Calculation Agent shall determine whether:

(a) such Disrupted Day is a Disrupted Day in full, in which case the VWAP Price or the 10b-18 VWAP Price, as applicable, for such Disrupted Day shall not be included for purposes of determining the Settlement Price, or
(b) such Disrupted Day is a Disrupted Day only in part, in which case (i) the VWAP Price or the 10b-18 VWAP Price, as applicable, for such Disrupted Day shall be determined by the Calculation Agent based on transactions in the Shares on such Disrupted Day taking into account the nature and duration of the relevant Market Disruption Event, and (ii) such Component shall be divided into two Components by the Calculation Agent, one of which with a Valuation Date occurring on such partially Disrupted Day, and one of which with a Scheduled Valuation Date that is postponed pursuant to the immediately preceding sentence, it being understood that the sum of the Component Number of Shares for such two Components shall be equal to the Component Number of Shares of the divided Component and with all other terms that are otherwise identical to such divided Component, and such division shall be made by the Calculation Agent in good faith and in a commercially reasonable manner by the Calculation Agent based on, among other factors, the nature and duration of any Market Disruption Event and the volume, historical trading patterns and price of the Shares.
Any Scheduled Trading Day on which the Exchange is scheduled to close prior to its normal close of trading shall be deemed to be a Disrupted Day in full.
The Calculation Agent shall provide notice to Counterparty of any Valuation Disruption on the Exchange Business Day promptly following such Valuation Disruption; provided that in case a Market Disruption Event is due to a Regulatory Disruption, such notice shall not be required to specify, and Dealer shall not otherwise be required to communicate to Counterparty, the reason for such Regulatory Disruption.
If a Disrupted Day occurs on a Scheduled Valuation Date and each of the nine immediately following Scheduled Trading Days is a Disrupted Day (a “Disruption Event”), then the Calculation Agent, in its good faith and commercially reasonable discretion, may deem such Disruption Event (and each consecutive Disrupted Day thereafter) to be (x) a Potential Adjustment Event or (y) if the Calculation Agent determines that no adjustment that it could make under clause (x) will produce a commercially reasonable result, an Additional Termination Event, with Counterparty as the sole Affected Party and the relevant Transaction as the sole Affected Transaction.
The definition of “Market Disruption Event” in Section 6.3(a) of the Equity Definitions is hereby amended by deleting the words (A) “at any time during the one-hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be”, (B) inserting the words “at any time on any Scheduled Trading Day” after the word “material,” in the third line thereof and (C) replacing the words “or (iii) an Early Closure.” therein with “(iii) an Early Closure, or (iv) a Regulatory Disruption.”.
Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

VWAP Price:	For any Exchange Business Day, the per Share volume-weighted average price for the regular trading session (without regard to pre-open or after hours trading outside of such regular trading session) of the Exchange as displayed under the heading “Bloomberg VWAP” on Bloomberg page “RKLB <Equity> AQR” (or any successor thereto) at 4:15 P.M. New York City time (or 15 minutes following the end of any extension of the regular trading session) on such Exchange Business Day or, if such volume-weighted average price is unavailable for any reason or is, in the Calculation Agent’s reasonable discretion, erroneous, the market value of one Share on such Exchange Business Day, as determined by the Calculation Agent using a volume-weighted method.

10b-18 VWAP Price:	For any Exchange Business Day, the volume-weighted average price at which the Shares trade as reported in the composite transactions for United States exchanges and quotation systems, during the regular trading session for the Exchange on such Exchange Business Day, excluding (i) trades that do not settle regular way, (ii) opening (regular way) reported trades in the consolidated system on such Exchange Business Day, (iii) trades that occur in the last ten minutes before the scheduled close of trading on the Exchange on such Exchange Business Day and ten minutes before the scheduled close of the primary trading in the market where the trade is effected, and (iv) trades on such Exchange Business Day that do not satisfy the requirements of Rule 10b-18(b)(3), as published by Bloomberg at 4:15 p.m. New York City time (or 15 minutes following the end of any extension of the regular trading session) on such Exchange Business Day, on Bloomberg page “RKLB <Equity> AQR_SEC” (or any successor thereto), or if such price is not so reported on such Exchange Business Day for any reason or is, in the Calculation Agent’s good faith and commercially reasonable determination, erroneous, such 10b-18 VWAP Price shall be as determined in good faith and in a commercially reasonable manner by the Calculation Agent.

Regulatory Disruption:
A “Regulatory Disruption” shall occur if Dealer determines that it is appropriate or necessary in light of legal, regulatory or self-regulatory requirements or related policies or procedures for Dealer or its agent or affiliate (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer and which are applied consistently in good faith and in a commercially reasonable manner by Dealer to all of its similarly situated counterparties with similar transactions) to refrain from or decrease all or any part of the market activity in which it would otherwise engage in connection with the relevant Transaction.

Settlement:
In respect of each Component:

Settlement Currency:	USD (as defined in the Swap Definitions).

Settlement Date:
For each Component, the date that is one Settlement Cycle immediately following the Valuation Date for such Component. For the avoidance of doubt, any delivery of Shares to Dealer shall be subject to Section 7(u) hereof.

Settlement Price:
For each Component to which Physical Settlement is applicable, the VWAP Price on the Valuation Date for such Component, subject to “Valuation Disruption” above; or for each Component to which Modified Physical Settlement is applicable, the 10b-18 VWAP Price on the Valuation Date for such Component, subject to “Valuation Disruption” above.

Forward Price:
For each Component to which Physical Settlement is applicable, the Forward Price for such Component is equal to:
(a) if the Settlement Price for such Component is less than the Forward Floor Price for such Component, such Forward Floor Price;
(b) if the Settlement Price for such Component is equal to or greater than the Forward Floor Price and is less than the Forward Cap Price, such Settlement Price; or
(c) if the Settlement Price for such Component is equal to or greater than the Forward Cap Price, such Forward Cap Price.
For the avoidance of doubt, Forward Price is not applicable for any Component to which Modified Physical Settlement is applicable.

Settlement Method Election:
Applicable, meaning that Counterparty may elect Modified Physical Settlement to apply to any Transaction by notifying Dealer in writing of such election no later than the Settlement Method Election Date; provided that such election shall only be valid if it contains the Settlement Method Election Representations. For the avoidance of doubt, Counterparty may not elect Cash Settlement and the same Settlement Method Election shall apply to all Components of such Transaction.

Settlement Method Election Date:	For each Component, the date that is ten (10) Scheduled Trading Days immediately prior to the Scheduled Valuation Date for the first Component of the relevant Transaction.

Default Settlement Method:	Physical Settlement.

Number of Shares to be Delivered:	If Physical Settlement is applicable, the Component Number of Shares for such Component; or if Modified Physical Settlement is applicable, the Number of Shares to be Delivered determined pursuant to Section 9.5(c) of the Equity Definitions as if “Variable Obligation” is applicable to such Component, in each case rounded down to the nearest integral multiple of one Share

Physical Settlement:
Notwithstanding anything to the contrary in Section 9.2 of the Equity Definitions, on the Settlement Date for such Component:
(a) if such Component is an Unfunded Component, then Dealer will pay Counterparty an amount equal to (i) the product of (A) the Forward Price for such Component and (B) the Number of Shares to be Delivered for such Component minus (ii) the product of (x) the Forward Hedge Selling Commission Rate, (y) the Hedge Reference Price for such Component and (z) the Component Number of Shares for such Component, and Counterparty will deliver to Dealer the Number of Shares to be Delivered and will pay to Dealer the Fractional Share Amount, if any; or
(b) if such Component is a Funded Component, then Dealer will pay Counterparty an amount equal to the product of (i) the excess, if any, of the Forward Price for such Component over the Forward Floor Price for such Component and (ii) the Number of Shares to be Delivered for such Component, and Counterparty will deliver to Dealer the Number of Shares to be Delivered and will pay to Dealer the Fractional Share Amount, if any.

Modified Physical Settlement:
Notwithstanding anything to the contrary in Section 9.2 of the Equity Definitions, on the Settlement Date for such Component:
(a) if such Component is an Unfunded Component, then Dealer will pay Counterparty an amount equal to (i) the product of (A) the Forward Floor Price for such Component and (B) the Component Number of Shares for such Component minus (ii) the product of (x) the Forward Hedge Selling Commission Rate, (y) the Hedge Reference Price for such Component and (z) the Component Number of Shares for such Component, and Counterparty will deliver to Dealer the Number of Shares to be Delivered and will pay to Dealer the Fractional Share Amount, if any; or
(b) if such Component is a Funded Component, then Counterparty will deliver to Dealer the Number of Shares to be Delivered and will pay to Dealer the Fractional Share Amount, if any.

Settlement Method Election Representations:
(A) Counterparty is not aware of any material nonpublic information concerning itself or the Shares, (B) Counterparty is electing Modified Physical Settlement in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 under the Exchange Act (“Rule 10b-5”) or any other provision of the federal securities laws, (C) it is not making such election to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares), (D) such election, and settlement in accordance therewith, does not and will not violate or conflict with any law, regulation or supervisory guidance applicable to Counterparty, or any order or judgment of any court or other agency of government applicable to it or any of its assets, and any governmental consents that are required to have been obtained by Counterparty with respect to such election or settlement have been obtained and are in full force and effect and all conditions of any such consents have been complied with and (E) Counterparty will be able to purchase the number of Shares equal to the sum of the difference between the Component Number of Shares and Number of Shares to be Delivered for all Components of such Transaction (assuming for such purpose that the Settlement Price is equal to the most recent 10b-18 VWAP Price) in accordance with its organizational documents and the required corporate approvals thereunder (if any).

Fractional Share Amount:
An amount in the Settlement Currency representing the fractional Share resulting from the calculation of the number of Shares to be as determined by the Calculation Agent multiplied by the Settlement Price attributable to the relevant Share on the Valuation Date.

Other Applicable Provisions:
To the extent Dealer or Counterparty is obligated to deliver Shares hereunder (including with respect to any prepayment), the provisions of Sections 9.2 (last sentence only), 9.4, 9.8, 9.9, 9.10 and 9.11 of the Equity Definitions will be applicable as if “Physical Settlement” applied to each Transaction; provided that, in such case, with respect to any delivery of Shares by Dealer, the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Counterparty is the issuer of the Shares.

Adjustments:

Method of Adjustment:
Calculation Agent Adjustment. Section 11.2(e) of the Equity Definitions is hereby amended by deleting clause (iii) thereof. For the avoidance of doubt, a Different Dividend (as defined below) shall be a Potential Adjustment Event under Section 11.2(e)(vii) of the Equity Definitions with respect to any Transaction; provided that the parties agree that Share repurchases through a dealer pursuant to accelerated share repurchases, forward contracts or similar transactions (including, without limitation, any discount to average VWAP prices) that are entered into at prevailing market prices (subject to the immediately preceding parenthetical) and in accordance with customary market terms for Share repurchase transactions of such type (“Private Repurchases”) shall not be considered Potential Adjustment Events so long as, after giving effect to such transactions, the aggregate number of Shares repurchased during the term of such Transaction pursuant to all such transactions would not exceed 20% of the number of Shares outstanding as of the Trade Date for such Transaction, as determined by the Calculation Agent and as adjusted by the Calculation Agent in a commercially reasonable manner to account for any subdivision or combination with respect to the Shares; provided further, that the parties agree that open market Share repurchases at prevailing market prices shall not be considered Potential Adjustment Events so long as, after giving effect to such transactions and any Private Repurchases, the aggregate number of Shares repurchased during the term of such Transaction pursuant to all such transactions would not exceed 30% of the number of Shares outstanding as of the Trade Date for such Transaction, as determined by the Calculation Agent and as adjusted by the Calculation Agent in a commercially reasonable manner to account for any subdivision or combination with respect to the Shares.

Notwithstanding Section 11.2(e) of the Equity Definitions, the following repurchases of Shares (if applicable) shall not be considered to be a Potential Adjustment Event:
(i) Shares withheld from employees of Counterparty or its Affiliates to pay certain withholding taxes upon the vesting of Share awards granted to such employees under compensation or benefit plans of Counterparty;
(ii) Shares purchased in connection with the reinvestment of dividends by recipients of Share awards under Counterparty’s compensation or benefit plans;
(iii) Shares purchased in connection with the operation of Counterparty’s 401(k) plans or dividend reinvestment and direct stock purchase plans; and
(iv) Shares purchased by Counterparty in connection with the issuance and/or delivery of Shares to employees, officers and directors under employee, officer and director compensation programs (including Counterparty’s long-term incentive plan).
Notwithstanding Section 11.2(e) of the Equity Definitions, the following shall not be considered to be a Potential Adjustment Event:
(i) any issuance of Shares by Counterparty to employees, officers and directors of Counterparty, including pursuant to compensation programs (including Counterparty’s long-term incentive plan);
(ii) any issuance of Shares pursuant to the dividend reinvestment and stock purchase plan of Counterparty;
(iii) any issuance of any convertible or exchangeable securities by Counterparty (including any stock purchase contracts, but expressly excluding any issuance as described in Section 11.2(e)(i) or (ii) of the Equity Definitions), even if such securities are convertible into or exchangeable or exercisable for Shares;
(iv) the issuance of any Shares as a result of the conversion, exchange or exercise of any convertible or exchangeable securities outstanding as of the date hereof or issued by Counterparty as described in clause (iii) above, as the case may be; and
(v) the issuance of any Shares upon the settlement of outstanding restricted stock unit, employee stock option or performance share awards.

Dividends:

Different Dividend:
If the Issuer declares or pays any dividend or distribution on the Shares, with an ex-dividend date after the Trade Date for any Transaction, that is (x) greater than, (y) later than or (z) in addition to, the Expected Dividends, such payment or declaration shall constitute a Potential Adjustment Event under Section 11.2(e)(vii) of the Equity Definitions and the Calculation Agent shall make adjustments to such Transaction pursuant to Consequences of Different Dividends.

Expected Dividends:	For any Transaction, as set forth in the related Supplemental Confirmation.

Consequences of Different Dividend:	For any Different Dividend, the Calculation Agent shall adjust the Forward Floor Price and Forward Cap Price for the relevant Transaction as the Calculation Agent determines appropriate to account for the economic effect on such Transaction of such Different Dividend.
Extraordinary Events:

New Shares:
In the definition of “New Shares” in Section 12.1(i) of the Equity Definitions, (a) the text in subsection (i) shall be deleted in its entirety and replaced with: “publicly quoted, traded or listed on any of the New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or their respective successors)” and (b) the phrase “and (iii) issued by a corporation under the laws of the United States, any State thereof or the District of Columbia” shall be inserted immediately prior to the period.

Consequences of Merger Events:

(a) Share-for-Share:	Modified Calculation Agent Adjustment

(b) Share-for-Other:	Cancellation and Payment

(c) Share-for-Combined:	Component Adjustment

Tender Offer:	Applicable. The definition of “Tender Offer” in Section 12.1(d) of the Equity Definitions is hereby amended by replacing “10%” with “20%.”

Consequences of Tender Offers:

(a) Share-for-Share:	Modified Calculation Agent Adjustment

(b) Share-for-Other:	Modified Calculation Agent Adjustment

(c) Share-for-Combined:	Modified Calculation Agent Adjustment

Consequences of Announcement Events:
Modified Calculation Agent Adjustment as set forth in Section 12.3(d) of the Equity Definitions, as amended hereby; provided that, in respect of an Announcement Event, (i) references to “Tender Offer” shall be replaced by references to “Announcement Event” and references to “Tender Offer Date” shall be replaced by references to “date of such Announcement Event”, (ii) the words “whether within a commercially reasonable (as determined in good faith by the Calculation Agent) period of time prior to or after the Announcement Event” shall be inserted prior to the word “which” in the seventh line, (iii) the words “and/or any Hedge Positions in respect of the Transaction” will be added prior to the words “of” in the fifth line, and (iv) for the avoidance of doubt, the Calculation Agent may determine the effect on the Transaction of such announcement (and, if so, adjust the terms of such Transaction accordingly) on one or more occasions on or after the date of the Announcement Event, it being understood that any adjustment in respect of an Announcement Event shall take into account any earlier adjustment relating to the same Announcement Event. An Announcement Event shall be an “Extraordinary Event” for purposes of the Equity Definitions, to which Article 12 of the Equity Definitions is applicable. For the avoidance of doubt, any such adjustment shall be without prejudice to the application of the provisions set forth in “Consequences of Merger Events” and/or “Consequences of Tender Offers” with respect to the related Merger Event or Tender Offer.

Announcement Event:
(i) The public announcement by Issuer, any of its affiliates or agents or a Valid Third Party Entity of any Merger Event or Tender Offer, the intention to enter into a Merger Event or Tender Offer, or any transaction or event that, if completed, would constitute a Merger Event or Tender Offer, (ii) the public announcement by Issuer or any of its subsidiaries of (x) any potential acquisition by Issuer and/or any of its subsidiaries where the aggregate consideration exceeds 35% of the market capitalization of Issuer as of the date of such announcement, as determined by the Calculation Agent (an “Acquisition Transaction”) or (y) any potential lease, exchange, transfer or disposition (including, without limitation, by way of spin-off or distribution) of assets (including, without limitation, any capital stock or other ownership interests or other ownership interest in the Issuer’s subsidiaries) or other similar event by Issuer or any of its subsidiaries where the aggregate consideration exceeds 35% of the market capitalization of Issuer as of the date of such announcement, as determined by the Calculation Agent (a “Disposal Transaction”) or (iii) the public announcement by Issuer of an intention by Issuer or any of its subsidiaries to solicit or enter into, or to explore strategic alternatives or other similar undertaking that may include, a Merger Event, Tender Offer, Acquisition Transaction or Disposal Transaction, or (iv) any subsequent public announcement by Issuer, any of its affiliates or agents or a Valid Third Party Entity of a change to a transaction or intention that is the subject of an announcement of the type described in clause (i), (ii) or (iii) of this sentence (including, without limitation, a new announcement, whether or not by the same party, relating to such a transaction or intention or the announcement of a withdrawal from, or the abandonment or discontinuation of, such a transaction or intention), as determined by the Calculation Agent; provided that (x) any adjustment in respect of an Announcement Event shall take into account any earlier adjustment relating to the same Announcement Event and (y) in making any adjustment the Calculation Agent shall take into account volatility, liquidity or other factors before and after such Announcement Event. For the avoidance of doubt, the occurrence of an Announcement Event with respect to any transaction or intention shall not preclude the occurrence of a later Announcement Event with respect to such transaction or intention. For purposes of this definition of “Announcement Event,” “Merger Event” shall have the meaning set forth in Section 12.1(b) of the Equity Definitions; provided that the portion of such definition following the definition of “Reverse Merger” shall be disregarded.

Valid Third Party Entity:	In respect of any transaction or event, any third party that has a bona fide intent to enter into and consummate such transaction or event (it being understood and agreed that in determining whether such third party has such a bona fide intent, the Calculation Agent shall take into consideration the effect of the relevant announcement by such third party on the Shares and/or options relating to the Shares).

Nationalization, Insolvency or Delisting:
Cancellation and Payment; provided that in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if (i) the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or their respective successors) (and if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange) or (ii) the Issuer announces an intent to cause the Shares to cease to be listed, traded or publicly quoted on the Exchange for any reason (other than a Merger Event or Tender Offer).

Additional Disruption Events:

Change in Law:
Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, (ii) by replacing the word “Shares” where it appears in clause (X) thereof with the words “Hedge Position”, (iii) adding the words “, or holding, acquiring or disposing of Shares or any Hedge Position relating to,” after the word “under” in clause (Y) thereof and (iv) adding the words “provided that, in the case of clause (Y) hereof and any law, regulation or interpretation, the consequence of such law, regulation or interpretation is applied consistently in good faith and in a commercially reasonable manner by Dealer to all of its similarly situated counterparties with similar transactions” after the semi-colon in the last line thereof”; and provided, further that (i) any determination as to whether (A) the adoption of or any change in any applicable law or regulation (including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute) or (B) the promulgation of or any change in the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, and (ii) Section 12.9(a)(ii) of the Equity Definitions is hereby amended by replacing the parenthetical beginning after the word “regulation” in the second line thereof with the phrase “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute)”.

Failure to Deliver:	Not Applicable.

Hedging Disruption:
Applicable; provided that:
(i) Section 12.9(a)(v) of the Equity Definitions is hereby amended by inserting the following at the end of such Section:
“provided that any such inability that is incurred solely due to the deterioration of the creditworthiness of the Hedging Party shall not be deemed a Hedging Disruption. “For the avoidance of doubt, (i) the term “equity price risk” shall be deemed to include, but shall not be limited to, stock price and volatility risk, and (ii) the transactions or assets referred to in phrases (A) or (B) above must be available on commercially reasonable pricing and other terms.”; and
(ii) Section 12.9(b)(iii) of the Equity Definitions is hereby amended by inserting in the third line thereof, after the words “to terminate the Transaction”, the words “or a portion of the Transaction affected by such Hedging Disruption”.

Increased Cost of Hedging:	Not Applicable.

Increased Cost of Stock Borrow:	Applicable.

Initial Stock Loan Rate:	For each Transaction, as set forth in the related Supplemental Confirmation.

Loss of Stock Borrow:	Applicable.

Maximum Stock Loan Rate:	For each Transaction, as set forth in the related Supplemental Confirmation.

Hedging Party:	For all applicable Additional Disruption Events, Dealer.

Determining Party:
For all applicable Extraordinary Events, Dealer; provided that, all calculations, adjustments and determinations made by the Determining Party shall be made in good faith and in a commercially reasonable manner; provided further that, within five (5) Exchange Business Days of a written request by Counterparty, provide a written explanation of any calculation, adjustment or determination made by Dealer, in its capacity as Determining Party, including, where applicable, a description of the methodology and the basis for such calculation, adjustment or determination in reasonable detail, it being agreed and understood that Dealer shall not be obligated to disclose any confidential or proprietary models or other information that Dealer believes to be confidential, proprietary or subject to contractual, legal or regulatory obligations not to disclose such information, in each case, used by it for such calculation, adjustment or determination.

Acknowledgements:

Non-Reliance:	Applicable

Agreements and Acknowledgements Regarding Hedging Activities:	Applicable

Additional Acknowledgements:	Applicable

Transfer:
Notwithstanding anything to the contrary herein or in the Agreement, Dealer may assign, transfer and/or set over (whether by security or otherwise) any of its rights, title and interest or obligations in or under any Transaction (including the Credit Support Annex in respect of any such Transaction), in whole or in part, to an affiliate of Dealer of equivalent or better credit quality (or whose obligations are guaranteed by an entity of equivalent or better credit quality) so long as, as of the date of the assignment or transfer (a) such affiliate transferee, assignee or guarantor has a credit rating equal to or better than A3 from Moody's Ratings or its successor or A- from S&P Global Ratings, a division of S&P Global, Inc. or its successor, (b) such transferee, assignee or guarantor provides to Counterparty a valid and duly executed U.S. Internal Revenue Service Form W-9 or W-8ECI, or any successor thereto, (c) Counterparty will not be required to pay, nor is there a substantial likelihood that it will be required to pay, to such assignee or transferee an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement greater than the amount in respect of which Counterparty would have been required to pay Dealer in the absence of such assignment or transfer; (d) Counterparty will not receive a payment, nor is there a substantial likelihood that it would receive a payment, from which an amount has been withheld or deducted on account of a Tax under Section 2(d)(i) (taking into account any amount to be paid by the assignee or transferee under Section 2(d)(i)(4)) of the Agreement in excess of that which Dealer would have been required to so withhold or deduct in the absence of such assignment or transfer; (e) such assignment or transfer will not be treated as a taxable exchange for U.S. federal income tax purposes; and (f) no Event of Default, Potential Event of Default or Termination Event will occur as a result of such assignment or transfer.

3.    Calculation Agent:    Dealer; unless an Event of Default under Section 5(a)(vii) of the Agreement has occurred and is continuing with respect to Dealer, in which case Counterparty shall have the right to designate a recognized dealer for so long as such Event of Default continues in the relevant derivatives market to replace Dealer as Calculation Agent. Notwithstanding anything to the contrary in the Agreement, the Equity Definitions, this Master Confirmation or any Supplemental Confirmation, whenever Dealer, acting as the Calculation Agent, is required to act or to exercise judgment or discretion in any way with respect to the Transaction hereunder (including, without limitation, by making calculations, adjustments or determinations with respect to the Transaction), it will do so in good faith and in a commercially reasonable manner. Dealer shall, within five (5) Exchange Business Days of a written request by Counterparty, provide a written explanation of any judgment, calculation, adjustment or determination made by Dealer, as to the Transaction, in its capacity as Calculation Agent, including, where applicable, a description of the methodology and the basis for such judgment, calculation, adjustment or determination in reasonable detail, it being agreed and understood that Dealer shall not be obligated to disclose any confidential or proprietary models or other information that Dealer believes to be confidential, proprietary or subject to contractual, legal or regulatory obligations not to disclose such information, in each case, used by it for such judgment, calculation, adjustment or determination.

4.    Account Details:

(a) Account for delivery of Shares to Dealer:	To be furnished.

(b) Account for delivery of Shares to Counterparty:	To be furnished.

(c) Account for payments to Counterparty:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

(d) Account for payments to Dealer:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.
5.     Offices:
The Office of Counterparty for the Transactions is: Inapplicable, Counterparty is not a Multibranch Party.
The Office of Dealer for the Transactions is: New York.
6.     Notices: For purposes of this Master Confirmation:
(a)    Address for notices or communications to Counterparty:
Rocket Lab Corporation
3881 McGowen Street
Townsend St., Suite 200
Long Beach, CA 90808
Attn: Arjun Kampani, SVP – General Counsel and Corporate Secretary
Email: [*]
(b)    Address for notices or communications to Dealer:
[Goldman Sachs & Co. LLC
200 West Street
New York, NY 10282-2198
Attention: Jonathan Armstrong, Equity Capital Markets
Telephone: [*]
Email: [*]
With a copy to:
Attention: Cory Oringer, Equity Capital Markets
Telephone: [*]
Email: [*]
and to:
Attention: Henry Liu, Equity Capital Markets
Telephone: [*]
Email: [*]
And mandatory email notification to the following address:
[*]]
[Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
Attn: Equity Solutions Desk

Email: [*]
Copy to: [*]]
7.     Other Provisions:
(a)    Conditions to Effectiveness. The effectiveness of each Supplemental Confirmation and the related Transaction on the Effective Date for such Supplemental Confirmation shall be subject to the satisfaction (or waiver by Dealer) of the following conditions:
(i)    [Reserved];
(ii)    The Equity Distribution Agreement dated as of May 20, 2026 between Counterparty, Dealer, [Goldman Sachs & Co. LLC][Morgan Stanley & Co. LLC], as the agent and the forward seller party thereto, and those certain other parties from time to time party thereto (the “Distribution Agreement”), shall be in full force and effect, and the representations and warranties of Counterparty contained in the Distribution Agreement that are qualified by materiality shall be true and correct as of such Effective Date and those not so qualified shall be true and correct in all material respects as of such Effective Date (or, in each case, if made earlier than such date under the Distribution Agreement, as of such earlier date);
(iii)    any certificate delivered pursuant to the Distribution Agreement by Counterparty shall be true and correct on such Effective Date as if made as of such Effective Date (or, if made earlier than such date under the Distribution Agreement, as of such earlier date);
(iv)    all of the representations and warranties of Counterparty hereunder and under the Agreement shall be true and correct on such Effective Date as if made as of such Effective Date;
(v)    Counterparty shall have performed all of the obligations required to be performed by it hereunder and under the Agreement on or prior to such Effective Date, including without limitation its obligations under Section 7 hereof;
(vi)    Counterparty and each “Forward Purchaser” (as defined in the Distribution Agreement) shall have performed all of the obligations required to be performed by it under the Distribution Agreement on or prior to such Effective Date; and
(vii)    On or prior to such Effective Date, Counterparty shall deliver to Dealer an opinion of counsel in form and substance reasonably satisfactory to Dealer with respect to matters set forth in Section 7(e)(vii) and Section 7(e)(xii) hereof and any other such matters as Dealer may reasonably request.
Notwithstanding anything herein to the contrary, in the event that, after using commercially reasonable efforts, either (i) Dealer is unable to borrow and deliver any Shares for sale by the person acting as forward seller for Dealer under the Distribution Agreement or (ii) Dealer would incur a stock loan cost that is equal to or greater than the Maximum Stock Loan Rate, then the effectiveness of this Master Confirmation shall be limited to the number of Shares that Dealer using commercially reasonable efforts is able to, and that it is practicable to, so borrow below the Maximum Stock Loan Rate (which number of Shares, for the avoidance of doubt, may be zero).
(b)    Distribution Agreement Representations, Warranties and Covenants. On each Trade Date and on each date on which Dealer or its affiliates makes a sale pursuant to a prospectus in connection with a hedge of a Transaction, Counterparty repeats and reaffirms as of such date each of its representations and warranties contained in the Distribution Agreement. Counterparty hereby agrees to comply with its covenants contained in the Distribution Agreement as if such covenants were made in favor of Dealer.
(c)    Interpretive Letter. The parties intend for this Master Confirmation (including the Credit Support Annex in respect of any Transaction and any related Supplemental Confirmation) to constitute a “Contract” as described in the letter dated October 6, 2003 submitted on behalf of Goldman Sachs & Co. to

Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”) to which the Staff responded in an interpretive letter dated October 9, 2003 (the “Interpretive Letter”). In addition, Counterparty represents that it is eligible to conduct a primary offering of Shares on Form S-3, the offering contemplated by the Distribution Agreement complies with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), and the Shares are “actively traded” as defined in Rule 101(c)(1) of Regulation M.
(d)    Agreements and Acknowledgments Regarding Shares.
(i)    Counterparty agrees and acknowledges that, in respect of any Shares delivered to Dealer hereunder (including the Credit Support Annex in respect of any Transaction), such Shares shall be newly issued (unless mutually agreed otherwise by the parties) and shall, upon such delivery, be duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance and not subject to any preemptive or similar rights and shall, upon such issuance, be accepted for listing or quotation on the Exchange, subject to notice of issuance and Paragraph 7(h) below.
(ii)    Counterparty acknowledges that Dealer (or an affiliate of Dealer) will hedge its exposure to each Transaction by selling Shares borrowed from third party securities lenders pursuant to a registration statement. The parties acknowledge that, pursuant to the terms of the Interpretive Letter, the Shares (up to the Number of Shares) delivered by Counterparty to Dealer (or an affiliate of Dealer) in connection with each Transaction (including the Credit Support Annex in respect of such Transaction) may be used by Dealer (or an affiliate of Dealer) to close out open borrowings of Shares created in the course of its hedging activities relating to its exposure under such Transaction without further registration of the delivery of such Shares and without delivering a prospectus in connection with the delivery of such Shares. Accordingly, and subject to Paragraph 7(d)(iv), Counterparty agrees that the Shares that it delivers to Dealer (or an affiliate of Dealer) upon any prepayment and/or settlement of each Transaction (including the Credit Support Annex in respect of such Transaction) will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.
(iii)    Counterparty agrees and acknowledges that it has reserved and will keep available at all times, free from preemptive or similar rights and free from any lien, charge, claim or other encumbrance, authorized but unissued Shares at least equal to the sum of (i) the Aggregate Number of Shares minus (ii) the number of Shares that, as of such date, have previously been delivered to Dealer as required by Paragraph 13(m)(iii) of the Credit Support Annex in respect of any Transaction plus (iii) the total number of Shares issuable upon settlement of any other transaction or agreement to which it is a party, excluding any Shares already counted in clause (i) above.
(iv)    Unless the provisions set forth below under “Private Placement Procedures” are applicable, Dealer agrees to use any Shares delivered by Counterparty on any Settlement Date to return Shares to securities lenders to close out open securities loans created by Dealer or an affiliate of Dealer in the course of Dealer’s or such affiliate’s hedging activities related to Dealer’s exposure under each Transaction unless such Shares are required to be returned to Counterparty under the Credit Support Annex in respect of such Transaction.
(v)    Dealer acknowledges that Counterparty may enter into one or more other forward transactions for its Shares during the term of such Transaction pursuant to “Confirmation(s)” (as defined in the Distribution Agreement) with Forward Purchaser(s) (as defined in the Distribution Agreement) other than Dealer (each, an “Other Forward”). Counterparty agrees that if Counterparty designates a “Settlement Date”, or if a “Settlement Date” occurs, in each case with respect to any Other Forward and for which “Cash Settlement” or “Net

Share Settlement” is applicable, the resulting “Unwind Period” for the Other Forward shall not coincide for any period of time with any Valuation Date for such Transaction.
(e)    Additional Representations and Agreements of Counterparty. In addition to the representations and warranties in the Agreement and those contained elsewhere herein, Counterparty represents and warrants to Dealer, and agrees with Dealer, as of the Trade Date and the Effective Date for each Transaction (and, in the case of clauses (vii), (viii), (xii), (xiii) and (xiv), on each date Counterparty delivers Shares to Dealer under the Credit Support Annex in respect of each Transaction), as follows:
(i)    Counterparty represents to Dealer on each Trade Date and on any date that Counterparty notifies Dealer that Modified Physical Settlement applies to such Transaction, that (A) Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares, (B) each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that are required to be filed have been filed and that, as of the date of this representation, when considered as a whole (with the more recent such filings deemed to amend inconsistent statements contained in any earlier such filings), there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, (C) Counterparty is not entering into this Master Confirmation or any Supplemental Confirmation or making any election hereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) and (D) Counterparty has not and will not directly or indirectly violate any applicable law (including, without limitation, the Securities Act and the Exchange Act) in connection with such Transaction. In addition to any other requirements set forth herein, Counterparty agrees not to elect Modified Physical Settlement with respect to such Transaction if, in the reasonable judgment of Counterparty (or if in the reasonable judgment of Dealer, as previously notified in writing to Counterparty), such settlement or Dealer’s related market activity would result in a violation of the U.S. federal securities laws or any other federal or state law or regulation applicable to Counterparty. Furthermore, with respect to any Modified Physical Settlement Election Notice, Counterparty additionally represents to Dealer on the date of such notice that Counterparty will be able to purchase the number of Shares equal to the sum of the difference between the Component Number of Shares and Number of Shares to be Delivered for all Components of such Transaction (assuming for such purpose that the Settlement Price is equal to the most recent 10b-18 VWAP Price) in accordance with its organizational documents and the required corporate approvals thereunder (if any).
(ii)    It is the intent of Dealer and Counterparty that following any election of Modified Physical Settlement by Counterparty with respect to such Transaction, the purchase of Shares by Dealer on any Valuation Date with respect to such Transaction, if any, comply with the requirements of Rule 10b5-l(c)(l)(i)(B) of the Exchange Act and that this Master Confirmation and each Supplemental Confirmation shall be interpreted to comply with the requirements of Rule 10b5-l(c). Counterparty has not entered into or altered and will not enter into or alter any hedging transaction relating to the Shares corresponding to or offsetting such Transaction and shall not seek to control or influence Dealer’s decision to make any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) of any Shares, including, without limitation, Dealer’s decision to enter into any hedging transactions. Counterparty acknowledges that (a) except pursuant to “Trading Parameters” under any Supplemental Confirmation and the Distribution Agreement and without limiting Counterparty’s right to elect Modified Physical Settlement, during the term of such Transaction Counterparty shall not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases or sales of Shares by Dealer (or its forward seller, agent or affiliate) in connection with this Master Confirmation and each Supplemental Confirmation and (b) Counterparty is entering into the Agreement, this Master Confirmation and each Supplemental Confirmation in, and for the duration of such Transaction will act in, good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act and shall act in good faith with respect to the Agreement. Counterparty acknowledges and agrees that any election, amendment, modification, waiver or termination of this Master Confirmation or any Supplemental Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c) in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 or any other provision of the federal securities laws. Without limiting the generality of the foregoing, any such election, amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such election, amendment, modification, waiver or termination shall be made at any time at which Counterparty or any officer or director, of Counterparty is aware of any material nonpublic information regarding Counterparty or the Shares. Counterparty has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Master Confirmation and each Supplemental Confirmation under Rule 10b5-1 under the Exchange Act.
(iii)    Counterparty shall, following any election of Modified Physical Settlement by Counterparty with respect to such Transaction, at least one day prior to the first Scheduled Valuation Date with respect to such Transaction, notify Dealer of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Counterparty or any of its affiliated purchasers during each of the four calendar weeks preceding such first Scheduled Valuation Date and during the calendar week in which such first Scheduled Valuation Date occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18). Counterparty agrees to take all actions, and to omit to take any actions, reasonably requested by Dealer (and based on advice of counsel) for such Transaction to comply with the Interpretive Letter. Without limiting the foregoing, Counterparty agrees that neither it nor any “affiliated purchaser” (as defined in Regulation M (“Regulation M”) promulgated under the Exchange Act) will, directly or indirectly, bid for, purchase or attempt to induce any person to bid for or purchase, the Shares or securities that are convertible into, or exchangeable or exercisable for, Shares during any “restricted period” as such term is defined in Regulation M.
(iv)    Following any election of Modified Physical Settlement by Counterparty with respect to such Transaction, during the period from and including the first Valuation Date until the final Valuation Date with respect to such Transaction, Counterparty shall (a) notify Dealer prior to the opening of trading in the Shares on any day on which Counterparty makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition or similar transaction involving a recapitalization relating to Counterparty (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (b) promptly notify Dealer following any such announcement that such announcement has been made and (c) promptly (but in any event prior to the next opening of the regular trading session on the Exchange) deliver to Dealer following the making of any such announcement information indicating (A) Counterparty’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Counterparty’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction. Such written notice shall be deemed to be a certification by Counterparty to Dealer that such information is true and correct. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. Counterparty acknowledges that under the terms of this Master Confirmation, any such notice may result in a Regulatory Disruption; accordingly, Counterparty acknowledges that its delivery of such notice shall comply with the standards set forth in Section 7(e)(i) above. “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization with respect to the

Counterparty and/or the Shares as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act.
(v)    Counterparty shall not, nor shall it cause any of its affiliated purchasers (within the meaning of Rule 10b-18 under the Exchange Act) to, take or refrain from taking any action (including, without limitation, any direct purchases by Counterparty or any of its affiliates, or any purchases by a party to a derivative transaction with Counterparty or any of its affiliates), either under this Master Confirmation, any Supplemental Confirmation, under an agreement with another party or otherwise, that might cause any purchases of Shares by Dealer or any of its affiliated purchasers in connection with any Modified Physical Settlement of such Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 determined as if all such foregoing purchases were made by Counterparty.
(vi)    Following any election of Modified Physical Settlement by Counterparty with respect to such Transaction, Counterparty will not engage in any “distribution” (as defined in Regulation M) that would cause a “restricted period” (as defined in Regulation M) in respect of Shares or any security with respect to which the Shares are a “reference security” (as such term is defined in Regulation M) to occur on any Valuation Date with respect to such Transaction.
(vii)    Counterparty is not, and after giving effect to the transactions contemplated hereby (including receipt of the Component Prepayment Amounts under such Transaction) will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
(viii)    as of the Trade Date and Effective for such Transaction and as of the date of any payment or delivery by Counterparty or Dealer hereunder (A) the fair value of the total assets of Counterparty are greater than the sum of the total liabilities (including contingent liabilities) and the capital of Counterparty, (B) the capital of Counterparty is adequate to conduct the business of Counterparty, and Counterparty’s entry into such Transaction will not impair its capital, (C) Counterparty has the ability to pay its debts and obligations as such debts mature and does not intend to, and does not believe that it will, incur debt beyond its ability to pay as such debts mature and (D) Counterparty is not and will not be “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)).
(ix)    Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Dealer is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of any Transaction under any accounting standards including without limitation ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, FASB Statements 128, 133, as amended, 149 or 150, EITF 00-19, 01-6, 03-6 or 07-5, ASC Topic 480, Distinguishing Liabilities from Equity, ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.
(x)    Counterparty understands that no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Dealer or any governmental agency.
(xi)    As of the Trade Date, neither the certificate of incorporation nor the bylaws of Counterparty contain any limitation on ownership of the Shares that would give rise to any reporting, consent, registration or other requirement (including any requirement to obtain prior approval from any person or entity) and no state or local (including, to the best of Counterparty’s knowledge, non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable specifically to the Shares (and not generally to ownership of equity securities by a financial institution that is not generally applicable to holders of the Shares) would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares as a commercially reasonable Hedge Position in connection with any Transaction in accordance with the terms of this Master Confirmation, the applicable Supplemental Confirmation and the Agreement; provided that no representation shall be made by Counterparty with respect to any rules and regulations applicable to Dealer (including the Financial Industry Regulatory Authority, Inc.) arising from Dealer’s status as a regulated entity under applicable law.
(xii)    No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Counterparty of this Master Confirmation and each Supplemental Confirmation and the consummation of each Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date and any delivery of Shares under a Credit Support Annex) except (a) such as have been obtained under the Securities Act and (b) as may be required to be obtained under state securities laws.
(xiii)    Counterparty (a) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into each Transaction (including any Credit Support Annex in respect of such Transaction); (b) has consulted with its own legal, financial, accounting and tax advisors in connection with each Transaction; and (c) is entering into each Transaction for a bona fide business purpose.
(xiv)    [Reserved].
(xv)    [Reserved].
(xvi)    Counterparty (a) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (b) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons; (c) has total assets of at least $50 million as of the date hereof; and (d) is an “institutional account” as defined in FINRA Rule 4512(c).
(xvii)    Counterparty is not a “financial end user” as defined in 12 CFR §45.2.
(xviii)    Counterparty is in compliance with its reporting obligations under the Exchange Act and its most recent Annual Report on Form 10-K, together with all reports subsequently filed by it pursuant to the Exchange Act, taken together and as amended and supplemented to the date of this representation, do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(xix)    COUNTERPARTY UNDERSTANDS THAT THE TRANSACTIONS ARE SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS.
(xx)    In connection with this Master Confirmation, each Supplemental Confirmation, the Distribution Agreement, any Transaction hereunder and the other transactions contemplated hereunder and thereunder (the “Relevant Transactions”), Counterparty acknowledges that none of Dealer and/or its affiliates is advising Counterparty or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction (for the avoidance of doubt, notwithstanding any advisory relationship that Dealer and/or its affiliates may have, or may have had in the past, with Counterparty and/or its affiliates). Counterparty shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the Relevant Transactions, and none of Dealer and/or its affiliates shall have any responsibility or liability to Counterparty with respect thereto. Any review by the Dealer and/or its affiliates of Counterparty, the Relevant Transactions or other matters relating to the Relevant Transactions will be performed solely for the benefit of Dealer and/or its affiliates, as the case may be, and shall not be on behalf of Counterparty. Counterparty waives to the full extent permitted by applicable law any claims it may have against Dealer and/or its affiliates arising from an alleged breach of fiduciary duty in connection with the Relevant Transactions.
(xxi)    Counterparty represents and warrants to, and agrees with, Dealer that at all times during the Hedge Period or any Valuation Date for any Transaction, Counterparty has not and will not, without the prior written consent of Dealer (such consent not to be unreasonably withheld, delayed or conditioned), (i) issue, offer, pledge, sell, contract to sell, sell any Shares, call option or other right or warrant to purchase, purchase any put option, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in this clause (ii) is to be settled by delivery of Shares or such other securities, in cash or otherwise or (iii) enter into any derivatives transactions referencing the Shares or any securities convertible into Shares; provided that, during the Hedge Period (and for such purpose the Hedge Period shall be deemed to terminate on the Hedge Period Completion Date set forth in item (i) of the definition thereof), Counterparty may enter into or execute, (w) any debt-for-equity exchanges, (x) any issuance and sale of Shares pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Counterparty in effect on the Trade Date of such Transaction, (y) any underwritten offering of Shares, private placement of Shares (or other securities convertible or exchangeable into Shares) and other privately negotiated block trade or follow-on offering of Shares, in each case, with or through the person acting as forward seller for Dealer, and (z) with or through the person acting as forward seller for Dealer, any customary “at-the-market” forward sale transactions that are not subject to a cap or floor price or customary “at-the-market” offering of Shares on an agency basis on behalf of the Company made by means of ordinary brokers’ transactions on or through the Nasdaq or another market for Counterparty’s common stock; provided that, on any Valuation Date for any Transaction, Counterparty may enter into or execute any issuance and sale of Shares pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Counterparty in effect on the Trade Date of such Transaction.
(f)    Counterparty represents and warrants to, and agrees with, Dealer that at all times following the Hedge Period Completion Date for any Transaction and prior to the first Valuation Date for such Transaction, Counterparty will not, without the prior written consent of Dealer (such consent not to be unreasonably withheld, delayed or conditioned), enter into any derivatives transactions referencing the Shares other than any “Collared Forward Transaction” (as defined in the Distribution Agreement) but only to the extent the limitation on the aggregate gross sales price that may be sold under the “Prospectus” (as defined in the Distribution Agreement) has not been increased from $1,000,000,000 as of the trade date for such “Collared Forward Transaction” and the “valuation date(s)” for such “Collared Forward Transaction” do not overlap with any Valuation Date for any Transaction, any customary “at-the-market”, “block” or “underwritten” forward sale transactions that are not subject to a cap or floor price, any Private Repurchases or customary “convertible bond hedge” transactions entered into in connection with the issuance of customary convertible or exchangeable securities, including customary “capped call” transactions or “warrant transactions” related thereto.

(g)    [Reserved].
(h)    Private Placement Procedures. If Counterparty is unable to comply with the provisions of sub-paragraph (ii) of Paragraph 7(d) above because of a Change in Law, or Dealer otherwise determines that in its reasonable opinion based on the advice of counsel any Shares to be delivered to Dealer by Counterparty may not be freely returned by Dealer or its affiliates to securities lenders as described under such sub-paragraph (ii) or otherwise constitute “restricted securities” as defined in Rule 144 under the Securities Act, then delivery of any such Shares (the “Restricted Shares”) shall be effected as provided below, unless waived by Dealer.
(i)    If Counterparty delivers the Restricted Shares pursuant to this Paragraph 7(h)(i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Counterparty shall be effected in customary (for issuers with a market capitalization comparable to, and in the same industry as, Counterparty) private placement procedures with respect to such Restricted Shares reasonably acceptable to Dealer; provided that Counterparty may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Counterparty to Dealer (or any affiliate designated by Dealer) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Dealer (or any such affiliate of Dealer), and if Counterparty fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary (for issuers with a market capitalization comparable to, and in the same industry as, Counterparty) representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer, due diligence rights (for Dealer or any designated buyer of the Restricted Shares by Dealer), certificates, and such other documentation as is customary (for issuers with a market capitalization comparable to, and in the same industry as, Counterparty) for private placement agreements, all reasonably acceptable to Dealer. In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Restricted Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Restricted Shares. For the avoidance of doubt, delivery of Restricted Shares shall be due following completion of the procedures set forth in this sub-paragraph (i), which procedures the parties shall exercise diligence to complete, and not be due on the date that would otherwise be applicable.
(ii)    If Counterparty delivers any Restricted Shares in respect of any Transaction, Counterparty agrees that (A) prior to the time the restrictive legends referred to in clause (B) below are removed, such Shares may be transferred by and among Dealer and its affiliates and (B) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed, and provided that the conditions of Rule 144(c)(1)(i), if applicable, are satisfied, Counterparty shall (so long as Dealer or any such affiliate is not an “affiliate” of Counterparty within the meaning of Rule 144 under the Securities Act) promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of any seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).
(i)    Indemnity. Counterparty agrees to indemnify Dealer and its affiliates and their respective directors, officers, employees, agents and controlling persons (Dealer and each such affiliate or person being an “Indemnified Party”) from and against any and all such losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of any breach of any covenant or representation made by Counterparty in this Master Confirmation, any Supplemental

Confirmation, the Credit Support Annex in respect of any Transaction or the Agreement and will reimburse any Indemnified Party for all documented and reasonable expenses (including reasonable out-of-pocket legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, except to the extent determined in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from Dealer’s gross negligence, willful misconduct, fraud, bad faith or from a breach of any representation, agreement or covenant contained in this Confirmation or the Agreement. The foregoing provisions shall survive any termination or completion of any Transaction.
(j)    Termination Price Event. If a Termination Price is specified in the Supplemental Confirmation for any Transaction and the closing price per Share on the Exchange is below such Termination Price on any Exchange Business Day on and following the first Component Prepayment Date of such Transaction, such occurrence shall constitute an Additional Termination Event with Counterparty as the sole Affected Party and a portion of such Transaction corresponding to the Funded Components of such Transaction (including, for the avoidance of doubt, any such Components that became Funded Components after such occurrence) as the sole Affected Transaction.
(k)    Governing Law/Jurisdiction/Waiver of Jury Trial.
(i)    THIS MASTER CONFIRMATION AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS MASTER CONFIRMATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CONFLICT OF LAWS PROVISIONS THEREOF (OTHER THAN TITLE 14 OF ARTICLE 5 OF THE GENERAL OBLIGATIONS LAW).
(ii)    THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.
(iii)    EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS MASTER CONFIRMATION OR ANY SUPPLEMENTAL CONFIRMATION OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.
(l)    Designation by Dealer. Notwithstanding any other provision in this Master Confirmation, any Supplemental Confirmation or the Credit Support Annex in respect of any Transaction to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer’s obligations in respect of any Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty only to the extent of any such performance.
(m)    Insolvency Filing. Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, upon any Insolvency Filing or other proceeding under the Bankruptcy Code in respect of the Issuer, each Transaction shall automatically terminate on the date thereof without further liability of either party to this Master Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Master Confirmation prior to the date of such Insolvency Filing or other proceeding), it being understood that each Transaction is a contract for the issuance of Shares by the Issuer as contemplated by Section 365(c)(2) of the Bankruptcy Code.

(n)    Disclosure. Effective from the date of commencement of discussions concerning the Transactions, each of Dealer and Counterparty and each of their employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transactions and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure.
(o)    Right to Extend. Dealer may postpone, in whole or in part, any Valuation Date or any other date of valuation or delivery (in which event the Calculation Agent shall make appropriate adjustments to the Number of Shares) if Dealer determines that such extension is reasonably necessary or appropriate to (i) in Dealer’s commercially reasonable judgment, preserve Dealer’s hedging or hedge unwind activity hereunder in light of existing liquidity conditions or (ii) based on the advice of counsel, enable Dealer to effect transactions with respect to Shares in connection with its hedging, hedge unwind or settlement activity hereunder in a manner that is in compliance with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to Dealer and which are applied consistently in good faith and in a commercially reasonable manner by Dealer to all of its similarly situated counterparties with similar transactions.
(p)    Counterparty Share Repurchases. Counterparty agrees not to repurchase, directly or indirectly, any Shares if, immediately following such purchase, the Outstanding Share Percentage would be equal to or greater than 9.0%. The “Outstanding Share Percentage” as of any day is the fraction (1) the numerator of which is the aggregate of the Number of Shares for each Transaction and the “Number of Shares” under any other outstanding share forward transaction between Counterparty and Dealer (or its affiliates) referencing the Shares and (2) the denominator of which is the number of Shares outstanding on such day.
(q)    Limit on Beneficial Ownership. Notwithstanding any other provisions hereof, Dealer shall not have the right to acquire Shares hereunder and Dealer shall not be entitled to take delivery of any Shares hereunder (in each case, whether in connection with the delivery of Shares on any Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) Dealer and each person subject to aggregation of Shares with Dealer under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder (the “Dealer Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of 4.5% of the then outstanding Shares (the “Threshold Number of Shares”) or (ii) Dealer, Dealer Group or any person whose ownership position would be aggregated with that of Dealer or Dealer Group (Dealer, Dealer Group or any such person, a “Group Person”) under any state or federal laws, or any federal, state or local laws, regulations or regulatory orders applicable to ownership of Shares (“Applicable Laws”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of Shares equal to (x) the lesser of (A) the maximum number of Shares that would be permitted under Applicable Laws and (B) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a state or federal regulator) of a Group Person under Applicable Laws and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Counterparty or any contract or agreement to which Counterparty is a party, in each case minus (y) 0.5% of the number of Shares outstanding on the date of determination (the condition described in this clause (ii), an “Excess Regulatory Ownership Position”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Dealer Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares or (ii) an Excess Regulatory Ownership Position would result. If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Scheduled Trading Day after, Dealer gives notice to Counterparty that, after such delivery, (X) the Dealer Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares and (Y) an Excess Regulatory Ownership Position would not result.
In addition, notwithstanding anything herein to the contrary, if any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Dealer shall be permitted to make any payment due in respect of such Shares to Counterparty in two or more tranches that correspond in amount to the number of Shares delivered by Counterparty to Dealer pursuant to the immediately preceding paragraph.
Without limiting the generality of foregoing, if at any time at which (i) the Dealer Group directly or indirectly beneficially owns in excess of the Threshold Number of Shares or (ii) an Excess Regulatory Ownership Position exists (each, an “Excess Ownership Position”), if Dealer, in its reasonable discretion, is unable to effect a transfer or assignment to a third party in accordance with the requirements set forth above after its commercially reasonable efforts on pricing and terms and within a time period reasonably acceptable to Dealer such that an Excess Ownership Position no longer exists, Dealer may designate any Exchange Business Day as an Early Termination Date with respect to a portion (the “Terminated Portion”) of each Transaction, such that an Excess Ownership Position no longer exists following such partial termination. In the event that Dealer so designates an Early Termination Date with respect to a portion of such Transaction, a payment or delivery shall be made pursuant to Section 6 of the Agreement and Section 7(ii) of this Master Confirmation as if (i) an Early Termination Date had been designated in respect of such Transaction having terms identical to the Terminated Portion of such Transaction, (ii) Counterparty were the sole Affected Party with respect to such partial termination, (iii) such portion of such Transaction were the only Terminated Transaction and (iv) Dealer were the party entitled to designate an Early Termination Date pursuant to Section 6(b) of the Agreement and to determine the amount payable pursuant to Section 6(e) of the Agreement.
(r)    Commodity Exchange Act. Each of Dealer and Counterparty agrees and represents that it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended (the “CEA”), and an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act, and is entering into the Transaction hereunder as principal and not on behalf of any third party. The Agreement and each Transaction are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(51) of the CEA.
(s)    Additional Representation will apply, and for the purpose of Section 3 of the Agreement, the following will constitute an Additional Representation:
“(h) Relationship Between Parties. Each party will be deemed to represent to the other party on the date on which it enters into each Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for the Transaction):
(i) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into the Transaction and as to whether the Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the Transaction, it being understood that information and explanations related to the terms and conditions of the Transaction will not be considered investment advice or a recommendation to enter into the Transaction. No communication (written or oral) received from the other party will be deemed to be an assurance or guarantee as to the expected results of the Transaction.
(ii) Assessment and Understanding. It is capable of assessing the merits of and evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Transaction. It is also capable of assuming, and assumes, the financial and other risks of the Transaction.
(iii) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of the Transaction.

(iv) Other Transactions. In the case of Counterparty, it understands and acknowledges that the other party may, either in connection with entering into any Transaction hereunder or from time to time thereafter, engage in open market transactions that are designed to hedge or reduce the risks incurred by it in connection with such Transaction and that the effect of such open market transactions may be to affect or reduce the value of such Transaction.”
(t)    Bankruptcy Status. Subject to Paragraph 7(m) above, Dealer acknowledges and agrees that this Master Confirmation and each Supplemental Confirmation are not intended to convey to Dealer rights with respect to the transactions contemplated hereby that are senior to the claims of Counterparty’s common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided, however, that nothing herein shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Master Confirmation, any Supplemental Confirmation and the Agreement; and provided, further, that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than any Transaction hereunder. The parties hereto intend for:
(i)    each Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(27), 362(o), 546(e), 546(j), 555 and 561 of the Bankruptcy Code;
(ii)    the rights given to Dealer pursuant to Article 6 of the Agreement and Section 7(u) below to constitute “contractual rights” to cause the liquidation of a “securities contract” and to set off mutual debts and claims in connection with a “securities contract”, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code;
(iii)    any cash, securities or other property provided as performance assurance, credit support or collateral with respect to each Transaction to constitute “margin payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code;
(iv)    all payments for, under or in connection with each Transaction, all payments for Shares and the transfer of Shares to constitute “settlement payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code; and
(v)    any or all obligations that either party has with respect to this Master Confirmation, any Supplemental Confirmation, the Credit Support Annex in respect of any Transaction or the Agreement to constitute property held by or due from such party to margin, guaranty or settle obligations of the other party with respect to the transactions under the Agreement (including each Transaction) or any other agreement between such parties.
(u)    No Initial Collateral; Netting; Setoff. The provisions of Section 2(c) and 6(f) of the Agreement shall not apply to the Transaction. Except as provided for the Credit Support Annex in respect of such Transaction, each party waives any and all rights it may have to set-off delivery or payment obligations it owes to the other party under the Transaction against any delivery or payment obligations owed to it by the other party, whether arising under this Master Confirmation or the Agreement, under any other agreement between parties hereto, by operation of law or otherwise. The obligations of Counterparty hereunder are not initially secured by any collateral. If on any date any Shares would otherwise be deliverable under any Transaction by Counterparty to Dealer and by Dealer to Counterparty under this Master Confirmation and under the Credit Support Annex in respect of such Transaction deemed to be entered into on the Trade Date of such Transaction (except pursuant to Section 7(ee) below), then, on such date, each party’s obligations to make delivery of such Shares will be automatically satisfied and discharged and, if the aggregate number of Shares that would otherwise have been deliverable by one party exceeds the aggregate number of Shares that would have otherwise been deliverable by the other party, replaced by an obligation upon the party by whom the larger aggregate number of Shares would have been deliverable to deliver to the other party the excess of the larger aggregate number over the smaller aggregate number. This Section 7(u) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).
(v)    Tax Matters.
(i)    For the purpose of Section 3(e) of the Agreement, each of Dealer and Counterparty makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement and any other payments of interest and penalty charges for late payment) to be made by it to the other party under the Agreement. In making this representation, it may rely on (a) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement; (b) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement; and (c) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it shall not be a breach of this representation where reliance is placed on clause (b) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.
(ii)    For the purpose of Section 3(f) of the Agreement:
(A)    Dealer makes the following representation(s):
(1)    [Dealer is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations), or a disregarded entity of such a U.S. person for U.S. federal income tax purposes]81[Dealer is a limited liability company duly organized and formed under the laws of the State of Delaware and is a disregarded entity for U.S. federal income tax purposes, its sole member is a corporation duly organized under the laws of the State of Delaware and is an exempt recipient under Section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations.]82
(B)    Counterparty makes the following representation(s):
(1)    Counterparty is a corporation and a U.S. person (as that term is defined in Section 7701(a)(30) of the Code and used in Section 1.1441-4(a)(3)(ii) of the Treasury Regulations) for U.S. federal income tax purposes.
(iii)    Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” as used in clause (v)(i) above and “Indemnifiable Tax” as defined in Section 14 of the Agreement, shall not include (A) any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for purposes of Section 2(d) of the Agreement.
81 Insert for GS.
82 Insert for MS.

(iv)    Tax Documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, (a) Counterparty shall provide to Dealer a valid and duly executed U.S. Internal Revenue Service Form W-9, or any successor thereto, (i) on or before the date of execution of this Master Confirmation; (ii) promptly upon reasonable demand by Dealer; and (iii) promptly upon learning that any such tax form previously provided by Counterparty has become invalid, inaccurate, or incorrect, and (b) Dealer shall provide to Counterparty a valid and duly executed U.S. Internal Revenue Service Form W-9, or any successor thereto, (i) on or before the date of execution of this Master Confirmation; (ii) promptly upon reasonable demand by Counterparty; and (iii) promptly upon learning that any such tax form previously provided by Dealer has become invalid, inaccurate, or incorrect. Additionally, Counterparty and Dealer shall, promptly upon request by the other party, provide such other tax forms and documents reasonably requested by such other party in order to allow such other party to make a payment under this Master Confirmation, any Supplemental Confirmation, or any Credit Support Annex in respect of any Transaction, without any deduction or withholding for or on account of any tax or with such deduction or withholding at a reduced rate.
(v)    871(m) Protocol. To the extent that either party to the Agreement with respect to any Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by the ISDA on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to each Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to each Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to such Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of such Transaction. For greater certainty, if there is any inconsistency between this provision and the provisions contained in any other agreement between the parties with respect to such Transaction, this provision shall prevail unless such other agreement expressly overrides the provisions of the Attachment to the 871(m) Protocol.
(w)    Wall Street Transparency and Accountability Act of 2010. The parties hereby agree that none of (i) Section 739 of the WSTAA, (ii) any similar legal certainty provision included in any legislation enacted, or rule or regulation promulgated, on or after any Trade Date, (iii) the enactment of the WSTAA or any regulation under the WSTAA, (iv) any requirement under the WSTAA or (v) any amendment made by the WSTAA shall limit or otherwise impair either party’s right to terminate, renegotiate, modify, amend or supplement this Master Confirmation, any Supplemental Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased cost, regulatory change or similar event under this Master Confirmation, any Supplemental Confirmation, the Equity Definitions or the Agreement.
(x)    Delivery of Cash. For the avoidance of doubt, nothing in this Master Confirmation or any Supplemental Confirmation shall be interpreted as requiring Counterparty to deliver cash in respect of the settlement of any Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40 (formerly EITF 00-19) as in effect on the relevant Trade Date (including, without limitation, where Counterparty so elects to deliver cash or fails timely to elect to deliver Shares in respect of such settlement). For the avoidance of doubt, the preceding sentence shall not be construed as limiting (i) Paragraph 7(i) hereunder or (ii) any damages that may be payable by Counterparty as a result of breach of this Master Confirmation.
(y)    Severability; Illegality. If compliance by either party with any provision of any Transaction would be unenforceable or illegal, (i) the parties shall negotiate in good faith to resolve such unenforceability or illegality in a manner that preserves the economic benefits of the transactions contemplated hereby and (ii) the other provisions of any such Transaction shall not be invalidated, but shall remain in full force and effect.

(z)    [Reserved.]83[Commodity Exchange Act. Each of Dealer and Counterparty agrees and represents that it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended (the “CEA”). The Agreement and this Transaction are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(51) of the CEA.]84
(aa)    Counterparts. This Master Confirmation and any Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Master Confirmation and any Supplemental Confirmation by signing and delivering one or more counterparts. Delivery of an executed counterpart of a signature page of this Master Confirmation, any Supplemental Confirmation and any Pricing Supplement by telecopy, emailed .pdf or any other electronic means shall be effective as delivery of a manually executed counterpart of such documents. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Master Confirmation and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
(bb)    Regulatory Provisions. The time of dealing for the Transaction will be confirmed by Dealer upon written request by Counterparty.
(cc)    Staggered Settlement. Notwithstanding anything to the contrary herein, Dealer may, by prior notice to Counterparty, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.
(dd)    Reserved.
(ee)    Share Termination Alternative. In the event that an Early Termination Date (whether as a result of an Event of Default or a Termination Event) occurs or is designated with respect to any Transaction (except as a result of a Merger Event in which the consideration or proceeds to be paid to all holders of Shares consists solely of cash), if either party would owe any amount to the other party pursuant to Section 6(d)(ii) of the Agreement, after giving effect to the Credit Support Annex for such Transaction (any such amount, a “Payment Amount”), then, in lieu of any payment of such Payment Amount, Counterparty may, no later than the Early Termination Date or the date on which such Transaction is terminated, elect to deliver or for Dealer to deliver, as the case may be, to the other party a number of Shares (or, in the case of a Merger Event, a number of units, each comprising the number or amount of the securities or property that each holder of one Share would receive in such Merger Event (each such unit, an “Alternative Delivery Unit” and, the securities or property comprising such unit, “Alternative Delivery Property”)) with a value equal to the Payment Amount, as determined by the Calculation Agent in a good faith and commercially reasonable manner (and the parties agree that, in making such determination of value, the Calculation Agent may take into account a number of factors, including the market price of the Shares or Alternative Delivery Property on the date of early termination and, if such delivery is made by Dealer, the prices at which Dealer purchases, in a commercially reasonable manner, Shares or Alternative Delivery Property to fulfill its delivery obligations under this Section 7(ee)); provided that such price input must reflect the then prevailing market price of the Shares or Alternative Delivery Property, as the case may be; provided further that in determining the composition of any Alternative Delivery Unit, if the relevant Merger Event involves a choice of consideration to be received by all holders, each such holder shall be deemed to have elected to receive the maximum possible amount of cash; and provided further that Counterparty may make such
83 Insert for GS.
84 Insert for MS.

election only if Counterparty represents and warrants to Dealer in writing on the date it notifies Dealer of such election that, as of such date, Counterparty is not aware of any material nonpublic information concerning the Shares and is making such election in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws.
(ff)    Share Cap. Notwithstanding any other provision of the Agreement, this Master Confirmation, any Supplemental Confirmation or the Credit Support Annex in respect of any Transaction, in no event will Counterparty be required to deliver in the aggregate in respect of the Component Prepayment Dates, Settlement Dates or other dates on which Shares are delivered in respect of any amount owed under any Transaction under this Master Confirmation a number of Shares greater than the Aggregate Reserved Number of Shares (as set forth in each Supplemental Confirmation) (as adjusted for stock splits and similar events) (the “Capped Number”). The Capped Number shall be subject to adjustment only on account of (x) Potential Adjustment Events of the type specified in (1) Sections 11.2(e)(i) through (vi) of the Equity Definitions or (2) Section 11.2(e)(vii) of the Equity Definitions so long as, in the case of this sub-clause (2), such event is within Counterparty’s control, (y) Merger Events requiring corporate action of Counterparty (or any surviving entity of the Issuer hereunder in connection with any such Merger Event) and (z) Announcement Events that are not outside Counterparty’s control. Counterparty represents and warrants to Dealer (which representation and warranty shall be deemed to be repeated on each day that any Transaction is outstanding) that the Capped Number is equal to or less than the number of authorized but unissued Shares that are not reserved for future issuance in connection with transactions in the Shares (other than a Transaction) on the date of the determination of the Capped Number (such Shares, the “Available Shares”). In the event Counterparty shall not have delivered the full number of Shares otherwise deliverable as a result of this Section 7(ff) (the resulting deficit, the “Deficit Shares”), Counterparty shall be continually obligated to deliver Shares, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, when, and to the extent that, (A) Shares are repurchased, acquired or otherwise received by Counterparty or any of its subsidiaries after the relevant Trade Date (whether or not in exchange for cash, fair value or any other consideration), (B) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved and (C) Counterparty additionally authorizes any unissued Shares that are not reserved for other transactions (such events as set forth in clauses (A), (B) and (C) above, collectively, the “Share Issuance Events”). Counterparty shall promptly notify Dealer of the occurrence of any of the Share Issuance Events (including the number of Shares subject to clause (A), (B) or (C) and the corresponding number of Shares to be delivered) and, as promptly as reasonably practicable, shall deliver such Shares thereafter. Counterparty shall not, until Counterparty’s Share delivery obligations under each Transaction have been satisfied in full, use any Shares that become available for potential delivery to Dealer as a result of any Share Issuance Event for the settlement or satisfaction of any transaction or obligation other than any Transaction or reserve any such Shares for future issuance for any purpose other than to satisfy Counterparty’s obligations to Dealer under any Transaction.
(gg)    Amendments to the Equity Definitions.
(i)    Section 11.2(a) of the Equity Definitions is hereby amended by (1) deleting the words “in the determination of the Calculation Agent, a diluting or concentrative effect on the theoretical value of the relevant Shares” and replacing them with the words “in the commercially reasonable judgment of the Calculation Agent, a material economic effect on the theoretical value of the Shares or options on such Shares”; and (2) adding at the end thereof “; provided that such event is not based on (i) an observable market, other than the market for Issuer’s own stock or (ii) an observable index, other than an index calculated and measured solely by reference to Issuer’s own operations”.
(ii)    Section 11.2(c) of the Equity Definitions is hereby amended to read as follows: “(c) If “Calculation Agent Adjustment” is specified as the Method of Adjustment in the Confirmation of a Share Option Transaction or Share Forward Transaction, then, following the announcement or occurrence of any Potential Adjustment Event, the Calculation Agent will determine whether such announcement or occurrence of such Potential Adjustment Event has a material economic effect on the Transaction and, if so, will (i) make appropriate adjustment(s), if any, to any one or more of the Aggregate Number of Shares, the Component Number of Shares for any Component, the Forward Floor Price for any Component, the Forward Cap Price for any Component, any Settlement Price, and any other variable relevant to the exercise, settlement, payment or other terms of such Transaction (and, for the avoidance of doubt, adjustments may be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares or to the Transaction) and (ii) determine the effective date(s) of the adjustment(s). The Calculation Agent may (but need not) determine the appropriate adjustment(s) by reference to the adjustment(s) in respect of such Potential Adjustment Event made by an options exchange to options on the relevant Shares traded on such options exchange.”
(iii)    Section 11.2(e)(vii) of the Equity Definitions is hereby amended by (1) deleting the words “in the determination of the Calculation Agent, a diluting or concentrative effect on the theoretical value of the relevant Shares” and replacing them with the words “in the commercially reasonable judgment of the Calculation Agent, a material economic effect on the theoretical value of the Shares or options on such Shares”; and (2) adding at the end thereof “; provided that such event is not based on (i) an observable market, other than the market for the Issuer’s own stock or (ii) an observable index, other than an index calculated and measured solely by reference to the Issuer’s own operations”.
(iv)    Each reference in Section 11.2 of the Equity Definitions to any diluting or concentrative effect of a Potential Adjustment Event on the Shares shall be deemed to refer instead to a material effect on the Shares or options on the Shares, and the reference therein to “the declaration by the Issuer of the terms of any Potential Adjustment Event” shall be replaced with “the public announcement by the Issuer of any Potential Adjustment Event”. The proviso at the end of Section 11.2(c)(i) of the Equity Definitions shall be deemed to have been deleted.
(hh)    Additional Termination Event(s). Notwithstanding anything to the contrary in the Equity Definitions, if, as a result of an Extraordinary Event, any Transaction would be cancelled or terminated (whether in whole or in part) pursuant to Article 12 of the Equity Definitions, an Additional Termination Event (with such Transaction (or portions thereof) being the Affected Transaction(s) and Counterparty being the sole Affected Party) shall be deemed to occur, and, in lieu of Sections 12.7, 12.8 and 12.9 of the Equity Definitions, Section 6 of the Agreement shall apply to such Affected Transaction(s).
(ii)    Calculations and Payment Date upon Early Termination. The parties acknowledge and agree that in calculating the Close-out Amount in accordance with and pursuant to Section 6 of the Agreement (including as a result of the application of Section 7(hh) hereunder), Dealer may, in its good faith, commercially reasonable judgment, determine such amount with Share price inputs determined on the basis of a good faith, arm’s-length, commercially reasonable (including, without limitation, with regard to reasonable legal and regulatory guidelines) “risk bid” and/or “private placement” discount and/or commercially reasonable “volume weighted” valuations, in each case provided that such discounts and/or valuations are generally applicable in similar situations to similarly situated counterparties and applied to similar transactions in a non-discriminatory manner.
(jj)    Waiver of Rights. Any provision of the Agreement, this Master Confirmation, the Credit Support Annex in respect of any Transaction, any Supplemental Confirmation and any related Pricing Supplement may be waived if, and only if, such waiver is in writing and signed by the party against whom the waiver is to be effective.

8.    Additional Provisions.
(a)    [U.S. Stay Regulations.
(i)    Recognition of the U.S. Special Resolution Regimes.
A.    In the event that Dealer becomes subject to a proceeding under (1) the Federal Deposit Insurance Act and the regulations promulgated thereunder or (2) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder (a “U.S. Special Resolution Regime”) the transfer from Dealer of this Master Confirmation, and any interest and obligation in or under, and any property securing, this Master Confirmation, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Master Confirmation, and any interest and obligation in or under, and any property securing, this Master Confirmation were governed by the laws of the United States or a state of the United States.
B.    In the event that Dealer or an Affiliate becomes subject to a proceeding under a U.S. Special Resolution Regime, any Default Rights (as defined in 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable (“Default Right”)) under this Master Confirmation that may be exercised against Dealer are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Master Confirmation were governed by the laws of the United States or a state of the United States.
(ii)    Limitation on Exercise of Certain Default Rights Related to an Affiliate’s Entry Into Insolvency Proceedings. Notwithstanding anything to the contrary in this Master Confirmation, the parties expressly acknowledge and agree that:
A.    Counterparty shall not be permitted to exercise any Default Right with respect to this Master Confirmation or any Affiliate Credit Enhancement that is related, directly or indirectly, to an Affiliate of the Dealer becoming subject to receivership, insolvency, liquidation, resolution, or similar proceeding (an “Insolvency Proceeding”), except to the extent that the exercise of such Default Right would be permitted under the provisions of 12 C.F.R. 252.84, 12 C.F.R. 47.5 or 12 C.F.R. 382.4, as applicable; and
B.    Nothing in this Master Confirmation shall prohibit the transfer of any Affiliate Credit Enhancement, any interest or obligation in or under such Affiliate Credit Enhancement, or any property securing such Affiliate Credit Enhancement, to a transferee upon or following an Affiliate of Dealer becoming subject to an Insolvency Proceeding, unless the transfer would result in the Counterparty being the beneficiary of such Affiliate Credit Enhancement in violation of any law applicable to the Counterparty.
C.    For the purpose of this paragraph:
1.    “Affiliate” is defined in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
2.    “Credit Enhancement” means any credit enhancement or credit support arrangement in support of the obligations of Dealer under or with respect to this Master Confirmation, including any guarantee, collateral arrangement (including any pledge, charge, mortgage or other security interest in collateral or title transfer arrangement), trust or similar arrangement, letter of credit, transfer of margin or any similar arrangement.

(iii)    U.S. Protocol. If Counterparty has previously adhered to, or subsequently adheres to, the ISDA 2018 U.S. Resolution Stay Protocol as published by the International Swaps and Derivatives Association, Inc. as of July 31, 2018 (the “ISDA U.S. Protocol”), the terms of such protocol shall be incorporated into and form a part of this Master Confirmation and the terms of the ISDA U.S. Protocol shall supersede and replace the terms of this section. For purposes of incorporating the ISDA U.S. Protocol, Dealer shall be deemed to be a Regulated Entity, Counterparty shall be deemed to be an Adhering Party, and this Master Confirmation shall be deemed to be a Protocol Covered Agreement. Capitalized terms used but not defined in this paragraph shall have the meanings given to them in the ISDA U.S. Protocol.
(iv)    Pre-existing In-Scope Agreements. Dealer and Counterparty agree that to the extent there are any outstanding “in-scope QFCs,” as defined in 12 C.F.R. § 252.82(d), that are not excluded under 12 C.F.R. § 252.88, between Dealer and Counterparty that do not otherwise comply with the requirements of 12 C.F.R. § 252.2, 252.81–8 (each such agreement, a “Preexisting In-Scope Agreement”), then each such Preexisting In-Scope Agreement is hereby amended to include the foregoing provisions in this section, with references to “this Master Confirmation” being understood to be references to the applicable Preexisting In-Scope Agreement.]85
[(a)    U.S. Stay Regulations. The parties agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of this Agreement, and for such purposes this Agreement shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as Regulated Entity and/or Adhering Party as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of this Agreement, and for such purposes, the Agreement shall be deemed to be a Covered Agreement and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term) as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full‑Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Agreement, and for such purposes this Agreement shall be deemed a “Covered Agreement,” Counterparty shall be deemed a “Covered Entity” and Dealer shall be deemed a “Counterparty Entity.” In the event that, after the date of this Agreement, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between this Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “this Agreement” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to a party replaced by references to the related covered affiliate support provider.
“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1‑7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default
85 Insert for GS.

rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.]86
(b)    Agreements Regarding the Pricing Supplement.
(i)    Upon the execution and delivery by Counterparty of a Supplemental Confirmation for any Transaction, Counterparty accepts and agrees to be bound by the contractual terms and conditions as set forth in the Pricing Supplement for such Transaction, absent manifest error.
(ii)    Each of Counterparty and Dealer agrees and acknowledges that (i) any Transaction to be entered into pursuant to this Master Confirmation and the Supplemental Confirmation and Pricing Supplement relating to such Transaction will be entered into in reliance on the fact that this Master Confirmation, such Supplemental Confirmation and such Pricing Supplement form a single agreement between Counterparty and Dealer in respect of such Transaction, and Dealer would not otherwise enter into such Transaction, (ii) this Master Confirmation, as supplemented by a Supplemental Confirmation and Pricing Supplement for any Transaction, is a “qualified financial contract”, as such term is defined in Section 5-701(b)(2) of the General Obligations Law of New York (the “General Obligations Law”); (iii) any Pricing Supplement, regardless of whether such Pricing Supplement is transmitted electronically or otherwise, constitutes a “confirmation in writing sufficient to indicate that a contract has been made between the parties” hereto, as set forth in Section 5-701(b)(3)(b) of the General Obligations Law; and (iv) this Master Confirmation constitutes a prior “written contract”, as set forth in Section 5-701(b)(1)(b) of the General Obligations Law, and each party hereto intends and agrees to be bound by this Master Confirmation, as supplemented by any Supplemental Confirmation and Pricing Supplement.
(iii)    Counterparty and Dealer further agree and acknowledge that this Master Confirmation, as supplemented by a Supplemental Confirmation and Pricing Supplement for any Transaction, constitutes a contract “for the sale or purchase of a security”, as set forth in Section 8-113 of the Uniform Commercial Code of New York.
[Signature Page Follows]
86 Insert for MS.

Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Master Confirmation enclosed for that purpose and returning it to Dealer.

Yours sincerely,

[GOLDMAN SACHS & CO. LLC][MORGAN STANLEY & CO. LLC]

By:
Name:
Title:
Confirmed as of the date first above written:

ROCKET LAB CORPORATION

By:
Name:
Title:

FORM OF SUPPLEMENTAL CONFIRMATION
Date:    [__________], 20[__]
To:    Rocket Lab Corporation
3881 McGowen Street
Long Beach, CA 90808
From:    [Goldman Sachs & Co. LLC
200 West Street
New York, NY 10282-2198]
[Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036]
Re:    Collared Share Forward Transaction
Ladies and Gentlemen:
The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between [Goldman Sachs & Co. LLC][Morgan Stanley & Co. LLC] (“Dealer”) and Rocket Lab Corporation (“Counterparty”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between Dealer and Counterparty as of the relevant Trade Date for the Transaction referenced below.
1.    This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation regarding Collared Share Forward Transactions, dated [●], 2026, between Dealer and Counterparty (as amended, modified or supplemented from time to time, the “Master Confirmation”). All provisions contained in the Agreement (as modified and as defined in the Master Confirmation, including the Credit Support Annex referenced therein as it applies to the Transaction) shall govern this Supplemental Confirmation and the Transaction contemplated hereunder, except as expressly modified below, and capitalized terms used but not defined herein shall have the meanings specified in the Master Confirmation.
2.    The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	[__________], 20[__]

Effective Date:	[__________], 20[__]

Number of Shares:	Initially, [_____] Shares, subject to adjustment as provided herein. The final Number of Shares (after giving effect to such adjustments) for a Transaction shall be set forth in the Pricing Supplement for a Transaction, which shall be equal to the sum of the Component Number of Shares in respect of all Components of the Transaction.

Trading Parameters
On any Exchange Business Day Counterparty may request in writing by 9:00 AM New York City time (a “Parameters Request”) that Dealer (or its agent or affiliate) establish its initial Hedge Positions on such Exchange Business Day for the related Component taking into account Counterparty’s desired trading parameters submitted with the Parameters Request (the “Trading Parameters”) (including, without limitation, a minimum price (the “Limit Price”) and a maximum amount of proceeds from Dealer’s sales of Shares (the “Maximum Proceeds”)). Counterparty and Dealer agree that, notwithstanding anything to the contrary herein or in the Distribution Agreement:

1.Dealer (or its agent or affiliate) shall use good faith and commercially reasonable efforts to make sales in connection with establishment of Dealer’s initial Hedge Position in respect of such Component in accordance with the Trading Parameters; provided that such good faith efforts shall be subject in all respects to compliance with Dealer’s and its affiliates’ internal policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer or such affiliates and which are applied consistently in good faith and in a commercially reasonable manner by Dealer to all of its similarly situated counterparties with similar transactions), and only to the extent fulfilling such Parameter Request would not have a material adverse impact on any other hedging activities undertaken by Dealer or its affiliates in connection with this Transaction or any other Transaction under the Master Confirmation (including taking into account the relevant liquidity, market and trading conditions).
2.With respect to the Limit Price, Dealer (or its agent or affiliate) will use good faith and commercially reasonable efforts to not sell any “Hedge Shares” (as defined in the Distribution Agreement) below the Limit Price.
3.With respect to the Maximum Proceeds, Dealer (or its agent or affiliate) will use good faith and commercially reasonable efforts to not sell any “Hedge Shares” (as defined in the Distribution Agreement) to the extent such sales would result in sale proceeds greater than the Maximum Proceeds.
4.If no Parameters Request is received by Dealer by 9:00 A.M. New York City time, Dealer shall not establish any Hedge Positions on such Exchange Business Day.
5.Each designation of any Component by Counterparty in a Parameters Request or any change in the Trading Parameters for such Component by Counterparty shall be deemed to be an affirmation to the Dealer (in its capacity as a “Forward Purchaser” under the Distribution Agreement) and a “Agent” (as defined in the Distribution Agreement) that (x) the representation in Section 7(e)(i) of the Master Confirmation and (y) the representations and warranties of Counterparty contained in or made pursuant to the Distribution Agreement, in each case, are true and correct as of the date of such designation as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the “Forward Settlement Date” (as defined in the Distribution Agreement) relating to such as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the “Registration Statement” and the “Prospectus” (in each case, as defined in the Distribution Agreement) as amended and supplemented relating to such Hedge Shares).
6.Other than as explicitly set forth above, Dealer (or its agent or affiliate) shall have the sole good faith and commercially reasonable discretion in conducting its hedging activities in connection with establishing its initial Hedge Position of the Transaction.

Hedge Period:
For the Transaction, the period commencing on, and including, the Hedge Period Commencement Date and ending on, and including, the Hedge Period Completion Date, during which Dealer (or its agent or affiliate) establishes its initial Hedge Positions for such Transactions, subject to the Trading Parameters; provided that the Counterparty acknowledges and agrees that Dealer or its agent or affiliate will be establishing its initial Hedge Positions pursuant to the Distribution Agreement and subject to terms and conditions thereunder. Counterparty acknowledges and agrees that Dealer may suspend establishing its initial Hedge Positions in respect of the Transaction during the Hedge Period (a) in order to comply with the Trading Parameters, (b) while a Regulatory Disruption has occurred and is continuing and (c) pursuant to any other applicable conditions set forth herein and/or the Distribution Agreement. Promptly following the Hedge Period Completion Date for the Transaction, Dealer shall deliver the Pricing Supplement to Counterparty.
Notwithstanding anything to the contrary in this Master Confirmation or the Equity Definitions, if (x) the prospectus contemplated in the Distribution Agreement ceases to satisfy the requirements of the Distribution Agreement (it being understood that availability of such prospectus as contemplated by the Distribution Agreement has been assumed by Dealer for purposes of establishing its commercially reasonable initial Hedge Position) or (y) the Hedge Period Completion Date occurs, in each case, prior to completion by Dealer (or its agent or affiliate) of the establishment of establishing Dealer’s commercially reasonable initial Hedge Position with respect to the full Number of Shares for the Transaction (for any reason including, without limitation, any lack of liquidity in the Shares, compliance with the Trading Parameters for any Component, occurrence of the Hedge Period Completion Date due to an event set forth in clause (i) or (ii) of the definition thereof or any failure of the prospectus supplement contemplated by the Distribution Agreement to be available), Dealer shall reduce the Number of Shares in respect of the Transaction to reflect the extent to which Dealer (or its agent or affiliate) has established Dealer’s initial Hedge Position in respect of such Transaction on or prior to such Hedge Period Completion Date, and in such event, the Calculation Agent may make any other commercially reasonable adjustments to the terms of such Transaction as appropriate to preserve the fair value of such Transaction. If the offering of the Shares relating to a Transaction is suspended prior to the completion by Dealer (or its agent or affiliate) of the establishment of Dealer’s initial Hedge Position with respect to the Number of Shares for the Transaction, and the Calculation Agent determines that Dealer’s theoretical “delta” as of such day (assuming a commercially reasonable Hedge Position) exceeds the number of Shares sold by Dealer or its affiliates in connection with such Transaction prior to such day, the Calculation Agent may make any commercially reasonable adjustments to the terms of the Transaction as appropriate to preserve the fair value of the Transaction. In making any such adjustment, the Calculation Agent agrees to use its reasonable efforts to consult in good faith with Counterparty regarding such adjustment, it being understood that Calculation Agent will not be required to take any action that it reasonably determines in good faith would violate or conflict with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to it.

Hedge Period Commencement Date:	As set forth in Exhibit 1 to this Supplemental Confirmation.

Hedge Period Outside Date:	As set forth in Exhibit 1 to this Supplemental Confirmation.

Scheduled Valuation Date:	As set forth in Exhibit 1 to this Supplemental Confirmation.

Forward Floor Percentage:	As set forth in Exhibit 1 to this Supplemental Confirmation.

Forward Cap Percentage:	As set forth in Exhibit 1 to this Supplemental Confirmation.

Forward Hedge Selling Commission Rate:	As set forth in Exhibit 1 to this Supplemental Confirmation.

Initial Stock Loan Rate:	As set forth in Exhibit 1 to this Supplemental Confirmation.

Maximum Stock Loan Rate:	As set forth in Exhibit 1 to this Supplemental Confirmation.

Expected Dividends:	Ex-Dividend Date	Amount

	[__________], 20[__]	$[_____]

Forward Reduction Amounts:[87]	Reduction Date	Reduction Amount

	[__________], 20[__]	$[_____]

Aggregate Reserved Number of Shares:	Equal to the Aggregate Number of Shares.

Floor Price Adjustments:	If the Issuer publicly announces any Potential Adjustment Event or any Announcement Event and the Counterparty’s board of directors has not authorized an adjustment to the Floor Price that might result from such Potential Adjustment Event or such Announcement Event when authorizing a corporate action leading to such Potential Adjustment Event or Announcement Event, as the case may be (as evidenced in board resolutions that will have been provided to Dealer at the time of such announcement), such announcement may, at the good faith and commercially reasonable election of Dealer, constitute an Additional Termination Event with Counterparty as the sole Affected Party and such Transaction as the sole Affected Transaction.

Limit Price:	USD [_____]

Termination Price:	As set forth in Exhibit 1 to this Supplemental Confirmation.
[Signature Page Follows]
87 To have the same dates and amounts as Expected Dividends prior to the Prepayment Date, and no reductions after the Prepayment Date.

Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Supplemental Confirmation enclosed for that purpose and returning it to Dealer.

Yours sincerely,

[GOLDMAN SACHS & CO. LLC][MORGAN STANLEY & CO. LLC]

By:
Name:
Title:
Confirmed as of the date first above written:

ROCKET LAB CORPORATION

By:
Name:
Title:

EXHIBIT 1

Hedge Period Commencement Date:	[__________], 20[__]

Hedge Period Outside Date:	[__________], 20[__]

First Scheduled Valuation Date:	[__________], 20[__]

Forward Floor Percentage:	[_____]%

Forward Cap Percentage:	[_____]%

Forward Hedge Selling Commission Rate:	[_____]%

Initial Stock Loan Rate:	[_____] bps

Maximum Stock Loan Rate:	[_____] bps

Termination Price:	USD [______][88]
88 NTD: If included, to be set at a very low level, but not higher than 33% of the Share price on the Trade Date for the relevant Transaction.

ANNEX C
FORM OF PRICING SUPPLEMENT
Date:    [__________], 20[__]
To:    Rocket Lab Corporation
3881 McGowen Street
Long Beach, CA 90808
From:    [Goldman Sachs & Co. LLC
200 West Street
New York, NY 10282-2198]
[Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036]
This Pricing Supplement supplements, forms a part of, and is subject to (i) the Supplemental Confirmation No. [__]] dated as of [__________], 20[__] between Rocket Lab Corporation (“Counterparty”) and [Goldman Sachs & Co. LLC][Morgan Stanley & Co. LLC] (“Dealer”) (the “Supplemental Confirmation”) and (ii) further, the Supplemental Confirmation is subject to the Master Confirmation regarding Collared Share Forward Transactions dated [●], 2026 between Counterparty and Dealer (as amended and supplemented from time to time, the “Master Confirmation”). All provisions contained in the Agreement (as modified and as defined in the Master Confirmation) shall govern this Pricing Supplement, except as expressly modified below, and capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Master Confirmation or the Supplemental Confirmation.
For all purposes of the Transaction under the Supplemental Confirmation:

Component No.	Component Number of Shares	Hedge Reference Price	Forward Floor Price	Forward Cap Price	Scheduled Valuation Date

1.

2.

3.

4.

…

(a)    the Hedge Period Completion Date is [__________], 20[__]; and
(b)    the Number of Shares is [__________];

ANNEX C

Yours sincerely,

[GOLDMAN SACHS & CO. LLC][MORGAN STANLEY & CO. LLC]

By:
Name:
Title:

ANNEX C
FORM OF PREPAYMENT REQUEST
Date:    [__________], 20[__]
To:    [Goldman Sachs & Co. LLC
200 West Street
New York, NY 10282-2198]
[Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036]
From:    Rocket Lab Corporation
3881 McGowen Street
Long Beach, CA 90808
The undersigned hereby requests, pursuant to the (i) the Supplemental Confirmation [No. [__]] dated as of [__________], 20[__] between Rocket Lab Corporation (“Counterparty”) and [Goldman Sachs & Co. LLC][Morgan Stanley & Co. LLC] (“Dealer”) (as amended and supplemented from time to time, including by the related Pricing Supplement, the “Supplemental Confirmation”) and (ii) the Master Confirmation regarding Collared Share Forward Transactions dated [●], 2026 between Counterparty and Dealer (as amended and supplemented from time to time, the “Master Confirmation”; terms defined in the Master Confirmation being used herein as defined therein), that Dealer deliver to Counterparty the Component Prepayment Amounts in connection with the following Unfunded Components of the above-referenced Transaction, on the Component Prepayment Date for each such Unfunded Component as set forth in the table below.

Component No.	Component Prepayment Date

Yours sincerely,

ROCKET LAB CORPORATION

By:
Name:
Title:

Appendix
APPENDIX
Paragraph 13. Elections and Variables
(a)    Amendments to Paragraph 2. Paragraph 2 of this Annex is hereby amended by adding “(i)” immediately prior to the word “all” in the first sentence thereof and adding the following immediately prior to the period at the end of such sentence:
“and (ii)(A) the Collateral Account, (B) all funds, cash, checks, securities, financial assets and other investment property (as defined in the New York Uniform Commercial Code), and other assets deposited or held in or credited to the Collateral Account from time to time, (C) all interest, dividends, distributions, cash, instruments and other property received, receivable or otherwise distributed or distributable in respect of, or in exchange for, any of the foregoing, (D) all certificates and instruments representing or evidencing any of the foregoing, (E) all of Counterparty’s interest, powers, rights and privileges in, to and under the Master Confirmation, the Supplemental Confirmation, the Transaction and any related accounts and general intangibles and (F) all proceeds of any of the foregoing”
(b)    Credit Support Obligations.
(i)    Delivery Amount, Return Amount, Credit Support Amount and Exposure.
(A)    “Delivery Amount” has the meaning specified in Paragraph 3(a), subject to the provisions of Paragraph 13(m)(iii) and (viii).
(B)    “Return Amount” has the meaning specified in Paragraph 3(b), subject to the provisions of Paragraph 13(m)(iii) and (viii).
(C)    “Credit Support Amount” has the meaning specified in Paragraph 3.
(D)    “Exposure” shall mean zero.
(ii)    Eligible Collateral. The following items, subject to Paragraph 13(m)(viii), will qualify as “Eligible Collateral” for the party specified beginning on the first Component Prepayment Date for the Transaction:

		Counterparty	Valuation Percentage
(A)	Shares (as defined in the Master Confirmation)	X	100%
(iii)    Other Eligible Support. There shall be no “Other Eligible Support” for either party for purposes of this Annex.
(iv)    Thresholds.
(A)    “Independent Amount” means with respect to Dealer: Not applicable.
“Independent Amount” means with respect to Counterparty: a number of Shares equal to the Required Number of Shares.
“Required Number of Shares” means, subject to Paragraph 13(m)(viii), on each day from, and including, the first Component Prepayment Date for the Transaction to, and including, the final Settlement Date for the Transaction, a number of Shares equal to the sum of the Component Number of Shares for all Funded Components of the Transaction for which a Settlement Date has not occurred.
(B)    “Threshold” means with respect to Dealer: Infinity.
“Threshold” means with respect to Counterparty: Zero.
1

(C)    “Minimum Transfer Amount” means with respect to Dealer:
The Value of one Share.
“Minimum Transfer Amount” means with respect to Counterparty:
The Value of one Share.
(D)    Rounding. The Delivery Amount and the Return Amount will be rounded up and down to the nearest integral multiple of one Share, respectively.
(c)    Valuation and Timing.
(i)    “Valuation Agent” means Dealer, unless an Event of Default under Section 5(a)(vii) of the Agreement has occurred and is continuing with respect to Dealer, in which case Counterparty shall have the right to designate a recognized dealer for so long as such Event of Default continues in the relevant derivatives market to replace Dealer as Valuation Agent.
(ii)    “Valuation Date” means each Scheduled Trading Day (as defined in the Master Confirmation) on which the Required Number of Shares is greater than zero.
(iii)    “Valuation Time” means (i) with respect to a Valuation Date, as defined in the Master Confirmation, and (ii) with respect to any other date of calculation, the close of business on the Valuation Date or the date of calculation, as applicable.
(iv)    “Notification Time” means 12:00 p.m., New York City time, on a Local Business Day.
(d)    Conditions Precedent and Secured Party’s Rights and Remedies. Each Termination Event for which the Transaction is an Affected Transaction and Counterparty is the sole Affected Party will constitute a Specified Condition.
(e)    Substitution. Not applicable.
(f)    Dispute Resolution. The provisions of Paragraph 5 will not apply; the phrase “and subject to Paragraph 5 in the case of a dispute” shall be deemed deleted from the definition of “Value” in Paragraph 12, and the other references to Paragraph 5 in this Annex shall be disregarded.
(g)    Holding and Using Posted Collateral.
(i)    Eligibility to Hold Posted Collateral; Custodian. Dealer shall not be entitled to hold Posted Collateral pursuant to Paragraph 6(b) other than through the Collateral Account (as defined below), and Dealer shall be entitled to effect Transfers of Posted Collateral held in the Collateral Account in accordance with this Annex.
(ii)    Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply.
(h)    Distributions and Interest Amount.
(i)    Interest Amount. The provisions of Paragraph 6(d)(ii) and all other references to Interest Amount and related terms in this Annex will not apply.
(ii)    Distributions. In lieu of Paragraph 5(d)(i), all Distributions relating to the Transaction shall constitute Posted Collateral and held in the Collateral Account and all such remaining Distributions held in the Collateral Account shall be released to Counterparty on the final Settlement Date for the Transaction.
(i)    Additional Representations. None.
(j)    Other Eligible Support and Other Posted Support. Not applicable.
2

(k)    Demands and Notices. All demands, specifications and notices under this Annex will be made pursuant to Section 6 of the Master Confirmation.
(l)    Addresses for Transfers.
Dealer: To be specified by Dealer in writing.
Counterparty: To be specified by Counterparty in writing.
(m)    Other Provisions.
(i)    Delivery Amount and Return Amount. Paragraph 3(a) and 3(b) shall be amended by including the reference to Paragraphs “13(m)(iii)” and “13(m)(viii)” in place of the reference to Paragraph 4 in the first line thereof.
(ii)    Agreement as to Single Secured Party and Pledgor. Dealer and Counterparty agree that, notwithstanding anything to the contrary in the recital to this Annex, Paragraph 1(b) or Paragraph 2 of this Annex or the definitions in Paragraph 12 of this Annex, (a) the term “Secured Party” as used in this Annex means only Dealer, (b) the term “Pledgor” as used in this Annex means only Counterparty, (c) only Counterparty makes the pledge and grant in Paragraph 2 of this Annex, the acknowledgment in the final sentence of Paragraph 8(a) of this Annex and the representations in Paragraph 9 of this Annex and (d) only Counterparty will be required to make Transfers of Eligible Credit Support under Paragraph 3(a) and only Dealer will be required to make Transfers of Posted Credit Support under Paragraph 3(b).
(iii)    Initial Transfer and Returns. Notwithstanding anything to the contrary in this Annex, including (without limitation) Paragraphs 3 and 4, in respect of the Transaction:
(A)    Counterparty will transfer to Dealer on or prior to 12:00 p.m. New York City time on the Component Prepayment Date for each Component of the Transaction (free and clear of any security interest, lien, encumbrance, restrictive legend or other restriction (other than a lien routinely imposed on all securities in a relevant clearance system)) a number of Shares equal to the Component Number of Shares for such Component in book-entry form without any requirement for Dealer to have made a demand to Counterparty, and this shall be deemed to be a Transfer of Eligible Credit Support for purposes of Paragraph 3(a); and
(B)    on the Valuation Date (as defined in the Master Confirmation) for each Component of the Transaction (and notwithstanding Paragraph 3(b) and Paragraph 4 (which shall be subject to this Paragraph 13(m)(iii)(B))), (1) Counterparty shall be deemed to have made a demand under Paragraph 3(b) specifying Shares as the form of Posted Credit Support and the Return Amount in respect of such Valuation Date shall be a number of Shares equal to the Component Number of Shares for such Component; and (2) subject to Paragraph 13(m)(x) (Delivery of Shares), Dealer shall make the Transfer of Posted Credit Support to Counterparty on the Settlement Date in respect of such Component.
If (i) Counterparty fails to make the Transfer in accordance with paragraph (A) above or (ii) the Dealer fails to make the Transfer in accordance with paragraph (B) above, such party shall have one (1) Local Business Day to cure such failure, and if such failure is not timely cured, an Event of Default shall immediately occur where the party that failed to make such payment or delivery shall be the Defaulting Party.
(iv)    Reserved.
(v)    Reserved.
3

(vi)    Value. For purposes of calculating the Value of any Shares constituting Eligible Collateral for any Valuation Date or other date for which Value is calculated under this Annex, the Value of such Shares is the numerical quantity of such Shares (e.g., the Value of 100 Shares constituting Eligible Collateral is 100 Shares).
(vii)    Amendments relating to the 2002 ISDA Master Agreement.
(A)    Swap Transactions. The references in Paragraph 8(b) to “(or Swap Transactions)” are deleted.
(B)    Set-off. The following definition is added to Paragraph 12:
““Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement (whether arising under this Agreement, another contract, applicable law or otherwise) and, when used as a verb, the exercise of any such right or the imposition of any such requirement; provided that, any such set-off may only be made against other Shares constituting Eligible Collateral.
(C)    Local Business Day: The reference to “clause (b)” in the definition of “Local Business Day” in this Annex shall be replaced by “clause (c)”.
(viii)    Adjustments. Whenever any adjustments are made to the Transaction in accordance with its terms, the Valuation Agent may make such adjustment in a good faith and commercially reasonable manner to the terms of this Annex that it considers would be appropriate to account for such adjustment to the terms of the Transaction to preserve the economic terms thereof.
(ix)    Demands and Notices. All demands, specifications and notices under this Annex will be made pursuant to Section 12 of the Agreement.
(x)    Delivery of Shares. Counterparty and Dealer agree that, in respect of the Transaction, any obligation of Dealer on any Settlement Date to return to Counterparty Posted Credit Support comprised of Shares pursuant to Paragraph 3(b) of this Annex in respect of the Transaction will be subject to (A) the condition precedent that it has received from Counterparty all amounts payable to it by Counterparty in respect of the Transaction on or before such Settlement Date and, once that condition precedent has been satisfied, (B) Section 7(u) of the Master Confirmation.
(xi)    Taxes. Notwithstanding anything to the contrary elsewhere in this Agreement or herein, all payments and all deliveries by Dealer pursuant to this Annex shall be made net of any and all present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties and additions thereto) that are imposed by any government or other taxing authority in respect thereof. Any such amount shall not be an “Indemnifiable Tax” for purposes of Section 14 of the Agreement.
(xii)    Defined Terms and Interpretation. This Annex is deemed to be entered into between the parties in respect of the Transaction (as defined below). Capitalized terms not otherwise defined in this Annex have the meanings specified in the Master Confirmation (as defined below) and/or the Supplemental Confirmation (as defined below) relating to the Transaction. In addition, as used in this Paragraph 13:
“Master Confirmation” means the master confirmation entered into between the parties dated [●], 2026 that sets forth certain terms and conditions for one or more collared share forward transactions that the parties may enter into from time to time;
“Supplemental Confirmation” means the supplemental confirmation entered into between the parties in respect of the Transaction;
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“Transaction” means the relevant “Transaction” under and as defined in the Master Confirmation in respect of which this Annex is deemed to be entered into between the parties; and
“Collateral Account” means the securities account established in the name of Counterparty at [Goldman Sachs & Co. LLC ][Morgan Stanley & Co. LLC] to hold any Posted Credit Support under this Annex.
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